                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):
                                 JULY 1, 1997

                      PATRIOT AMERICAN HOSPITALITY, INC.
            (Exact Name of Registrant as specified in its charter)

         DELAWARE                         01-13127              94-0358820
(State or other jurisdiction          (Commission File       (I.R.S. Employer
     of incorporation)                     Number)          Identification No.)

                3030 LBJ FREEWAY, SUITE 1500, DALLAS, TX 75234
             (Address of principal executive offices and zip code)

              Registrant's telephone number, including area code:
                                (972) 888-8000


                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
            (Exact Name of Registrant as specified in its charter)


         DELAWARE                        01-13127-01             94-2872485
(State or other jurisdiction          (Commission File        (I.R.S. Employer
     of incorporation)                     Number)           Identification No.)

                3030 LBJ FREEWAY, SUITE 1500, DALLAS, TX 75234
             (Address of principal executive offices and zip code)

              Registrant's telephone number, including area code:
                                (972) 888-8000

Item 2.   Acquisition or Disposition of Assets
-------   ------------------------------------

     On July 1, 1997, pursuant to an Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement") by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Realty Partnership"), California Jockey Club, a Delaware corporation ("Cal Jockey") and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"), Patriot was merged with and into Cal Jockey (the "Merger") with Cal Jockey as the surviving corporation in the Merger. The Merger and the Merger Agreement were approved by the stockholders of Patriot, Cal Jockey and Bay Meadows at their respective Special Meetings of Stockholders held on July 1, 1997. In connection with the Merger, Cal Jockey's name was changed to "Patriot American Hospitality, Inc." (hereinafter, "New Patriot REIT") and Bay Meadows' name was changed to "Patriot American Hospitality Operating Company" (hereinafter, "New Patriot Operating Company").

     Pursuant to the Merger Agreement, each issued and outstanding share of common stock, no par value, of Patriot (the "Patriot Common Stock"), was converted, at the effective time, into 0.51895 shares of common stock, $.01 par value, of New Patriot REIT (the "New Patriot REIT Common Stock") and 0.51895 shares of common stock, $.01 par value, of New Patriot Operating Company (the "New Patriot Operating Company Common Stock"), which shares are paired and transferable only as a single unit (as so paired, the "Paired Shares"). In lieu of issuing fractional Paired Shares, the Merger Agreement provided that a holder of Patriot Common Stock otherwise entitled to such fractional Paired Shares became entitled to receive an amount in cash (without interest), rounded to the nearest cent. As a result of the exchange, Patriot stockholders received approximately 22,964,173 Paired Shares in connection with the Merger.

     The Merger will be accounted for as a reverse acquisition in accordance with Accounting Principles Board Opinion No. 16. Although Cal Jockey and Bay Meadows have issued their Paired Shares to Patriot stockholders and are the surviving legal companies following the Merger, Cal Jockey and Bay Meadows are considered the acquired companies for accounting purposes because the Patriot stockholders became the majority stockholders of New Patriot REIT and New Patriot Operating Company. Therefore, assets and liabilities of the acquired companies (i.e., Cal Jockey and Bay Meadows for such purposes) are revalued to their respective fair market values at the date of the Merger. The financial statements of Patriot American Hospitality, Inc. included in Item 7 will be the historical financial statements of New Patriot REIT in all future filings under the Exchange Act.

     There was no material relationship between Patriot or its stockholders and either New Patriot REIT, New Patriot Operating Company or any of their respective affiliates, directors or officers, or any associate of a director or officer of Patriot, except as described under the captions "SUMMARY--Interests of Certain Officers and Directors," "RISK FACTORS--Benefits to Certain Directors and Officers of Cal Jockey and Bay Meadows," "THE MERGER AND SUBSCRIPTION-- Interests of Certain Officers and Directors," and "THE MERGER AGREEMENT-- Indemnification" in Cal Jockey's and Bay Meadow's Registration Statement on Form S-4 (File No. 333-28085) effective May 30, 1997 (the "Registration Statement").

     Patriot was a self-administered real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") which owned interests in 60 hotels in 22 states, with an aggregate of 14,060 guest rooms as of July 1, 1997. Upon effectiveness of the Merger, New Patriot REIT succeeded to Patriot's 1% general partnership interest and approximately 82.7% limited partnership interest in the Realty Partnership, and thereby effectively acquired Patriot's hospitality assets described in the Registration Statement. New Patriot REIT intends to continue to use the acquired assets in the same manner and to conduct the same type of business as Patriot did prior to the Merger.

Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

      (a) Financial Statements of Business Acquired:

      The index to the financial information for Patriot American Hospitality, Inc., CHC Lease Partners, NorthCoast Hotels, L.L.C., and PAH RSI, L.L.C. is included on page F-1 of this report.

      (b) Pro Forma Financial Information:

       The index to the pro forma financial information for New Patriot REIT, New Patriot Operating Company, the Combined Lessees and Patriot (Pre-Merger) is included on page F-1 of this report.

     (c)  Exhibits:

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger, dated as of February 24, 1997, as amended as restated as of May 28, 1997, by and among Patriot American Hospitality, Inc., Patriot American Hospitality Partnership, L.P., California Jockey Club and Bay Meadows Operating Company (the "Merger Agreement"), attached as annex A to the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 (No. 333-28085) dated May 30, 1997 filed by California Jockey Club and Bay Meadows Operating Company and incorporated herein by reference.

4.1* Amended and Restated Certificate of Incorporation of Patriot American Hospitality, Inc.

4.2*           Amended and Restated Bylaws of Patriot American Hospitality, Inc.

4.3* Amended and Restated Certificate of Incorporation of Patriot American Hospitality Operating Company

4.4*           Amended and Restated Bylaws of Patriot American Hospitality
               Operating Company

99.1* Press release announcing the consummation of the merger of Patriot American Hospitality, Inc. and California Jockey Club.

99.2 The material contained under the captions "SUMMARY--Interests of Certain Officers and Directors," "RISK FACTORS--Benefits to Certain Directors and Officers of Cal Jockey and Bay Meadows," "THE MERGER AND SUBSCRIPTION--Interests of Certain Officers and Directors," and "THE MERGER AGREEMENT--Indemnification," incorporated herein by reference to Cal Jockey's and Bay Meadow's Registration Statement on Form S-4 (File No. 333-28085) dated May 30, 1997.


*Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: July 11, 1997                  PATRIOT AMERICAN HOSPITALITY, INC.

                                      /s/ Rex E. Stewart
                                      ____________________________________
                                      By:   Rex E. Stewart
                                      Its:  Chief Financial Officer


Dated: July 11, 1997                  PATRIOT AMERICAN HOSPITALITY
                                      OPERATING COMPANY

                                      /s/ Rex E. Stewart
                                      _____________________________________
                                      By:   Rex E. Stewart
                                      Its:  Chief Financial Officer

                      PATRIOT AMERICAN HOSPITALITY, INC.
                        INDEX TO FINANCIAL INFORMATION


FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                                                                           Page
                                                                           ----
Patriot American Hospitality, Inc.:
     Report of Independent Auditors - Ernst & Young LLP................... F-2
     Consolidated Balance Sheets as of December 1, 1996 and 1995.......... F-3
     Consolidated Statements of Operations for the year ended
       December 31, 1996 and the period October 2, 1995 (inception of operations) through December 31, 1995........................... F-4
     Consolidated Statements of Shareholders' Equity for the year ended December 31, 1996 and the period October 2, 1995
       (inception of operations) through December 31, 1995................ F-5
     Consolidated Statements of Cash Flows for the year ended
       December 31, 1996 and the period October 2, 1995
       (inception of operations) through December 31, 1995................ F-6
     Notes to Consolidated Financial Statements........................... F-8

     Consolidated Balance Sheets as of March 31, 1997 (unaudited)
       and December 31, 1996.............................................. F-27
     Consolidated Statements of Operations for the three months ended
       March 31, 1997 and 1996 (unaudited)................................ F-28
     Consolidated Statements of Cash Flows for the three months ended
       March 31, 1997 and 1996 (unaudited)................................ F-29
     Notes to Consolidated Financial Statements (unaudited)............... F-30

FINANCIAL STATEMENTS OF LESSEES WITH PROPERTIES SUBJECT TO A NET LEASE:

CHC Lease Partners:
     Report of Independent Certified Public Accountants -
       Price Waterhouse LLP .............................................. F-39
     Balance Sheets as of December 31, 1996 and 1995...................... F-40
     Statements of Operations for the twelve months ended
       December 31, 1996 and for the period inception
       (October 2, 1995) to December 31, 1995............................. F-41
     Statements of Partners' Capital for the twelve months ended
       December 31, 1996 and for the period inception (October 2, 1995)
       to December 31, 1995............................................... F-42
     Statements of Cash Flows for the twelve months ended
       December 31, 1996 and for the period inception
       (October 2, 1995) to December 31, 1995............................. F-43
     Notes to Financial Statements........................................ F-45

     Balance Sheets as of March 31, 1997 (unaudited) and
       December 31, 1996.................................................. F-49
     Statements of Operations for the three months ended March 31, 1997 and 1996 (unaudited).............................................. F-50
     Statements of Cash Flows for the three months ended March 31, 1997 and 1996 (unaudited).............................................. F-51
     Notes to Financial Statements (unaudited)............................ F-52

NorthCoast Hotels, L.L.C.:
     Report of Independent Auditors - Ernst & Young LLP................... F-54
     Balance Sheet as of December 31, 1996................................ F-55
     Statement of Operations for the period April 2, 1996
       (inception of operations) through December 31, 1996................ F-56
     Statement of Members' Equity for the period April 2, 1996
       (inception of operations) through December 31, 1996................ F-57
     Statement of Cash Flows for the period April 2, 1996
       (inception of operations) through December 31, 1996................ F-58
     Notes to Financial Statements........................................ F-59

     Balance Sheets as of March 31, 1997 (unaudited) and
       December 31, 1996.................................................. F-64
     Statement of Operations for the three months ended March 31, 1997
       (unaudited)........................................................ F-65
     Statement of Cash Flows for the three months ended March 31, 1997
       (unaudited)........................................................ F-66
     Notes to Financial Statements (unaudited)............................ F-67

PAH RSI, L.L.C.:
     Consolidated Balance Sheet as of March 31, 1997 (unaudited).......... F-70
     Consolidated Statement of Operations for the period
       January 16, 1997 (inception of operations) through March 31,
       1997 (unaudited)................................................... F-71
     Consolidated Statement of Members' Equity for the period
       January 16, 1997 (inception of operations) through March 31,
       1997 (unaudited)................................................... F-72
     Consolidated Statement of Cash Flows for the period
       January 16, 1997 (inception of operations) through March 31,
       1997 (unaudited)................................................... F-73
     Notes to Consolidated Financial Statements (unaudited)............... F-74

PRO FORMA FINANCIAL INFORMATION:

New Patriot REIT and New Patriot Operating Company:
     Pro Forma Condensed Combined Statement of Operations for the
       year ended December 31, 1996 (unaudited)........................... F-81
     Pro Forma Condensed Combined Statement Operations for the
       three months ended March 31, 1997 (unaudited)...................... F-83
     Pro Forma Condensed Combined Balance Sheet as of March 31, 1997
       (unaudited)........................................................ F-86

New Patriot REIT:
     Pro Forma Condensed Consolidated Statement of Operations for the
       year ended December 31, 1996 (unaudited)........................... F-88
     Pro Forma Condensed Consolidated Statement of Operations for the
       three months ended March 31, 1997 (unaudited)...................... F-89

New Patriot Operating Company:
     Pro Forma Condensed Consolidated Statement of Operations for the
       year ended December 31, 1996 (unaudited)........................... F-90
     Pro Forma Condensed Consolidated Statement of Operations for the
       three months ended March 31, 1997 (unaudited)...................... F-92

Combined Lessees:
     Pro Forma Condensed Combined Statement of Operations for the
       year ended December 31, 1996 (unaudited)........................... F-95
     Pro Forma Condensed Combined Statement of Operations for the
       three months ended March 31, 1997 (unaudited)...................... F-96

Patriot (Pre-Merger):
     Pro Forma Condensed Consolidated Statement of Operations for the
       year ended December 31, 1996 (unaudited)........................... F-99
     Pro Forma Condensed Consolidated Statement of Operations for the
       three months ended March 31, 1997 (unaudited)...................... F-101
     Pro Forma Condensed Consolidated Balance Sheet as of
       March 31, 1997 (unaudited)......................................... F-103

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
  Patriot American Hospitality, Inc.

  We have audited the accompanying consolidated balance sheets of Patriot American Hospitality, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1996 and the period October 2, 1995 (inception of operations) through December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Patriot American Hospitality, Inc. as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the year ended December 31, 1996 and the period October 2, 1995 (inception of operations) through December 31, 1995, in conformity with generally accepted accounting principles.



                                        /s/ Ernst & Young LLP

Dallas, Texas
January 31, 1997, except for
 Note 14, as to which the date
 is March 18, 1997

                      PATRIOT AMERICAN HOSPITALITY, INC.

                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                 DECEMBER 31,
                                              1996          1995
                                          -------------  ----------
                     ASSETS
Investment in hotel properties, net           $641,825    $265,759
Cash and cash equivalents, including
 capital improvement reserves of
 $2,458 in 1996 and $1,091 in 1995               6,604       4,769
Lease revenue receivable                         5,351       2,260
Receivables from selling entities                1,478       1,765
Investment in unconsolidated
 subsidiaries                                   11,291       4,263
Mortgage notes and other receivables
 from unconsolidated subsidiaries               72,209      40,855
Inventory                                        1,648       1,035
Deferred expenses, net of accumulated
 amortization of $750 in 1996
 and $88 in 1995                                 3,063       1,852
Prepaid expenses and other assets               17,462       1,666
                                              --------    --------
Total assets                                  $760,931    $324,224
                                              ========    ========

        LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings under line of credit and
 mortgage note                                $214,339    $  9,500
Dividends and distributions payable             13,129       8,154
Accounts payable and accrued expenses           10,117       3,179
Due to unconsolidated subsidiaries               6,034          91
Minority interest in Patriot Partnership        68,562      41,522
Minority interest in other partnerships         11,711          --
Commitments and contingencies                       --          --
Shareholders' equity:
 Preferred stock, no par value,
   20,000,000 shares authorized;
   no shares issued and outstanding                 --          --
 Common stock, no par value, 200,000,000
   shares authorized;
   shares issued and outstanding were
   43,613,496 in 1996
   and 29,331,870 in 1995 (1)                       --          --
 Paid-in capital                               442,540     264,808

 Unearned stock compensation, net of
   accumulated amortization
   of $1,139 in 1996 and $71 in 1995            (5,427)     (1,351)
 Retained earnings (distributions in
   excess of retained earnings)                    (74)     (1,679)
                                              --------    --------
   Total shareholders' equity                  437,039     261,778
                                              --------    --------
   Total liabilities and shareholders'
     equity                                   $760,931    $324,224
                                              ========    ========

--------------
(1) After restatement to reflect the impact of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997.



                            See accompanying notes.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        PERIOD
                                                                   OCTOBER 2, 1995
                                                              (INCEPTION OF OPERATIONS)
                                              YEAR ENDED               THROUGH
                                          DECEMBER 31, 1996       DECEMBER 31, 1995
                                          -----------------    ------------------------
Revenue:
 Participating lease revenue                  $    75,893               $    10,582
 Interest and other income                            600                       513
                                              -----------               -----------
   Total revenue                                   76,493                    11,095
                                              -----------               -----------

Expenses:
 Real estate and personal property
  taxes and casualty insurance                      7,150                       901
 Ground lease expense                               1,075                        --
 General and administrative                         4,500                       607
 Interest expense                                   7,380                        89
 Depreciation and amortization                     17,420                     2,590
                                              -----------               -----------
   Total expenses                                  37,525                     4,187
                                              -----------               -----------
Income before equity in earnings of
 unconsolidated subsidiaries,
 minority interests and extraordinary
  item                                             38,968                     6,908
 Equity in earnings of unconsolidated
  subsidiaries                                      5,845                       156
                                              -----------               -----------
Income before minority interests and
 extraordinary item                                44,813                     7,064
 Minority interest in Realty Partnership           (6,767)                     (968)
 Minority interest in other partnerships              (55)                       --
                                              -----------               -----------
Income before extraordinary item                   37,991                     6,096
 Extraordinary loss from early
  extinguishment of debt,
   net of minority interest                            --                      (737)
                                              -----------               -----------
Net income applicable to common
 shareholders                                 $    37,991               $     5,359
                                              ===========               ===========

Net income per common share (1):
 Income before extraordinary item             $      1.06               $      0.21
 Extraordinary item                                    --                     (0.03)
                                              -----------               -----------
 Net income applicable to common
  shareholders                                $      1.06               $      0.18
                                              ===========               ===========

Weighted average number of common
 shares and common share
 equivalents outstanding (1)                       35,938                    29,350
                                              ===========               ===========

---------------
(1) After restatement to reflect the impact of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997.



                            See accompanying notes.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                          UNEARNED
                                                                            STOCK      RETAINED
                                NUMBER OF SHARES (1)  PAID-IN CAPITAL   COMPENSATION   EARNINGS     TOTAL
                                --------------------  ---------------   -------------  ---------  ----------
Issuance of common stock,
 net of offering expenses                 29,210,000         $313,170   $         --    $    --      $313,170
Acquisition of interests
 from affiliates                                  --          (19,357)            --         --       (19,357)
Predecessor basis of
 interests acquired
 from affiliates                                  --            1,840             --         --         1,840
Issuance of OP Units
 to non-affiliates                                --            9,363             --         --         9,363
Minority interest at closing
 of Initial Offering                              --          (41,670)            --         --       (41,670)
Issuance of shares to
 executive officers                          118,750            1,425         (1,422)        --             3
Issuance of shares to
 directors                                     3,120               37             --         --            37
Net income                                        --               --             --      5,359         5,359
Amortization of unearned
 stock compensation                               --               --             71         --            71
Common stock dividend
 declared, $0.24 per share (1)                    --               --             --     (7,038)       (7,038)
                                          ----------         --------        -------   --------      --------
BALANCE,
 DECEMBER 31, 1995                        29,331,870         $264,808        $(1,351)  $ (1,679)     $261,778
Issuance of common stock,
 net of offering expenses                  1,622,786           21,549             --         --        21,549
Issuance of common stock,
 net of offering expenses                 12,293,400          159,843             --         --       159,843
Issuance of shares to
 executive officers                          314,800            4,427         (4,427)        --            --
Issuance of shares to
 directors                                    50,640              754           (717)        --            37
Redemption price of OP
 Units in excess of
 book value                                       --           (8,841)            --         --        (8,841)
Net income                                        --               --             --     37,991        37,991
Amortization of unearned
 stock compensation                               --               --          1,068         --         1,068
Common stock dividends
 declared (1):
   $0.24 per share                                --               --             --    (24,937)      (24,937)
   $0.26 per share                                --               --             --    (11,449)      (11,449)
                                          ----------         --------        -------   --------      --------
BALANCE,
 DECEMBER 31, 1996                        43,613,496         $442,540        $(5,427)  $    (74)     $437,039
                                          ==========         ========        =======   ========      ========

---------------
(1) After restatement to reflect the impact of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997.


                            See accompanying notes.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN THOUSANDS)

                                                                       PERIOD
                                                                  OCTOBER 2, 1995
                                                                   (INCEPTION OF
                                                                     OPERATIONS)
                                           YEAR ENDED                  THROUGH
                                          DECEMBER 31,              DECEMBER 31,
                                              1996                      1995
                                          ------------           ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                  $  37,991              $     5,359
 Adjustments to reconcile net income to
   net cash provided by operating
    activities:
   Depreciation                                 17,302                    2,529
   Amortization of unearned stock
    compensation                                 1,068                       71
   Amortization of deferred loan costs             431                       27
   Amortization of lease inducement
    costs                                          116                       23
   Other amortization                              118                       61
   Payment of interest on notes
    receivable from
     unconsolidated subsidiaries                 4,833                       --
   Issue common stock to directors                  37                       --
   Equity in earnings of unconsolidated
    subsidiaries                                (5,845)                    (156)
   Minority interest in income of
    Realty Partnership                           6,767                      968
   Minority interest in income of other
    partnerships                                    55                       --
   Extraordinary item                               --                      737
 Changes in assets and liabilities:
   Lease revenue receivable                     (3,091)                  (2,260)
   Deferred expenses                                --                     (292)
   Prepaid expenses and other assets            (1,003)                    (589)
   Accounts payable and other accrued
    expenses                                     2,741                    1,140
   Due to unconsolidated subsidiaries             (324)                      --
                                             ---------                ---------
       Net cash provided by operating
        activities                              61,196                    7,618
                                             ---------                ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of hotel properties and
  related working capital assets              (353,217)                (260,665)
 Improvements and additions to hotel
  properties                                   (21,889)                    (609)
 Collection of receivables from selling
  entities                                       1,219                       --
 Prepaid acquisition costs                     (14,797)                    (598)
 Investment in mortgage notes
  receivable from
  unconsolidated subsidiaries                  (31,400)                 (40,500)
 Principal payments received on
  mortgage note receivable                         298                       --
 Advances to unconsolidated subsidiary              --                      (87)
 Investment in unconsolidated subsidiary            --                   (4,238)
 Investment in other note receivable                --                     (101)
 Principal payment received on other
  note receivable                                  101                       --
 Payment of organization costs                      --                     (150)
                                             ---------                ---------
       Net cash used in investing
        activities                            (419,685)                (306,948)
                                             ---------                ---------

                            See accompanying notes.

                            PATRIOT AMERICAN HOSPITALITY, INC.

                                      (IN THOUSANDS)


                                                                       PERIOD
                                                                  OCTOBER 2, 1995
                                                                   (INCEPTION OF
                                                                     OPERATIONS)
                                           YEAR ENDED                  THROUGH
                                          DECEMBER 31,               DECEMBER 31,
                                              1996                      1995
                                          -------------           ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings under line of credit               396,302                    9,500
 Repay borrowings under line of credit        (191,463)                      --
 Payments to acquire interests of
  affiliates in the Initial Hotels                  --                  (18,879)
 Payment of deferred loan costs                 (1,189)                    (361)
 Prepayment penalties on assumed
  mortgage loans                                    --                     (174)
 Net proceeds from sale of common stock             --                  314,013
 Net proceeds of Follow-on Offering            160,305                       --
 Net proceeds of Private Placement              39,418                       --
 Payment of initial public offering
  costs                                           (462)                      --
 Contribution received from minority
  interest in other partnerships                11,656                       --
 Payments to redeem OP Units                   (16,584)                      --
 Dividends and distributions paid              (37,659)                      --
                                             ---------                 --------
     Net cash provided by financing
      activities                               360,324                  304,099
                                             ---------                 --------
Net increase in cash and cash
 equivalents                                     1,835                    4,769
                                             ---------                 --------
Cash and cash equivalents at beginning
 of period                                       4,769                       --
                                             ---------                 --------
Cash and cash equivalents at end of
 period                                      $   6,604                 $  4,769
                                             =========                 ========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for
  interest                                   $   6,938                 $     --
                                             =========                 ========

                            See accompanying notes.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


1.  ORGANIZATION:

  Patriot American Hospitality, Inc. (collectively with its subsidiaries, "Patriot"), a Virginia corporation, was formed April 17, 1995 as a self-administered real estate investment trust ("REIT") for the purpose of acquiring equity interests in hotel properties. On October 2, 1995, Patriot completed an initial public offering (the "Initial Offering") of 29,210,000 shares of its common stock and commenced operations.

  Patriot, through its wholly-owned subsidiary, PAH GP, Inc., is the sole general partner and the holder of a 1.0% general partnership interest in Patriot American Hospitality Partnership, L.P. (the "Realty Partnership"). In addition, Patriot, through its wholly-owned subsidiary, PAH LP, Inc., owns an approximate 86.3% limited partnership interest in the Realty Partnership, as of December 31, 1996.

  The Realty Partnership, either directly or through its subsidiaries, acquires and holds the ownership interests in hotel properties, including the 20 hotels purchased upon closing of the Initial Offering (the "Initial Hotels"). In connection with the Initial Offering, Patriot closed on a revolving credit facility (the "Line of Credit") with PaineWebber Real Estate Securities, Inc. ("PaineWebber Real Estate") to be utilized primarily for the acquisition of additional hotels, renovation of certain hotels and for working capital. In consideration for the sale of certain of the hotels acquired by Patriot, certain owners, including certain affiliates of Patriot, elected to receive limited partnership units in the Realty Partnership ("OP Units"). The OP Units received by such owners represent an approximate 12.7% minority equity interest in the Realty Partnership at December 31, 1996.

  At December 31, 1996, Patriot, through the Realty Partnership and other subsidiaries, owned interests in 46 hotels in 18 states with an aggregate of 11,340 guest rooms.

  As of December 31, 1996, the Realty Partnership leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are separately owned through special purpose corporations, to lessees who are responsible for operating the hotels (the "Lessees"). Patriot leases 24 of its hotel investments to CHC Lease Partners for staggered terms of ten to twelve years pursuant to separate participating leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable (the "Participating Leases"). Nine of the hotels are leased to NorthCoast Hotels, L.L.C. ("NorthCoast Lessee") under similar Participating Lease agreements. DTR North Canton, Inc. (the "Doubletree Lessee"), a subsidiary of Doubletree Hotels Corporation, leases six hotels and Crow Hotel Lessee, Inc. (the "Wyndham Lessee") leases two hotels under similar Participating Lease agreements. Metro Hotels Leasing Corporation ("Metro Lease Partners") leases one hotel and Grand Heritage Leasing, L.L.C. (the "Grand Heritage Lessee") leases two hotels under similar Participating Lease agreements. The Lessees, in turn, have entered into separate agreements with hotel management entities (the "Operators") to manage the hotels. The Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel acquisitions were structured without lessees and are managed directly by Holiday Inns, Inc. and Marriott International, Inc., respectively.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

  The consolidated financial statements include the accounts of Patriot, its wholly-owned subsidiaries, PAH GP, Inc. and PAH LP, Inc., the Realty Partnership and other partnerships in which Patriot owns at least a 50% controlling interest. All significant intercompany accounts and transactions have been eliminated.

Investment in Hotel Properties

  The hotel properties are stated at cost. Depreciation is computed using the straight-line method based upon estimated useful lives of the assets of 35 years for the buildings and improvements and 5 to 7 years for furniture, fixtures and equipment.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  The acquisition of affiliated interests in the Initial Hotels has been recorded at predecessor cost. In connection with the Initial Offering, cash payments to acquire the interests of predecessor owners who were deemed to be affiliates of Patriot have been reflected as a reduction of shareholders' equity in the accompanying financial statements in 1995.

  In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, Patriot would record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such impairment losses have been recognized to date.

  Repairs and maintenance of hotel properties owned by Patriot are paid by the Lessees. Major renewals and betterments are capitalized. Interest associated with borrowings used to finance substantial hotel renovations is capitalized and amortized over the estimated useful life of the assets. Interest of $91 was capitalized in 1996.

Cash and Cash Equivalents

  All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

Investment in Unconsolidated Subsidiaries

  Patriot's investments in PAH Ravinia, Inc. ("PAH Ravinia"), the entity which owns the Crowne Plaza Ravinia Hotel, and PAH Windwatch, L.L.C. ("PAH Windwatch"), the entity which owns the Marriott WindWatch Hotel, are accounted for using the equity method of accounting. Patriot owns an approximate 99% non-voting interest in each of these entities. The voting interests of PAH Ravinia and PAH Windwatch are owned by partnerships in which Patriot has a 4% interest. Patriot's share of the net income of PAH Ravinia and PAH Windwatch is included in Patriot's statement of operations.

Inventory

  Inventory consists of food, beverages, china, linen, glassware and silverware and is stated at cost (see Note 6).

Deferred Expenses

  Deferred expenses consist of the following:

                                          December 31,
                                         1996      1995
                                        ------    ------
Deferred loan costs                     $1,550    $  361
Leasing costs                            1,684     1,000
Franchise fees                             429       429
Organization costs                         150       150
                                        ------    ------
                                         3,813     1,940
Less: accumulated amortization            (750)      (88)
                                        ------    ------
                                        $3,063    $1,852
                                        ======    ======

  Loan costs related to the Line of Credit are amortized to interest expense on a straight-line basis over the three-year term of the loan. Leasing costs are amortized to participating lease revenue over the lives of the leases. Franchise costs are amortized using the straight-line method over the terms of the related franchise agreements. Amortization of organization costs is computed using the straight-line method over five years.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Prepaid Expenses and Other Assets

  Prepaid expenses and other assets consist of prepaid insurance, property taxes and deposits and pre-acquisition costs associated with hotels under purchase consideration. At December 31, 1996, other assets include a $10,000 escrow deposit related to the acquisition of Resorts Limited Partnership and Carefree Resorts Corporation and their assets (see Note 14). Additionally, other assets include a note receivable from California Jockey Club in the amount of $2,900 which relates to the Agreement and Plan of Merger with California Jockey Club and Bay Meadows Operating Company (see Note 14).

Revenue Recognition

  The Realty Partnership leases its hotel properties to the Lessees pursuant to separate Participating Leases. Lease income is recognized when earned from the Lessees under the Participating Leases.

Stock Split

  On January 30, 1997, the Board of Directors declared a 2-for-1 stock split on Patriot's common stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997. All references in the consolidated financial statements to the number of shares, per share amounts, and market prices of Patriot's common stock and options to purchase common stock have been restated to reflect the impact of the stock split.

  The number of OP Units currently outstanding will remain unchanged after the 2-for-1 stock split. However, the OP Unit conversion factor will be changed as a result of the stock split such that each OP Unit subject to redemption will now be redeemed for cash equal to the value of two shares of Patriot's common stock (or, at Patriot's election, Patriot may purchase each OP Unit offered for redemption for two shares of common stock).

Earnings per Share

  Earnings per share is computed based upon the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the period presented. The per share computations include options to purchase common stock which were outstanding during the period. The number of shares outstanding related to the options has been calculated by application of the "treasury stock" method.

Dividends

  Patriot intends to pay regular quarterly dividends in order to maintain its REIT status under the Internal Revenue Code. Payment of such dividends is dependent upon receipt of distributions from the Realty Partnership.

Stock Compensation

  Patriot accounts for its stock compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and intends to continue to do so. See Note 10 for a discussion of Patriot's stock compensation arrangements and pro forma disclosure of the effect on income from operations and earnings per share of such arrangements pursuant to the requirements of Financial Accounting Standards Board Statement 123, "Accounting for Stock-Based Compensation" ("Statement 123").

Income Taxes

  Patriot intends to continue to qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. Under the Internal Revenue Code, if certain requirements are met in a tax year, a corporation that is treated as a REIT will generally not be subject to federal income tax with respect to income which it distributes to its

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


shareholders. Patriot has declared dividends in excess of its taxable income for 1996 and 1995. Accordingly, no provision for income taxes has been reflected in the statement of operations. For federal income tax purposes, 1996 dividends amounted to $0.98 per share, none of which is considered return of capital and 1995 dividends amounted to $0.24 per share, of which 26% was considered a return of capital.

  Earnings and profits, which determine the taxability of dividends to shareholders, differ from net income reported for financial reporting purposes due to differences for federal tax purposes in the estimated useful lives used to compute depreciation and the carrying value (basis) of the investment in hotel properties. Additionally, certain costs associated with the Initial Offering are treated differently for federal tax purposes than for financial reporting purposes.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations

  Patriot currently invests exclusively in hotel properties. The hotel industry is highly competitive and Patriot's hotel investments are subject to competition from other hotels for guests. Each of Patriot's hotels competes for guests primarily with other similar hotels in its immediate vicinity and other similar hotels in its geographic market. Patriot believes that brand recognition, location, the quality of the hotel and services provided, and price are the principal competitive factors affecting its hotel investments.

  In 1996 and 1995, Patriot earned rents under the Participating Leases of $75,893 and $10,582, respectively (net of leasing cost amortization of $116 and $23, respectively), of which $54,186 and $10,432 was earned from the Participating Leases with CHC Lease Partners in 1996 and 1995, respectively. In addition, 55% of future minimum rent amounts due under leases outstanding at December 31, 1996 relate to the Participating Leases with CHC Lease Partners. Patriot must rely on the Lessees to generate sufficient cash flow from operation of the hotels to enable the Lessees to meet rent obligations under the Participating Leases.

Seasonality

  The hotel industry is seasonal in nature. Revenues at certain hotels are greater in the first and second quarters of a calendar year and at other hotels in the second and third quarters of a calendar year. Seasonal variations in revenues at Patriot's hotels may cause quarterly fluctuations in Patriot's lease revenues.

Reclassification

  Certain prior year balances have been reclassified to conform to the current year presentation.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


3.  INVESTMENT IN HOTEL PROPERTIES:

  On October 2, 1995, Patriot, through the Realty Partnership, used approximately $263,600 of the net proceeds of the Initial Offering and $47,685 in OP Units (including $38,322 in OP Units paid to affiliates) to acquire the 20 initial hotels (including certain working capital assets) from various entities (the "Selling Entities") and repay existing mortgage and other indebtedness of these hotels. In connection with the assumption and repayment of mortgage indebtedness on certain of these properties, Patriot assumed $680 in unamortized deferred financing costs which were written off upon repayment of the debt, and paid $174 in mortgage prepayment penalties. These amounts have been reported as an extraordinary item in the accompanying financial statements. At December 31, 1996 and 1995 Patriot had aggregate receivables of $559 and $1,765, respectively, from the Selling Entities which represents amounts due to Patriot relating to the final proration of current assets acquired in connection with the acquisition of the 20 initial hotels.

  On November 15, 1995, Patriot, through the Realty Partnership, completed the acquisition of the Embassy Suites Hotel in Hunt Valley, Maryland for cash (including closing costs) of approximately $15,951. The purchase was paid for with a portion of the remaining net proceeds from the Initial Offering.

  During the first quarter of 1996, Patriot acquired three hotels located in Massachusetts, Georgia and California with an aggregate of 830 guest rooms. The aggregate purchase price of the properties (including acquisition-related expenses) was approximately $38,587 plus 167,012 OP Units (valued at approximately $4,000 based upon the market price of Patriot's common stock on the contract settlement date). One of the hotels is subject to a 73-year ground lease. The cash portion of the purchase was financed primarily with funds drawn on the Line of Credit.

  During the second quarter of 1996, Patriot acquired eight hotels located in Washington, California, Kentucky and Colorado with an aggregate of 1,784 guest rooms. The aggregate purchase price of the properties (including acquisition-related expenses) was approximately $102,470 plus 331,577 OP Units, valued at approximately $8,800 at the closing of the acquisition. The cash portion of the purchase was financed primarily with funds drawn on the Line of Credit. The payment of a portion of the purchase price related to the acquisition of six of the hotels, in the amount of $2,000, is payable in April 1998. This amount is included in accounts payable and accrued expenses at December 31, 1996.

  During the third quarter of 1996, Patriot acquired five hotels located in Texas, Georgia, Florida, Oregon and Missouri with an aggregate of 1,596 guest rooms. The aggregate purchase price of the properties (including acquisition-related expenses and approximately $3,456 relating to the assumption of operating liabilities and acquisition costs) was approximately $108,761 plus 17,036 OP Units valued at approximately $500 at the time of the acquisition. The cash portion of the purchase was financed primarily with funds drawn on the Line of Credit. In addition, Patriot may be obligated to pay up to $3,000 of additional consideration upon acheivement of certain future operating results of two of the hotels, which management considers unlikely.

  Patriot, through certain of its consolidated partnerships (see Note 9), acquired a 244-room hotel in Tallahassee, Florida for approximately $11,186; a 242-room hotel in Des Plaines, Illinios for approximately $8,539; and a 264-room hotel in Miami, Florida for approximately $12,513. The acquisitions of the hotels were financed through a combination of cash and funds drawn on the Line of Credit.

  During the fourth quarter of 1996, Patriot, through certain of its consolidated partnerships (see Note 9), acquired the 341-room Doubletree Hotel at Allen Center in Houston, Texas for approximately $28,700 and the 417-room Doubletree Hotel in Tulsa, Oklahoma for approximately $22,400. The acquisitions of the hotels were financed through a combination of cash and funds drawn on the Line of Credit.

  In addition, Patriot, through the Realty Partnership, acquired two additional hotels located in Alabama and California with an aggregate of 336 guest rooms. The aggregate purchase price of the properties (including acquisition-related expenses) was approximately $22,600 plus 85,078 OP Units valued at approximately $3,091 at the time of the acquisition. The cash portion of the purchase was financed primarily with funds drawn on the Line of Credit.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  As of December 31, 1996, Patriot, through the Realty Partnership and certain other consolidated and unconsolidated subsidiaries, owns interests in 46 hotel properties aggregating 11,340 guest rooms in 18 states. (As of December 31, 1995, Patriot owned 22 hotel properties aggregating 4,924 guest rooms.) One hotel is located in Alabama (147 rooms), four hotels are in California (1,036 rooms), one in Colorado (180 rooms), five properties are located in Florida (1,261 rooms), four in Georgia (1,233 rooms), one in Illinois (242 rooms), one in Kentucky (365 rooms), two in Louisiana (970 rooms), one in Maryland (223 rooms), one in Massachusetts (288 rooms), two in Michigan (506 rooms), one in Missouri (184 rooms), two in New York (475 rooms), three in Ohio (412 rooms), one in Oklahoma (417 rooms), one in Oregon (257 rooms), eleven in Texas (2,507 rooms), and four in Washington (637 rooms).

  Investment in hotel properties consists of the following:

                                            December 31,
                                           1996        1995
                                         --------    --------
Land...............................      $ 56,739    $ 23,893
Building and improvements..........       540,755     218,239
Furniture, fixtures and equipment..        64,146      26,156
                                         --------    --------
                                          661,640     268,288
Less: accumulated depreciation.....       (19,815)     (2,529)
                                         --------    --------
                                         $641,825    $265,759
                                         ========    ========

4.  INVESTMENT IN AND MORTGAGE NOTES RECEIVABLE FROM UNCONSOLIDATED
SUBSIDIARIES:

  In December 1995, Patriot, through the Realty Partnership, acquired an approximate 99% non-voting ownership interest in PAH Ravinia, a Virginia corporation, for $4,458. PAH Ravinia acquired the 495-room Crowne Plaza Ravinia Hotel in Atlanta, Georgia.

  As part of the financing for the acquisition of the Crowne Plaza Ravinia Hotel, Patriot, through the Realty Partnership, advanced $40,500 to PAH
Ravinia, which is evidenced by two mortgage notes consisting of a $36,000 first mortgage note and a $4,500 second mortgage note. The principal amount of both notes is due on November 28, 1998. Interest at an annual rate equal to 10.25% and 12.5% on the first and second mortgage notes, respectively, is payable monthly. All amounts owing under the mortgage notes will become due upon a sale of the hotel to a third party purchaser. The mortgage notes are collateralized by deeds of trust on the Crowne Plaza Ravinia Hotel.

  The Crowne Plaza Ravinia Hotel is not operated by a lessee. The hotel is being managed by Holiday Inns, Inc. for a period of ten years expiring in 2005 (with two renewal terms of five years each) pursuant to a management agreement between PAH Ravinia and Holiday Inns, Inc. Under the terms of the management agreement, Holiday Inns, Inc. receives base management fees equal to 4% of gross room revenue, a portion of which is subordinated to the payment of a return on PAH Ravinia's invested capital, as defined, of 10.5% per annum. The management agreement also provides for payment of an incentive management fee to Holiday Inns, Inc., subject to PAH Ravinia's receipt of an aggregate 12.5% per annum return on invested capital. Under the terms of the management agreement, PAH Ravinia is required to maintain capital improvement reserves equal to 4.0% of total revenues.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  The following summarizes certain financial information for PAH Ravinia.

                                   As of December 31,
                                 1996             1995
                                 ----             ----
Financial Position:
 Total assets                  $ 48,273         $ 46,739
                               ========         ========
 Total liabilities             $ 43,111         $ 42,424
                               ========         ========
 Total equity                  $  5,162         $  4,315
                               ========         ========

                                              December 1,
                                                  1995
                                              (inception)
                               Year Ended       through
                              December 31,    December 31,
                                  1996            1995
                                 ------          ------
Summary Operations:
 Total revenues                $ 24,377         $ 1,737
                               ========         =======
 Gross profit                  $ 14,389         $   829
                               ========         =======
 Net income/(loss) (a)         $    847         $  (194)
                               ========         =======
 Cash flow from operations     $  4,061         $   315
                               ========         =======

---------------
  (a) For the year ended December 31, 1996, Patriot reported net income from this unconsolidated subsidiary of $5,118 after elimination of $4,280 of interest expense related to the mortgage notes payable to Patriot. For the period December 1, 1995 (inception) through December 31, 1995, Patriot reported net income from this unconsolidated subsidiary of $156 after elimination of $351 of interest expense related to the mortgage notes payable to Patriot.

  In September 1996, Patriot, through the Realty Partnership, acquired an approximate 99% non-voting ownership interest in PAH Windwatch, a Delaware limited liability corporation. Patriot's investment in PAH Windwatch of approximately $6,217 is evidenced by a promissory note. PAH Windwatch acquired the 362-room Marriott WindWatch Hotel in Hauppauge (Long Island), New York for approximately $31,102.

  As part of the financing for the acquisition of the Marriott WindWatch Hotel, Patriot, through the Realty Parnership, advanced PAH Windwatch $31,400, which is evidenced by a first lien mortgage note. The principal amount of the note is due on August 31, 1999. Interest at an annual rate equal to 9% is payable monthly. All amounts owed under the mortgage note will become due upon the sale of the hotel to a third party purchaser. The mortgage note is collateralized by a deed of trust on the Marriott WindWatch Hotel.

  The Marriott WindWatch Hotel is not operated by a lessee but is managed by Marriott International, Inc. ("Marriott"). Pursuant to the Purchase and Sale agreement dated March 15, 1996, the existing management agreement has been terminated and Patriot is currently negotiating the terms of a new agreement. Until such time a new agreement is reached, Marriot will continue to manage the Marriott WindWatch Hotel under the terms of the prior agreement. Pursuant to this agreement, Marriott receives an annual base management fee equal to 5% of gross receipts. In addition, in any year the hotel generates a profit, as defined in the agreement, Marriott will receive an amount equal to the excess of 15% of the profit over the base management fee.


5. LINE OF CREDIT AND MORTGAGE NOTE:

  In connection with the Initial Offering, Patriot, through the Realty Partnership, obtained the Line of Credit, a revolving credit facility of up to $165,000 to fund the acquisition of additional hotels, renovations and capital improvements to hotels and for general working capital purposes. In May 1996, the maximum amount available under the Line of Credit was increased to $250,000 and certain other modifications were made, thereby increasing Patriot's

                      PATRIOT AMERICAN HOSPITALITY, INC.

                (DOLLARS IN THOUSANDS,, EXCEPT PER SHARE DATA)


ability to borrow under the Line of Credit. The Line of Credit is collateralized by a first mortgage lien on certain of the hotels. As of December 31, 1996, Patriot had $192,339 outstanding on its Line of Credit. The Line of Credit, which expires October 1, 1998, bears interest on the outstanding balance at a rate per annum equal to the 30-day LIBOR rate, plus 1.90%. LIBOR was 5.56% at December 31, 1996 and 5.69% at December 31, 1995. The weighted average interest rate incurred by Patriot during 1996 and 1995 under this borrowing was 7.38% and 7.71%, respectively. No prepayment penalties are required under the Line of Credit.

  In connection with the acquisition of the Wyndham Greenspoint Hotel during the third quarter of 1996, Patriot has agreed to maintain at least $22,000 of debt on this property until 1999. PaineWebber Real Estate has extended a single asset mortgage loan of $22,000 on this hotel (the "Greenspoint Loan") on economic terms substantially similar to the Line of Credit. While the Greenspoint Loan is outstanding, the maximum amount Patriot may draw on the Line of Credit has been reduced to $228,000. The Line of Credit and the Greenspoint Loan are cross defaulted. No prepayment penalties are required under the Greeenspoint Loan.

  The Line of Credit requires Patriot to maintain certain financial ratios with respect to liquidity, loan to value and net worth and imposes certain limitations on acquisitions. Patriot is in compliance with such covenants at December 31, 1996. The unused commitment under the Line of Credit at December 31, 1996, is $35,661, subject to certain restrictions and provisions of the Line of Credit Agreement (see Note 14).

6.  PARTICIPATING LEASES:

  The Realty Partnership has leased the hotels under the Participating Leases to the Lessees through 2008. Minimum future rental income under these noncancelable operating leases for the next five years and thereafter is as follows:

YEAR                   RENT AMOUNT
----                   -----------
1997.................     $ 81,409
1998.................       82,405
1999.................       82,787
2000.................       83,167
2001.................       83,542
2002 and thereafter..      422,814
                          --------
                          $836,124
                          ========

     The Participating Leases obligate Patriot to establish a reserve for capital improvements for the replacement and refurbishment of furniture, fixtures and equipment and other capital expenditures. Patriot and the Lessees agree on the use of funds in these reserves, and Patriot has the right to approve the Lessees' annual and long-term capital expenditures budgets. The amount of such reserves are to average 4.0% of total revenues for the hotels. At December 31, 1996 and 1995, $2,458 and $1,091, respectively, of cash is reserved for capital improvements, net of capital improvements made to date.

     Patriot is responsible for payment of (i) real estate and personal property taxes on its hotel investments (except to the extent that personal property associated with the hotels is owned by the Lessees), (ii) casualty insurance on the hotels and (iii) business interruption insurance on the hotels. The Lessees are required to pay for all liability insurance on Patriot's hotels, with extended coverage, including comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to Patriot's hotels with Patriot as an additional named insured.

     Upon acquisition of the Initial Hotels, Patriot acquired the hotel inventories with an estimated fair value of $2,035, which were transferred to CHC Lease Partners for its use in the operation of the hotels. Under the Participating Lease Agreements, CHC Lease Partners is obligated to return an equivalent inventory to Patriot at the end of the

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


respective lease terms, less $1,000. The $1,000 is considered a lease inducement and has been recorded as a reduction in inventory and an increase in deferred expenses and is being amortized to Participating Lease revenue on a straight-line basis over the lives of the leases. In connection with the acquisition of a resort property in 1996, Patriot recorded an additional lease inducement of $685 which is being amortized to Participating Lease revenue on a straight-line basis over the 12 year lease term.

7.  COMMITMENTS AND CONTINGENCIES:

Office Lease

     Patriot has entered into an agreement with an affiliate to provide Patriot with office space and limited support personnel for Patriot's headquarters for an annual fee of approximately $141 through February 1998 and $144 thereafter. The term of the agreement is through February 1999.

Employment Agreements

     In connection with the Initial Offering, Patriot entered into employment agreements with each of Messrs. Nussbaum, Lattin and Stewart, three of the Executive Officers of Patriot, for a term of three years expiring in 1998. The agreements provide for annual base compensation with any increases approved by the Compensation Committee of the Board of Directors. Upon termination of employment other than for cause, the employment agreements provide for severance benefits in an amount to be determined by the Compensation Committee.

Business Combination

     On October 31, 1996, Patriot, California Jockey Club, a Delaware corporation ("Cal Jockey") and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows") entered into a binding acquisition agreement (the "October 31, 1996 Agreement") pursuant to which the parties agreed, subject to stockholder approval and other conditions, to engage in a business combination transaction.

     Cal Jockey operates as a REIT under the Internal Revenue Code and is the owner of approximately 175 acres of land in San Mateo, California on which the Bay Meadows Racecourse is situated. Cal Jockey leases the racecourse facility to Bay Meadows. Bay Meadows is a gaming and entertainment company engaged primarily in the business of conducting and offering pari-mutuel wagering (meaning that individuals wager against each other and not against the operator of the facility) on Thoroughbred horse racing at the racecourse. In addition, Bay Meadows generates revenues from commissions on simulcast and off-track pari-mutuel wagering, admissions, parking, program sales and food and beverage concessions at the racecourse. Since 1983, Cal Jockey's shares of common stock have been paired and trade together with the shares of common stock of Bay Meadows as a single unit on the American Stock Exchange pursuant to a stock pairing arrangement (referred to herein as a "paired share" ownership structure). See Note 14.

Contingencies

     Patriot currently is not subject to any material legal proceedings or claims nor, to management's knowledge, are any material legal proceedings or claims currently threatened.

8.  RELATED PARTY TRANSACTIONS:

     As described in Note 4, Patriot, through the Realty Partnership, loaned $40,500 in the form of mortgage notes to PAH Ravinia as part of the financing for PAH Ravinia's acquisition of the Crowne Plaza Ravinia Hotel. Patriot recognized $43 and $3 of interest income in 1996 and 1995, respectively, related to such mortgage notes (excluding $4,280 and $351 of such interest eliminated for financial reporting purposes in 1996 and 1995, respectively). In addition, Patriot has a receivable of $40,866 due from PAH Ravinia as of December 31, 1996.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


     Patriot, through the Realty Partnership, also loaned $31,400 in the form of mortgage notes to PAH Windwatch (see Note 4), as part of the financing for PAH Windwatch's acquisition of the Marriott WindWatch Hotel. Patriot recognized $8 of interest income in 1996 related to such mortgage notes (excluding $754 of such interest eliminated for financial reporting purposes). In addition, Patriot has a receivable of $31,343 due from PAH Windwatch as of December 31, 1996.

     In December 1996, Patriot funded advances to one of the executive officers totaling $123 which have been included in prepaid expenses and other assets in the accompanying financial statements. The advances were repaid in March 1997.

9.  MINORITY INTERESTS

Minority Interest in Realty Partnership

     The Realty Partnership has 2,517,808 OP Units and 662,391 Preferred OP Units outstanding as of December 31, 1996 (excluding OP Units held by Patriot). Pursuant to the Realty Partnership's limited partnership agreement, the limited partners of the Realty Partnership, including certain affiliates of Patriot, received rights (the "Redemption Rights") that enable them to cause the Realty Partnership to redeem each OP Unit in exchange for cash equal to the value of a share of common stock (or, at Patriot's election, Patriot may purchase each OP Unit offered for redemption for one share of common stock). The Redemption Rights generally may be exercised at any time after one year following the issuance of the OP Units. However, certain holders of OP Units, including directors and officers of Patriot, are restricted from exercising their Redemption Rights for 18 to 24 months from the closing of the Initial Offering. The number of shares of common stock issuable upon exercise of the Redemption Rights will be adjusted for share splits, mergers, consolidations or similar pro rata transactions, which would have the effect of diluting the ownership interests of the limited partners of the Realty Partnership or the shareholders of Patriot. Coincident with the stock split in March 1997, the conversion factor is now 2-for-1 (see Note 14).

     During the fourth quarter of 1996, certain partners elected to redeem a total of 407,207 OP Units for a total of $16,584 in cash (based upon the current market price of Patriot's common stock on the effective date of the redemptions) in accordance with their Redemption Rights, including 395,746 OP Units redeemed by a principal of Patriot American Group for a total price of $16,196. Patriot recognized an adjustment to shareholders' equity in the amount of $8,841 in connection with the transaction, which represents the excess of the redemption price paid over the recorded book value of the OP Units redeemed.

Minority Interest in Other Partnerships

     During September 1996, Patriot entered into three partnership agreements in which the Realty Partnership owns a 90% general partnership interest and DTR PAH Holding, Inc. ("DTR"), an affiliate of Doubletree Hotels Corporation, owns a 10% limited partnership interest. The three partnerships, formed for the purpose of acquiring certain hotel properties, are PAH-DT Tallahassee Partners, L.P., PAH-DT Chicago O'Hare Partners, L.P. and PAH-DT Miami Airport Partners, L.P. During the fourth quarter of 1996, Patriot entered into two additional partnership agreements in which the Realty Partnership owns an 85% general partnership interest and DTR owns a 15% limited partnership interest. The two partnerships, formed for the purpose of acquiring certain hotel properties, are PAH-DT Allen Partners, L.P. and PAH-DT Tulsa Partners, L.P. Each partnership is
a Delaware limited partnership.   The financial position and results of
operations of each partnership is included in the consolidated financial statements of Patriot. DTR's interest in the partnerships is reflected as minority interest in other partnerships in the accompanying consolidated financial statements.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


10.  SHAREHOLDERS' EQUITY:

Capital Stock

  Patriot's Board of Directors has authorized the issuance of up to 20,000,000 shares of preferred stock in one or more series. The number of shares in each series and the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof have not been established. As of December 31, 1996, no preferred stock was issued.

  Patriot was initially capitalized through the issuance of 2,850 shares of no par value common stock to three of Patriot's executive officers for which the executive officers paid nominal consideration. In connection with the Initial Offering, Patriot declared an approximate 41-to-1 stock split of its outstanding common shares, resulting in the issuance of an additional 115,900 shares of common stock to such executive officers. The aggregate value of $1,425 (based upon the initial public offering price of $12.00 per share), less cash received of $3, has been recorded as unearned stock compensation and was initially being amortized over the five-year vesting period.

  In response to an independent consultant review of executive compensation, the Board of Directors elected to accelerate the vesting period for the shares of common stock described above which were recorded as unearned stock compensation. During the first quarter of 1996, the vesting period was reduced from five years to three years and the amortization period of the unearned stock compensation was revised accordingly.

  On October 2, 1995, Patriot completed the Initial Offering of 29,210,000 shares of its common stock (including 3,810,000 shares of common stock issued upon exercise of the underwriters' over-allotment option). The offering price of all shares sold was $12.00 per share, resulting in net proceeds (less the underwriters' discount and Initial Offering expenses) of approximately $313,170.

  During the third quarter of 1996, Patriot completed a second public offering (the "Follow-on Offering") of 12,293,400 shares of its common stock (including 1,293,400 shares of common stock issued upon exercise of the underwriters' over-allotment option). The offering price of all shares sold in the Follow-on Offering was $14.125 per share, resulting in net proceeds (less the underwriters' discount and offering expenses) of approximately $160,222, of which approximately $151,963 was used to reduce amounts outstanding under the Line of Credit.

  Patriot's Board of Directors declared quarterly distributions of $0.24 per common share for the fourth quarter of 1995 (Patriot's first quarter of operations) and for each of the first, second and third quarters of 1996. On October 25, 1996, Patriot's Board of Directors declared a quarterly distribution of $0.26 per common share for the fourth quarter of 1996 which was paid on January 30, 1997 to shareholders of record on December 30, 1996. For dividends related to 1996 and 1995, concurrent with each of the distribution declarations, the Realty Partnership authorized distributions in the same amount.

Stock Incentive Plans

  Patriot adopted the 1995 Incentive Plan (the "1995 Plan") and the Non-Employee Directors' Incentive Plan (the "Directors' Plan") for the purpose of
(i) attracting and retaining employees, directors and others, (ii) providing incentives to those deemed important to the success of Patriot, and (iii) associating the interests of these individuals with the interests of Patriot and its shareholders through opportunities for increased stock ownership.

  The 1995 Plan.   Under the 1995 Plan, employees of Patriot are eligible to
receive stock options, stock awards or performance shares, subject to certain restrictions. All awards under the 1995 Plan are determined by the Compensation Committee of the Board of Directors and a maximum of 2,000,000 shares of common stock may be issued under the 1995 Plan. Subject to shareholder approval, the maximum limit has been increased to 5,000,000 shares of common stock.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  The Directors' Plan.   The Directors' Plan provides for the award of stock
options and stock awards to each eligible non-employee director of Patriot. Each eligible director will receive nonqualified options to purchase 15,000 shares of common stock upon their election to the Board. On the date of each annual meeting of Patriot's shareholders, each non-employee director then in office receives an additional grant of nonqualified options to purchase 5,000 shares of common stock, with the maximum aggregate number of shares subject to options to be granted to each non-employee director being 35,000. The exercise price of options will be 100% of the fair market value of the common stock on the date of grant. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, common stock or a combination thereof. Options granted under the Directors' Plan are exercisable for ten years from the date of grant.

  The Directors' Plan also provides for the annual award of common stock to each eligible director in payment of one-half of the annual retainer of $13 payable to each such director. The number of shares awarded will be determined based upon the fair market value of the stock at the date of the grant. Such shares vest immediately upon grant and are nonforfeitable.

Stock Grant Awards

  During 1996, pursuant to Patriot's Directors' Plan and the 1995 Plan, Patriot awarded 48,000 shares of common stock to its non-employee directors and 314,800 shares of common stock to certain of its officers and employees. Patriot has recorded $5,144 (the aggregate value of Patriot's common stock based on the market price at the date of the award) as unearned stock compensation which is being amortized over the vesting period of four years. For 1996 and 1995, $1,068 and $71, respectively, of amortization of stock compensation related to stock grants awarded to Patriot's directors, officers and certain employees is included in general and administrative expense in the accompanying consolidated financial statements.

  In 1996, the directors were granted 2,640 common shares with an aggregate value of $37 in payment of one-half of the annual retainer payable to each director. In 1995, the directors were granted 3,120 common shares with an aggregate value of $37 in payment of one-half the annual retainer payable to each director.

Stock Option Awards

  During 1996, pursuant to Patriot's Directors' Plan and the 1995 Plan, the Board of Directors granted stock options to purchase 30,000 shares of common stock to Patriot's directors and stock options to purchase 355,600 shares of common stock to Patriot's officers and certain employees. The exercise price of the options granted to the directors is $14.188 (the market price of Patriot's common stock on the date of the grant, May 23, 1996). For the officers and employees employed as of the grant date of April 19, 1996, the exercise price of the options is $13.438 (the market price of Patriot's common stock on the date of grant). For officers and employees hired subsequent to April 19, 1996, the exercise price is equal to the market price of Patriot's common stock on the employee's hire date. The options to purchase common stock vest annually over a period of seven years.

  Upon completion of the Initial Offering, 1,000,000 options were granted to the executive officers to purchase shares of common stock of Patriot. Each option is exercisable at an amount equal to the initial public offering price of $12.00 per share. Of the options granted, 55,560 vested immediately, while the remaining options become exercisable at various dates through January 1, 2005. In addition, each eligible director who was a member of the Board as of September 27, 1995, was awarded nonqualified options to purchase 15,000 shares of common stock on that date (each such director, a "Founding Director"). The options granted to Founding Directors have an exercise price equal to the initial public offering price of $12.00 per share and vested immediately.

  As of December 31, 1996, no options had been exercised.

  Patriot has elected to follow APB 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement 123 requires use of

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of Patriot's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Patriot's Directors' Plan and the 1995 Plan have authorized the grant of options to management personnel for up to 1,475,600 shares of Patriot's common stock. All options granted have ten year terms and either vest immediately or vest over a period of three to ten years and become fully exercisable at the end of the specified period of continued employment.

  Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if Patriot has accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1995, respectively: risk-free interest rates of 6.09% and 5.97%; dividend yields of 6%; volatility factors of the expected market price of Patriot's common stock of 0.173, and a weighted average expected life of the options of 4 years.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Patriot's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options that have vesting periods and are non-transferable.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Patriot's pro forma information is as follows:

                                                1996            1995
                                                ----            ----
       Pro forma net income................   $ 37,607        $ 5,193
       Pro forma earnings per share:
         Primary...........................   $   1.05        $  0.18

  A summary of Patriot's stock option activity, and related information for the years ended December 31 is as follows:

                                                                                        1996                       1995
                                                                              -------------------------   --------------------------

                                                                              Options   Weighted Average  Options   Weighted Average

                                                                              (000's)    Exercise Price   (000's)    Exercise Price
                                                                              -------   ----------------  -------   ----------------

   Outstanding, beginning of year...........................................    1,090             $12.00       --             $   --
   Granted..................................................................      386              13.51    1,090              12.00
   Exercised................................................................       --                 --       --                 --
   Forfeited................................................................       --                 --       --                 --
                                                                              -------             ------  --------      ------------
   Outstanding, end of year.................................................    1,476             $12.39    1,090             $12.00
                                                                              =======             ======  =======       ============
   Exercisable at end of year...............................................      401             $12.00      145             $12.00
   Weighted average fair value of
     options granted during year............................................  $  1.27                       $1.19


   Exercise prices for options outstanding as of December 31, 1996 ranged from $12.00 to $15.125. The weighted-average remaining contractual life of those options is 9 years.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Private Placement

     In May 1996, Patriot sold an aggregate of approximately $40,000 of equity securities to an institutional investor that purchased the securities on behalf of two owners (the "Private Placement"). The securities consisted of 1,622,786 shares of common stock sold at $13.475 per share and 662,391 Preferred OP Units (the "Preferred OP Units") sold at $27.375 per unit. The common stock is of the same class as Patriot's existing common stock and is entitled to the same voting and dividend rights as all outstanding common stock, subject to certain restrictions on the resale of the stock. The Preferred OP Units are entitled to quarterly distributions equal to 103% of the quarterly dividends paid on the common stock. Generally, three years following issuance, the Preferred OP Units may be converted into shares of common stock on a two-for-one basis, subject to certain limitations. After 10 years, Patriot will have the right to exchange all outstanding Preferred OP Units for shares of common stock on a two-for-one basis.

11.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107 requires disclosure about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1996. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts which could be realized on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Management estimates that the fair value of (i) accounts receivable, accounts payable and accrued expenses approximate carrying value due to the relatively short maturity of these instruments; (ii) the notes receivable approximate carrying value based upon effective borrowing rates for issuance of debt with similar terms and remaining maturities; and (iii) the borrowings under the Line of Credit approximate carrying value as the Line of Credit accrues interest at floating interest rates based on market.


12.  NONCASH INVESTING AND FINANCING ACTIVITIES:

  In connection with the acquisition of hotel properties in 1996, the following assets and liabilities were assumed:

   Receivables from selling entities...........................  $   537
   Inventory...................................................      613
   Prepaid expenses and other assets...........................      510
   Deferred expenses...........................................      685
   Accounts payable and accrued liabilities....................    4,195

   Issuance of OP Units in connection with the acquisition of hotel properties in 1996..................................  $16,391

     In connection with Patriot's investment in an unconsolidated subsidiary, Patriot issued a promissory note payable to the unconsolidated subsidiary in the amount of $6,217 which has been included in due to unconsolidated subsidiaries in the accompanying financial statements.

     In connection with the Initial Offering and acquisition of the Initial Hotels in 1995, the following assets and liabilities were assumed:


   Deferred expenses, net of write-off of deferred financing
    costs of $679...................................................  $    127
   Prepaid expenses and other assets................................       313
   Accrued real estate and personal property taxes..................    (1,102)

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


In connection with Patriot's investment in an unconsolidated subsidiary in 1995:


   Accrued stock subscription....................................  $   (220)
   Accrued receivables from unconsolidated subsidiary, net of
    payables of $43..............................................       354

In connection with the Initial Offering and acquisition of the Initial
Hotels in 1995:


   Predecessor basis of interests acquired from affiliates.......  $  1,840
   Issuance of OP units to non-affiliates........................     9,363
   Distribution of note receivable as consideration..............      (479)
   Minority interest at closing of the Initial Offering..........   (41,670)
   Accrued Initial Offering costs................................      (843)

Other noncash investing and financing activities:


                                                            1996      1995
                                                          -------  --------
Dividends and distributions declared and payable........  $13,129  $  8,154
Issuance of shares to directors.........................       37        37
Accrued acquisition and other costs.....................      844        28


                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


13.  PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

  The unaudited pro forma condensed consolidated statements of operations of Patriot are presented as if the (i) the Initial Offering and the acquisition of the 20 Initial Hotels, (ii) the subsequent investment in 26 additional hotel properties, and (iii) the Private Placement and Follow-on Offering had occurred on January 1, 1995, and the hotels (except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel) had been leased to the Lessees pursuant to the Participating Leases. These unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what actual results of operations of Patriot would have been assuming such transactions had been completed as of January 1, 1995, nor do they purport to represent the results of operations for future periods.



                                                                    YEAR ENDED DECEMBER 31,
                                                                     ----------------------
                                                                        1996        1995
                                                                     -----------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Participating lease revenue............                               $102,980    $95,017
 Interest and other income..............                                    621        580
                                                                       --------    -------
   Total revenue........................                                103,601     95,597
                                                                       --------    -------
Expenses:
 Real estate and personal property
  taxes and casualty insurance..........                                 10,977     10,109
 Ground lease expense...................                                  1,390      1,368
 General and administrative.............                                  5,192      4,435
 Interest expense.......................                                 16,416     17,467
 Depreciation and amortization..........                                 25,870     24,096
                                                                       --------    -------
   Total expenses.......................                                 59,845     57,475
                                                                       --------    -------
Income before equity in earnings of
 unconsolidated subsidiaries
 and minority interests.................                                 43,756     38,122

 Equity in earnings of unconsolidated
  subsidiaries..........................                                  7,217      4,676
                                                                       --------    -------
Income before minority interests........                                 50,973     42,798
 Minority interest in Realty
  Partnership...........................                                 (6,384)    (5,363)
 Minority interest in other partnerships                                   (705)      (566)
                                                                       --------    -------
Net income applicable to common
 shareholders...........................                               $ 43,884    $36,869
                                                                       ========    =======
Net income per common share (1).........                                  $1.01      $0.84
                                                                       ========    =======
Weighted average number of common
 shares and common share
 equivalents outstanding (1)............                                 43,614     43,614
                                                                       ========    =======

---------------
(1) After restatement to reflect the impact of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


14.  SUBSEQUENT EVENTS:

Merger Agreement

     On February 24, 1997, Patriot, Cal Jockey and Bay Meadows entered into an Agreement and Plan of Merger (the "Merger Agreement"), which by its terms supersedes the October 31, 1996 Agreement and more fully details the transactions to be consummated by the parties (see Note 7). Pursuant to the Merger Agreement, Patriot will merge with and into Cal Jockey (the "Merger"), with Cal Jockey being the surviving company. Immediately following the Merger, Cal Jockey's name will be changed to Patriot American Hospitality, Inc. ("New Patriot REIT") and Bay Meadows name will be changed to Patriot American Hospitality Operating Company ("New Patriot Operating Company").

     Pursuant to the Merger Agreement, Patriot shareholders will be entitled to receive for each share of common stock, no par value per share, of Patriot held by them at the effective time of the Merger 0.5189 shares of common stock, par value $0.01 per share, of New Patriot REIT and 0.5189 shares of common stock, par value $0.01 per share, of New Patriot Operating Company, which shares will be paired and transferable only as a single unit.

     Upon completion of the Merger and the related transactions, it is anticipated that New Patriot REIT and New Patriot Operating Company will continue the operations of Patriot, Cal Jockey and Bay Meadows within the paired share ownership structure.

Hotel Properties Acquired

     On January 16, and January 17, 1997, Patriot acquired Resorts Limited Partnership ("RLP"), Carefree Resorts Corporation ("Carefree") and their assets (the "Carefree Acquisition"). The assets of these entities include a 100% fee interest in The Boulders near Scottsdale, Arizona and The Lodge at Ventana Canyon in Tucson, Arizona, and a 50% partnership interest in the entities that own The Peaks Resort and Spa at Telluride, Colorado and Carmel Valley Ranch in Carmel, California. The four resort properties are collectively referred to as the Carefree Resorts.

     Additionally, on January 17, 1997, Patriot acquired from The Morgan Stanley Real Estate Fund, L.P. and certain of its affiliates the remaining 50% partnership interest in the entities that own The Peaks Resort and Spa and Carmel Valley Ranch (the "Morgan Stanley Acquisition").

     The aggregate purchase price of the Carefree Acquisition and the Morgan Stanley Acquisition was approximately $263,600 and consisted of 1,295,077 OP Units valued at approximately $58,662, the assumption of approximately $28,489 of debt related to The Lodge at Ventana Canyon, the assumption of a net working capital liability of approximately $5,900 and approximately $170,549 in cash (including closing costs and loan commitment fees). The cash portion of the purchase price was financed primarily with funds drawn on the Line of Credit.

     Patriot has leased the Carefree Resorts to PAH RSI, L.L.C. (the "PAH RSI Lessee") for a period of one year pursuant to separate Participating Lease agreements. PAH RSI Lessee is owned and controlled by certain executive officers of Patriot.

     In connection with the Carefree Acquisition, the Realty Partnership and certain of its subsidiaries acquired certain assets relating to the Carefree Resorts and then sold these assets to PAH RSI Lessee in exchange for promissory notes in an aggregate amount of approximately $2,000. The principal amount of the notes is due in January 1998. Interest at an annual rate of 13% is payable semi-annually commencing July 1, 1997. In addition, PAH RSI Lessee acquired from the Realty Partnership and certain of its subsidiaries certain trade names and the right to receive royalty fees through the issuance of a promissory note for $9,000. The principal amount of the note is due January 17, 2002. Interest at an annual rate of 13% is payable semi-annually commencing July 1, 1997.

     In addition, certain Carefree employees were retained to provide consulting services for the Carefree Resorts. As consideration for entering into consulting agreements with Patriot, on January 17, 1997, certain Carefree employees

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


were granted nonqualified options to purchase an aggregate of 780,000 shares of Patriot common stock at an exercise price of $19.125 (based on the market price of Patriot's common stock on the date the purchase contract with Carefree Resorts was executed after giving effect to the 2-for-1 stock split). The options to purchase common stock vest annually over a period of seven years.

     Additionally, in connection with the Carefree Acquisition, certain assets associated with the Carefree Resorts were transferred to PAH Boulders, Inc., a corporation owned by certain executive officers of Patriot (who hold voting common stock representing a 1% economic interest) and the Realty Partnership (who holds non-voting common stock representing a 99% economic interest). PAH Boulders, Inc. acquired the right to receive certain royalty fees through the issuance of a promissory note to the Realty Partnership.

     On January 14, 1997, Patriot, through the Realty Partnership, acquired the 190-room Radisson Hotel in Overland Park, Kansas for approximately $7,700, which was financed primarily with funds drawn on the Line of Credit. The hotel is leased for a period of ten years to CHC Lease Partners pursuant to a Participating Lease agreement.

     On January 29, 1997, Patriot, through the Realty Partnership, acquired the 313-room Radisson Hotel in Northbrook, Illinois for approximately $15,600, which was financed primarily with funds drawn on the Line of Credit. The hotel is leased to PAH RSI Lessee for a period of one year pursuant to a Participating Lease agreement.

     In March 1997, Patriot, through the Realty Partnership, acquired the 112-room Redmont Hotel in Birmingham, Alabama for approximately $2,625. In addition, a separate partnership in which the Realty Partnership holds a 90% general partnership interest and DTR holds a 10% limited partnership interest acquired the 230-room Luxeford Suites Hotel in Minneapolis, Minnesota for approximately $18,500. The acquisition of the hotels was financed primarily with funds drawn on the Line of Credit. The Redmont Hotel is leased to the Grand Heritage Lessee and the Luxeford Suites Hotel is leased to the PAH RSI Lessee for one-year periods pursuant to separate Participating Lease agreements.

Line of Credit and Mortgage Note

     On January 17, 1997, Patriot, through the Realty Partnership, obtained financing from the First National Bank of Commerce, New Orleans, Louisiana in the amount of $13,500. The net proceeds from the financing of approximately $13,388 were used to repay the Line of Credit and release the Bourbon Orleans Hotel from the borrowing base of the Line of Credit. The principal amount of the note along with accrued interest is due January 1, 2004. Interest at a rate of LIBOR plus 2% is payable monthly commencing February 1, 1997 through January 1, 1999. Thereafter, monthly payments of principal and interest are due through maturity. Initial interest is at a rate of 7.469% per annum. The note is collateralized by a first mortgage lien on the Bourbon Orleans Hotel.

     In January 1997, the maximum amount available under the Line of Credit with PaineWebber Real Estate was increased from $250,000 to $475,000, along with certain other modifications provided, however, the maximum amount that Patriot may draw on the Line of Credit will be reduced by $48,000 as a result of the single asset loans related to the the Wyndham Greenspoint Hotel and the debt assumed in connection with the Carefree Acquisition.

Stock Split

     On January 30, 1997, the Board of Directors declared a 2-for-1 stock split on Patriot's common stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997. All references in the consolidated financial statements to the number of shares, per share amounts, and market prices of Patriot's common stock and options to purchase common stock have been restated to reflect the impact of the stock split.

     Coincident with the 2-for-1 stock split, the OP Unit conversion factor has been changed such that each OP Unit subject to redemption will now be redeemed for cash equal to the value of two shares of Patriot's common stock (or, at Patriot's election, Patriot may purchase each OP Unit offered for redemption for two shares of common stock).

                      PATRIOT AMERICAN HOSPITALITY, INC.

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Potential Acquisitions

     Patriot has entered into an agreement to acquire Grand Heritage Hotels, a hotel management and marketing company, and other Grand Heritage subsidiaries (including the Grand Heritage Lessee); to purchase the 220-room Ambassador West Hotel in Chicago, Illinois; and to make an investment in the 262-room Broadview Hotel in Wichita, Kansas. The total purchase price of approximately $40,800 is expected to be financed by a combination of common stock, OP Units and/or funds drawn on the Line of Credit.

     In addition, Patriot has entered into contracts or letters of intent to acquire 14 hotels with an aggregate 4,378 guest rooms for approximately $378,200.

Stock Grant Award

     On March 18, 1997, pursuant to Patriot's 1995 Plan, the Board of Directors awarded 280,000 shares of common stock to one of its executive officers. Patriot will record compensation expense based on the market price at the date of the award.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              MARCH 31,      DECEMBER 31,
                                                                                1997            1996
                                                                            -----------      ------------
                                                                            (UNAUDITED)
                               ASSETS
Investment in hotel properties, net of accumulated depreciation of
  $28,275 in 1997 and $19,815 in 1996....................................     $  947,722      $641,825
Cash and cash equivalents, including capital improvement reserves of
  $2,394 in 1997 and $2,458 in 1996......................................          6,271         6,604
Lease revenue receivable.................................................         14,769         5,351
Receivables from selling entities........................................            879           847
Investments in unconsolidated subsidiaries...............................         12,140        11,291
Mortgage notes and other receivables from unconsolidated subsidiaries....         73,622        72,209
Promissory notes and other receivables from Lessees......................         10,189           631
Inventory................................................................          1,821         1,648
Deferred expenses, net of accumulated amortization of $1,144 in 1997
  and $750 in 1996.......................................................          4,297         3,063
Prepaid expenses and other assets........................................         10,188        17,462
                                                                              ----------      --------
     Total assets........................................................     $1,081,898      $760,931
                                                                              ==========      ========

                LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings under line of credit and mortgage notes.......................     $  466,712      $214,339
Dividends and distributions payable......................................         13,938        13,129
Accounts payable and accrued expenses....................................         10,843        10,117
Due to unconsolidated subsidiaries.......................................          6,098         6,034
Due to PAH RSI, LLC......................................................          2,655            --
Minority interest in Realty Partnership..................................        127,262        68,562
Minority interest in other partnerships..................................         13,774        11,711
Commitments and contingencies............................................             --            --
Shareholders' equity:
  Preferred stock, no par value, 20,000,000 shares authorized,
     no shares issued and outstanding....................................             --            --
  Common stock, no par value, 200,000,000 shares authorized, shares issued and outstanding were 44,093,496 in 1997
     and 43,613,496 in 1996 (1)..........................................             --            --
  Paid-in capital........................................................        457,178       442,540
  Unearned stock compensation, net of accumulated amortization
     of $1,760 in 1997 and $1,139 in 1996................................        (16,261)       (5,427)
  Retained earnings (distributions in excess of retained earnings).......           (301)          (74)
                                                                              ----------      --------
  Total shareholders' equity.............................................        440,616       437,039
                                                                              ----------      --------
     Total liabilities and shareholders' equity..........................     $1,081,898      $760,931
                                                                              ==========      ========

---------------------
(1) After restatement to reflect the impact of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997.

                            See accompanying notes.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                    --------------------

                                                                      1997       1996
                                                                    ---------  ---------
Revenue:
  Participating lease revenue......................................  $35,013    $12,371
  Interest and other income........................................      375         92
                                                                     -------    -------
     Total revenue.................................................   35,388     12,463
                                                                     -------    -------

Expenses:
  Real estate and personal property taxes and casualty insurance...    3,201      1,082
  Ground lease expense.............................................      345         77
  General and administrative.......................................    2,782        941
  Interest expense.................................................    7,805        601
  Depreciation and amortization....................................    8,496      2,838
                                                                     -------    -------
     Total expenses................................................   22,629      5,539
                                                                     -------    -------
Income before equity in earnings of unconsolidated subsidiaries
  and minority interest............................................   12,759      6,924
  Equity in earnings of unconsolidated subsidiaries................    1,021      1,362
                                                                     -------    -------
Income before minority interest....................................   13,780      8,286
  Minority interest in Realty Partnership..........................   (2,232)    (1,158)
  Minority interest in other partnerships..........................     (200)        --
                                                                     -------    -------
Net income applicable to common shareholders.......................  $11,348    $ 7,128
                                                                     =======    =======

Net income per common share (1)....................................    $0.25      $0.24
                                                                     =======    =======

Weighted average number of common shares and common share
  equivalents outstanding (1)......................................   44,552     29,468
                                                                     =======    =======

-------------------------
(1) Amounts for 1996 have been restated to reflect the impact of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997.

                            See accompanying notes.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                                                           ENDED MARCH 31,
                                                                        ---------------------
                                                                           1997       1996
                                                                        ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................... $  11,348   $  7,128
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation......................................................     8,467      2,808
     Amortization of unearned stock compensation.......................       621        166
     Amortization of deferred loan costs...............................       330         43
     Amortization of lease inducement costs............................        36         23
     Other amortization................................................        29         30
     Payment of interest on notes receivable from
       unconsolidated subsidiaries.....................................       349      1,064
     Equity in earnings of unconsolidated subsidiaries.................    (1,021)    (1,362)
     Minority interest in income of Realty Partnership.................     2,232      1,158
     Minority interest in income of other partnerships.................       200         --
  Changes in assets and liabilities:
     Lease revenue receivable..........................................    (9,418)       (19)
     Receivables from selling entities.................................       (23)        --
     Receivables from Lessees..........................................       (58)        --
     Prepaid expenses and other assets.................................    (1,751)      (361)
     Accounts payable and other accrued expenses.......................       566     (1,664)
     Due to unconsolidated subsidiaries................................        64        (12)
     Due to PAH RSI, LLC...............................................      (482)        --
                                                                        ---------   --------
          Net cash provided by operating activities....................    11,489      9,002
                                                                        ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of hotel properties and related working capital assets...  (191,462)   (38,550)
  Improvements and additions to hotel properties.......................   (17,634)    (1,198)
  Collection of receivables from selling entities......................        10        354
  Prepaid acquisition costs............................................    (2,369)      (503)
  Investment in unconsolidated subsidiaries............................    (1,574)        --
  Investment in promissory notes receivable from Lessees...............    (9,500)        --
  Advances from unconsolidated subsidiaries............................        --      2,009
  Principal payment received on other note receivable..................        --         50
                                                                        ---------   --------
          Net cash used in investing activities........................  (222,529)   (37,838)
                                                                        ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under line of credit and mortgage note....................   237,272     40,750
  Repay borrowings under line of credit................................   (13,388)        --
  Payment of deferred loan costs.......................................    (1,627)       (68)
  Payment of other prepaid expenses....................................        --        (58)
  Payment of offering costs............................................       (84)      (305)
  Contribution received from minority interest in other partnerships...     1,863         --
  Redemption of OP Units...............................................      (201)        --
  Dividends and distributions paid.....................................   (13,128)    (8,154)
                                                                        ---------   --------
          Net cash provided by financing activities....................   210,707     32,165
                                                                        ---------   --------
Net (decrease) increase in cash and cash equivalents...................      (333)     3,329
Cash and cash equivalents at beginning of period.......................     6,604      4,769
                                                                        ---------   --------
Cash and cash equivalents at end of period............................. $   6,271   $  8,098
                                                                        =========   ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest............................. $   7,421   $    620
                                                                        =========   ========

                            See accompanying notes.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1.  ORGANIZATION AND BASIS OF PRESENTATION:

     Patriot American Hospitality, Inc. (collectively with its subsidiaries, "Patriot"), a Virginia corporation, was formed April 17, 1995 as a self-administered real estate investment trust ("REIT") for the purpose of acquiring equity interests in hotel properties. On October 2, 1995, Patriot completed an initial public offering (the "Initial Offering") of 29,210,000 shares of its common stock and commenced operations.

     Patriot, through its wholly-owned subsidiary, PAH GP, Inc., is the sole general partner and the holder of a 1.0% general partnership interest in Patriot American Hospitality Partnership, L.P. (the "Realty Partnership"). In addition, Patriot, through its wholly-owned subsidiary, PAH LP, Inc., owns an approximate 82.1% limited partnership interest in the Realty Partnership as of March 31, 1997.

     At March 31, 1997, Patriot, through the Realty Partnership and other subsidiaries, owned interests in 54 hotels in 21 states with an aggregate of 12,671 guest rooms.

     Patriot leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are separately owned through special purpose corporations, to lessees who are responsible for operating the hotels (the "Lessees"). Patriot leases 25 of its hotel investments to CHC Lease Partners for staggered terms of ten to twelve years pursuant to separate participating leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable (the "Participating Leases"). Nine of the hotels are leased to NorthCoast Hotels, L.L.C. ("NorthCoast Lessee") under similar Participating Lease agreements. Six of the hotels are leased to PAH RSI, L.L.C. ("PAH RSI Lessee") under similar Participating Lease agreements. DTR North Canton, Inc. (the "Doubletree Lessee") leases six hotels; Crow Hotel Lessee, Inc. (the "Wyndham Lessee") leases two hotels; Metro Hotels Leasing Corporation ("Metro Lease Partners") leases one hotel and Grand Heritage Leasing, L.L.C. (the "Grand Heritage Lessee") leases three hotels under similar Participating Lease agreements. The Lessees, in turn, have entered into separate agreements with hotel management entities (the "Operators") to manage the hotels. The Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel acquisitions were structured without lessees and are managed directly by Holiday Inns, Inc. and Marriott International, Inc., respectively.

     These unaudited consolidated financial statements include the accounts of Patriot, its wholly-owned subsidiaries and the partnerships in which Patriot owns at least 50% controlling interest. All significant intercompany accounts and transactions have been eliminated. These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in Patriot's Annual Report on Form 10-K for the year ended December 31, 1996. Certain prior year amounts have been reclassified to conform to current period presentation.

     On January 30, 1997, the Board of Directors declared a 2-for-1 stock split on Patriot's common stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997. All references in the consolidated financial statements to the number of shares, per share amounts, and market prices of Patriot's common stock and options to purchase common stock related to periods prior to the stock split have been restated to reflect the impact of the stock split. The number of units of limited partnership interest in the Realty Partnership ("OP Units") outstanding did not change after the 2-for-1 stock split. However, the OP Unit conversion factor has changed such that each OP Units subject to redemption will now be redeemed for cash equal to the value of two shares of Patriot's common stock (or, at Patriot's election, Patriot may purchase each OP Unit offered for redemption for two shares of common stock).

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on Patriot's earnings per share.

2.  ACQUISITION OF HOTEL PROPERTIES:

     On January 16, and January 17, 1997, Patriot acquired Resorts Limited Partnership, Carefree Resorts Corporation and their assets (the "Carefree Acquisition"). The assets of these entities include a 100% fee interest in The Boulders near Scottsdale, Arizona and The Lodge at Ventana Canyon in Tucson, Arizona, and a 50% partnership interest in the entities that own The Peaks Resort and Spa at Telluride, Colorado and Carmel Valley Ranch in Carmel, California. The four resort properties are collectively referred to as the "Carefree Resorts."

     Additionally, on January 17, 1997, Patriot acquired from The Morgan Stanley Real Estate Fund, L.P. and certain of its affiliates the remaining 50% partnership interest in the entities that own The Peaks Resort and Spa and Carmel Valley Ranch (the "Morgan Stanley Acquisition").

     The aggregate purchase price of the Carefree Acquisition and the Morgan Stanley Acquisition was approximately $263,600 and consisted of 1,295,077 OP Units valued at approximately $58,662, the assumption of approximately $28,489 of debt related to The Lodge at Ventana Canyon, the assumption of a net working capital liability of approximately $5,900 and approximately $170,549 in cash (including closing costs and loan commitment fees). The cash portion of the purchase price was financed primarily with funds drawn on the Line of Credit.

     Patriot has leased the Carefree Resorts to PAH RSI Lessee for a period of one year pursuant to separate Participating Lease agreements. PAH RSI Lessee is owned and controlled by certain executive officers of Patriot.

     On January 14, 1997, Patriot, through the Realty Partnership, acquired the 190-room Radisson Hotel in Overland Park, Kansas for approximately $7,700, which was financed primarily with funds drawn on the Line of Credit. The hotel is leased for a period of ten years to CHC Lease Partners pursuant to a Participating Lease agreement.

     On January 29, 1997, Patriot, through the Realty Partnership, acquired the 313-room Radisson Hotel in Northbrook, Illinois for approximately $15,600, which was financed primarily with funds drawn on the Line of Credit. The hotel is leased to PAH RSI Lessee for a period of one year pursuant to a Participating Lease agreement.

     On March 6, 1997, Patriot, through the Realty Partnership, acquired the 112-room Holiday Inn Redmont Hotel in Birmingham, Alabama for approximately $2,700. The acquisition was financed primarily with funds drawn on the Line of Credit. The hotel is leased to Grand Heritage Lessee for a period of one year pursuant to a Participating Lease agreement.

     In addition, Patriot, through a consolidated partnership (see Note 6), acquired the 230-room Luxeford Suites Hotel in Minneapolis, Minnesota for approximately $18,600. The hotel is leased to PAH RSI Lessee for a one-year period pursuant to a Participating Lease agreement. The acquisition of the hotel was financed through a combination of cash and funds drawn on the Line of Credit.

     In March 1997, Patriot paid $475 to NorthCoast Lessee which represents acquisition fees and reimbursement of expenses related to the acquisition of certain hotel properties.

3.  INVESTMENTS IN AND MORTGAGE NOTES RECEIVABLE FROM UNCONSOLIDATED
SUBSIDIARIES:

     In connection with the Carefree Acquisition, Patriot, through the Realty Partnership, contributed certain assets associated with the Carefree Resorts (including the right to receive certain royalty fees) valued at $1,574 in exchange

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

for an approximate 99% non-voting ownership interest in PAH Boulders, Inc., a Virginia corporation. The controlling 1% voting ownership interest in PAH Boulders, Inc. is held by certain executive officers of Patriot.

4.   PROMISSORY NOTES AND OTHER RECEIVABLES FROM LESSEES:

PAH RSI Lessee

     In connection with the Carefree Acquisition, the Realty Partnership and certain of its subsidiaries acquired certain assets relating to the Carefree Resorts and then sold these assets to PAH RSI Lessee for approximately $2,000. In addition, PAH RSI Lessee acquired from the Realty Partnership and certain of its subsidiaries certain trade names and the right to receive royalty fees through the issuance of a promissory note for $9,000. The principal amount of the note is due January 17, 2002. Interest at an annual rate of 13% is payable semi-annually commencing July 1, 1997.

NorthCoast Lessee

     In March 1997, the Realty Partnership advanced $500 to the NorthCoast Lessee for construction of laundry facilities at the Hyatt Regency in Lexington, Kentucky. Interest accrues on the outstanding note balance at a rate of 9.6% per annum. Monthly payments of principal and interest are required in an amount sufficient to pay accrued interest and amortize the principal balance over the three year loan term. The note may be prepaid without penalty.

5.   LINE OF CREDIT AND MORTGAGE NOTES:

     Borrowings under the Line of Credit and Mortgage Notes consist of the following:

                                                     March 31,  December 31,
                                                       1997         1996
                                                     ---------  ------------
Line of credit.....................................   $424,723      $214,339
Mortgage note payable to First National Bank
 of Commerce.......................................     13,500            --
Senior note payable to FINOVA Capital Corporation..     18,758            --
Junior note payable to FINOVA Capital Corporation..      8,830            --
Interest payable to FINOVA Capital Corporation.....        901            --
                                                      --------      --------
                                                      $466,712      $214,339
                                                      ========      ========

Line of Credit

     In January 1997, the maximum amount available under Patriot's revolving credit facility (the "Line of Credit") with PaineWebber Real Estate Securities, Inc. was increased from $250,000 to $475,000, along with certain other modifications provided, however, the maximum amount that Patriot may draw on the Line of Credit will be reduced by $22,000 as a result of the single asset loan related to the Wyndham Greenspoint Hotel. The Line of Credit bears interest on the outstanding balance at a rate per annum equal to 30-day LIBOR plus 1.90%. LIBOR was 5.44% at March 31, 1997 and 5.56% at December 31, 1996. The weighted average interest rate incurred by Patriot under this borrowing during the first quarter of 1997 and 1996 was 7.40% and 7.56%, respectively.

     The Line of Credit requires Patriot to maintain certain financial ratios with respect to liquidity, loan to value and net worth and imposes certain limitations on acquisitions. Patriot is in compliance with such covenants at March 31, 1997. The unused commitment under the Line of Credit at March 31, 1997, is approximately $24,300, subject to certain restrictions and provisions of the Line of Credit Agreement.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Mortgage Notes

     On January 17, 1997, Patriot, through the Realty Partnership, obtained financing from the First National Bank of Commerce, New Orleans, Louisiana in the amount of $13,500. The net proceeds from the financing of approximately $13,388 were used to repay the Line of Credit and release the Bourbon Orleans Hotel from the borrowing base of the Line of Credit. The principal amount of the note along with accrued interest is due January 1, 2004. Interest at a rate of LIBOR plus 2% is payable monthly commencing February 1, 1997 through January 1, 1999. Thereafter, monthly payments of principal and interest are due through maturity. The weighted average interest rate incurred by Patriot under this borrowing during the first quarter of 1997 was 7.49%. The note is collateralized by a first mortgage lien on the Bourbon Orleans Hotel.

     In connection with the Carefree Acquisition, Patriot assumed certain mortgage debt in the amount of $28,489 which is collateralized by the property and equipment at The Lodge at Ventana Canyon. The senior and junior notes payable to FINOVA Capital Corporation ("FINOVA") provide for annual interest to accrue at a rate of 6.5% (computed based on stated interest payment amounts); however, through March 1, 1998, actual interest paid is dependent on the attainment of certain levels of annual cash flows, as defined, of The Lodge at Ventana Canyon. Any interest which accrues on the notes which is unpaid during this period is added to the senior note balance. If The Lodge at Ventana Canyon is sold after March 1, 2000 and distributions of the net sales proceeds, as defined, are made to FINOVA in accordance with the terms specified in the related purchase agreement, any remaining unpaid balance on the junior note may be deemed discharged. Except as noted above, all unpaid principal and interest is due upon maturity on March 1, 2005.

     Patriot also has a construction loan available from FINOVA which was assumed in connection with the acquisition of The Lodge at Ventana Canyon. Under the terms of the construction loan agreement, FINOVA is required to loan to Patriot a maximum of $4,500 (approximately 60% of the budgeted construction cost) for the planned expansion of The Lodge at Ventana Canyon. No funds have been drawn under this agreement by Patriot as of March 31, 1997.

6.  MINORITY INTERESTS:

Minority Interest in Realty Partnership

     During the first quarter of 1997, the Realty Partnership issued an additional 10,188 OP Units valued at approximately $370 in connection with The Tutwiler Hotel acquisition, and 1,295,077 OP Units valued at approximately $58,662 in connection with the Carefree Resorts acquisition.

     In accordance with their redemption rights, in January 1997 certain partners elected to redeem a total of 4,255 OP Units for a total of $201 in cash (based upon the market price of Patriot's common stock on the effective dates of the redemptions).

     The Realty Partnership has 3,818,818 OP Units and 662,391 Preferred OP Units outstanding as of March 31, 1997 (excluding OP Units held by Patriot).


Minority Interest in Other Partnerships

     In February 1997, Patriot entered into a partnership agreement in which the Realty Partnership owns a 90% general partnership interest and DTR PAH Holding, Inc. ("DTR"), an affiliate of Doubletree Hotels Corporation, owns a 10% limited partnership interest. The partnership, PAH-DT Minneapolis Partnership, L.P. ("PAH-DT Minneapolis"), was formed for the purpose of acquiring certain hotel properties.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     On March 3, 1997, PAH-DT Minneapolis acquired the 230-room Luxeford Suites Hotel in Minneapolis, Minnesota for approximately $18,600. The acquisition was financed through cash contributions to the partnership of approximately $16,737 by Realty Partnership and $1,863 by DTR. Realty Partnership's contribution was financed primarily with funds drawn on the Line of Credit.

7.  SHAREHOLDERS' EQUITY:

Capital Stock

     On January 30, 1997, Patriot declared a 2-for-1 stock split effected in the form of a stock dividend which was distributed on March 18, 1997 to shareholders of record on March 7, 1997.

     On March 24, 1997, Patriot declared a $0.2625 per common share dividend to holders of record on March 31, 1997. Concurrent with the dividend declaration, the Realty Partnership authorized distributions in the same amount. The dividend and distributions were paid on April 30, 1997. Patriot paid dividends of $0.24 per common share for the first quarter of 1996.

Stock Grant Awards

     On March 18, 1997, pursuant to Patriot's 1995 Incentive Plan, the Board of Directors awarded 480,000 shares of common stock to two of its executive officers. Patriot has recorded $11,455 (the aggregate value of Patriot's common stock based on the market price at the date of the award) as unearned stock compensation which is being amortized over the vesting period of three to four years. For the first quarters of 1997 and 1996, $621 and $166, respectively, of amortization of stock compensation related to stock grants awarded to Patriot's directors, officers and certain employees is included in general and administrative expense in the accompanying consolidated financial statements.

Stock Option Awards

     In connection with the Carefree Acquisition, on January 17, 1997, certain Carefree owners who are also Carefree employees were granted nonqualified options to purchase an aggregate of 780,000 shares of Patriot common stock at an exercise price of $19.125 (based on the market price of Patriot's common stock on the date the purchase contract with Carefree Resorts was executed after giving effect to the 2-for-1 stock split) as additional consideration for entering into the purchase and sale agreement for the Carefree Resorts. The estimated fair value of the options issued, in the aggregate amount of $3,266, was recorded as additional purchase consideration for the acquisition of the Carefree Resorts. The options to purchase common stock vest annually over a period of four years.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

8.  NONCASH INVESTING AND FINANCING ACTIVITIES:

     In connection with the acquisition of hotel properties, the following assets and liabilities were assumed:

                                                                          1997      1996
                                                                        --------  --------
     Receivables from selling entities................................  $   (19)  $   (78)
     Inventory........................................................     (156)        -
     Prepaid expenses and other assets................................      (23)     (151)
     Mortgage debt....................................................   28,489         -
     Accounts payable and accrued liabilities.........................     (270)      267
     Due to PAH RSI Lessee for working capital liabilities assumed....    3,712         -

     Reclassification of prepaid acquisition costs to property costs..  $11,392     $   -

     Capital lease obligation acquired................................  $   430     $   -

     Issuance of options in connection with the acquisition
       of hotel properties............................................  $ 3,266     $   -

     Issuance of OP Units in connection with the acquisition of
       hotel properties...............................................  $59,032     $4,000

9.  COMMITMENTS AND CONTINGENCIES:

Business Combination

     Patriot has entered into an Agreement and Plan of Merger (the "Merger Agreement") with California Jockey Club ("Cal Jockey") and Bay Meadows Operating Company ("Bay Meadows") pursuant to which, subject to stockholder approval and other conditions, Patriot will merge with and into Cal Jockey (the "Merger"), with Cal Jockey being the surviving company. Cal Jockey's shares of common stock are paired and trade together with the shares of common stock of Bay Meadows as a single unit pursuant to a stock pairing arrangement (referred to herein as a "paired share" ownership structure). Immediately following the Merger, Cal Jockey's name will be changed to Patriot American Hospitality, Inc. ("New Patriot REIT") and Bay Meadows name will be changed to Patriot American Hospitality Operating Company ("New Patriot Operating Company").

     Pursuant to the Merger Agreement, Patriot shareholders will be entitled to receive for each share of common stock, no par value per share, of Patriot held by them at the effective time of the Merger 0.51895 shares of common stock, par value $0.01 per share, of New Patriot REIT and 0.51895 shares of common stock, par value $0.01 per share, of New Patriot Operating Company, which shares will be paired and transferable only as a single unit.

     Upon completion of the Merger and the related transactions, it is anticipated that New Patriot REIT and New Patriot Operating Company will continue the operations of Patriot, Cal Jockey and Bay Meadows within the paired share ownership structure.

Development Fees

     The Carefree Resorts which are leased to PAH RSI Lessee are managed by Resorts Services, Inc., an Arizona corporation. In connection with the acquisition of the Carefree Resorts, Patriot agreed to pay certain executive officers and employees a development fee equal to 3% of the total development cost, as defined, of certain new resort construction.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Contingencies

     Except as described in Note 11, Patriot currently is not subject to any material legal proceedings or claims nor, to management's knowledge, are any material legal proceedings or claims currently threatened.

10.  PRO FORMA FINANCIAL INFORMATION:

     The following unaudited pro forma condensed consolidated statements of operations of Patriot are presented as if (i) the acquisition of the 54 hotels owned by Patriot as of March 31, 1997, and (ii) the private placement of equity securities and public offering of Patriot's common stock which occurred during 1996 had occurred on January 1, 1996, and the hotels (except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel) had been leased to the Lessees pursuant to the Participating Leases. These unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what actual results of operations of Patriot would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods.

                                                                          THREE MONTHS ENDED MARCH 31,
                                                                     ---------------------------------------
                                                                            1997                 1996
                                                                     -------------------  ------------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
   Participating lease revenue.....................................             $36,551             $35,336
   Interest and other income.......................................                 430                 392
                                                                                -------             -------
       Total revenue...............................................              36,981              35,728
                                                                                -------             -------
Expenses:
   Real estate and personal property taxes and casualty insurance..               3,380               3,365
   Ground lease expense............................................                 345                 335
   General and administrative......................................               3,461               2,158
   Interest expense................................................               8,840               9,011
   Depreciation and amortization...................................               9,064               8,900
                                                                                -------             -------
       Total expenses..............................................              25,090              23,769
                                                                                -------             -------
Income before equity in earnings of unconsolidated subsidiaries
   and minority interest...........................................              11,891              11,959
   Equity in earnings of  unconsolidated subsidiaries..............               1,021               1,185
                                                                                -------             -------
Income before minority interests...................................              12,912              13,144
   Minority interest in Realty Partnership.........................              (2,145)             (2,184)
   Minority interest in other partnerships.........................                (219)               (216)
                                                                                -------             -------
Net income applicable to common shareholders.......................             $10,548             $10,744
                                                                                =======             =======
Net income per common share (1)....................................               $0.23               $0.24
                                                                                =======             =======
Weighted average number of common shares and
   common share equivalents outstanding (1)........................              44,919              44,919
                                                                                =======             =======

----------------------
(1) The 1996 amounts have been restated to reflect the impact of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

11.  SUBSEQUENT EVENTS:

Acquisition of Hotel Properties

     On April 14, 1997, a separate partnership in which the Realty Partnership holds a 90% general partnership interest and DTR holds a 10% limited partnership interest acquired the 298-room Sheraton Park Place Hotel in Minneapolis, Minnesota for a purchase price of approximately $17,000 in cash. The hotel has been leased to PAH RSI Lessee for a period of one year pursuant to a Participating Lease agreement.

Potential Acquisitions

     On April 14, 1997, Patriot entered into a merger agreement and a related stock purchase agreement (collectively, the "Wyndham Merger Agreement") pursuant to which Wyndham Hotel Corporation ("Wyndham") will merge with and into New Patriot REIT with New Patriot REIT being the surviving company (the "Wyndham Merger"). As a result of the Wyndham Merger, New Patriot REIT will acquire all of the assets and liabilities of Wyndham, including Wyndham's portfolio of 23 owned and leased hotels, with an aggregate of 4,877 rooms, as well as Wyndham's 79 managed and franchised properties and the Wyndham, Wyndham Garden and Wyndham Hotels & Resorts proprietary brand names. Pursuant to the Wyndham Merger Agreement, upon consummation of the Wyndham Merger, each outstanding share of common stock of Wyndham ("Wyndham Common Stock") will be converted into the right to receive 0.712 paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock (the "Wyndham Exchange Ratio"), subject to certain adjustments. In lieu of receiving paired shares, Wyndham stockholders have the right to elect to receive cash (in an amount per share based upon the Wyndham Exchange Ratio, as it may be adjusted, and the average closing price of the paired shares over the five trading days immediately preceding the closing date of the Wyndham Merger) up to a maximum aggregate amount of $100,000. If stockholders holding shares of Wyndham Common Stock with a value in excess of $100,000 elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders. In connection with the execution of the Wyndham Merger Agreement, Patriot also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by New Patriot REIT of 11 full-service Wyndham-branded hotels with 3,072 rooms for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operations targets (the "Crow Acquisition" and, collectively with the Wyndham Merger, the "Proposed Wyndham Transactions"). The Wyndham Merger and the Crow Acquisition, which will be consummated concurrently, are subject to various conditions including, without limitation, the consummation of the Merger and approval of the Proposed Wyndham Transactions by the stockholders of New Patriot REIT, New Patriot Operating Company and Wyndham. It is currently anticipated that the stockholder meetings to approve the Proposed Wyndham Transactions will occur in the fourth quarter of 1997.

     In addition, Patriot has entered into contracts or letters of intent to purchase 14 hotels with an aggregate of 3,506 rooms for a combined purchase price (excluding closing costs and other acquisition-related expenses) of approximately $268,500. In addition, Patriot has entered into an agreement to acquire Grand Heritage Hotels, a hotel management and marketing company, and other Grand Heritage subsidiaries, including an investment in one hotel property, for a total acquisition price estimated to be approximately $25,250. These acquisitions are subject to a number of conditions including completion of Patriot's due diligence.

Line of Credit

     Patriot is currently in negotiations with certain lenders regarding expanding and replacing the Line of Credit with a new credit facility with availability of up to approximately $1,400,000 (the "New Credit Facility").
This credit facility will consist of a $600,000 revolving line of credit and two term loans (each for $300,000). It is anticipated that these three portions of the New Credit Facility will be secured by substantially all of the assets and properties of Patriot (following the Merger, the assets and properties of New Patriot REIT and New Patriot Operating Company). Additionally, the New Credit Facility will include an additional $200,000 term loan which can be drawn upon in

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

connection with the Proposed Wyndham Transactions and the acquisition of certain other properties and may either be secured by specific assets, subordinate to the rest of the New Credit Facility, or unsecured. While negotiations concerning the New Credit Facility are ongoing, there can be no assurance that such a credit facility will be obtained, or if obtained, when it will become effective or available or what the specific terms of such credit facility will be.

Legal Proceedings

     On April 14, 1997, an action styled Kwalbrun v. James D. Carreker, et. al., was filed in the Delaware Court of Chancery in and for New Castle County, purportedly as a class action on behalf of Wyndham stockholders, against Wyndham, Patriot and the members of the Board of Directors of Wyndham. The complaint alleges that the Wyndham Board of Directors breached its fiduciary duties owed to Wyndham's public stockholders in connection with the Board of Directors' approval of the Wyndham Merger. In particular, the complaint alleges that the Wyndham Merger was negotiated at the expense of Wyndham's public stockholders, and that the Wyndham Board of Directors permitted Patriot to negotiate on more favorable terms the Crow Acquisition with members of the Trammell Crow family. Patriot is alleged to have knowingly aided and abetted the alleged breach of fiduciary duties. The complaint seeks to enjoin, preliminarily and permanently, consummation of the Wyndham Merger under the terms presently proposed and also seeks unspecified damages. Patriot denies the allegations in the complaint and expects to defend the action vigorously.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of CHC Lease Partners:

In our opinion, the accompanying balance sheets and the related statements of operations, partners' capital and of cash flows present fairly, in all material respects, the financial position of CHC Lease Partners at December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period inception (October 2, 1995) to December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PRICE WATERHOUSE LLP
Miami, Florida
February 13, 1997, except
as to note 4, which is as
of March 18, 1997

                              CHC LEASE PARTNERS

                                BALANCE SHEETS
                                (IN THOUSANDS)

                                                       DECEMBER 31,
                                                     1996        1995
                                                     ----        ----
                                    ASSETS

Current Assets:
   Cash and cash equivalents.....................  $ 11,096   $  9,385
   Accounts receivable, net of
    allowance for doubtful accounts
       of $159 and $142 at December 31, 1996 and
       1995, respectively........................     6,895      5,833
   Due from affiliates...........................       341         46
   Inventories...................................     2,588      2,136
   Prepaid expenses..............................     1,189        441
                                                   --------   --------
          Total current assets...................    22,109     17,841
Investments......................................     5,100      5,100
Deposits.........................................       272         71
                                                   --------   --------
          Total assets...........................  $ 27,481   $ 23,012
                                                   ========   ========

                       LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
   Accounts payable..............................  $  4,656   $  2,202
   Accrued lease payments due to
    Patriot American Hospitality
       Partnership, L.P. ........................     3,829      2,260
   Due to affiliates.............................        57        184
   Accrued payroll...............................     2,922      2,219
   Taxes payable.................................     1,452      1,556
   Guest deposits................................     2,412        958
   Accrued expenses and other
    liabilities..................................     2,611      2,012
                                                   --------   --------
          Total current liabilities..............    17,939     11,391
Due to Patriot American Hospitality
 Partnership, L.P................................       809      1,035
Lease inducement.................................     1,546        977
                                                   --------   --------
          Total liabilities......................    20,294     13,403

Commitments and contingencies (Note 2)...........        --         --
Partners' capital................................     7,187      9,609
                                                   --------   --------
          Total liabilities and
           partners' capital.....................  $ 27,481   $ 23,012
                                                   ========   ========

  The accompanying notes are an integral part of these financial statements.

                              CHC LEASE PARTNERS

                           STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                  TWELVE        INCEPTION
                                                  MONTHS       (OCTOBER 2,
                                                   ENDED        1995) TO
                                                DECEMBER 31,   DECEMBER 31,
                                                   1996           1995
                                                ----------     ----------
Revenue:
  Rooms.......................................  $  109,537     $   21,092
  Food and beverage...........................      36,225          8,524
  Conference center...........................       2,354            576
  Telephone and other.........................      10,175          1,703
                                                ----------     ----------
      Total revenue...........................     158,291         31,895
                                                ----------     ----------
Expenses:
  Departmental costs and expenses.............      58,153         11,949
  Participating lease payments................      54,186         10,432
  General and administrative..................      13,779          2,655
  Repairs and maintenance.....................       7,213          1,436
  Utilities...................................       7,215          1,290
  Marketing...................................      14,880          2,865
  Insurance...................................         893            191
                                                ----------     ----------
      Total expenses..........................     156,319         30,818
                                                ----------     ----------
   Income before lessee income (expense)......       1,972          1,077
                                                ----------     ----------
Limited partnership distributions,
 interest and miscellaneous income ...........       1,401            198

Management fees...............................      (2,542)          (536)
Lessee general and administrative expenses....      (1,163)          (230)
                                                ----------     ----------
       Total lessee income (expense)..........      (2,304)          (568)
                                                ----------     ----------
       Net income (loss)......................  $     (332)    $      509
                                                ==========     ==========

  The accompanying notes are an integral part of these financial statements.

                              CHC LEASE PARTNERS

                        STATEMENTS OF PARTNERS' CAPITAL
        FOR THE PERIOD INCEPTION (OCTOBER 2, 1995) TO DECEMBER 31, 1995
                 AND THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                                (IN THOUSANDS)

Capitalization at inception..........................  $ 9,100
Net income...........................................      509
                                                       -------
     Balance, December 31, 1995......................    9,609

Net loss.............................................     (332)
Distributions........................................   (2,090)
                                                       -------
     Balance, December 31, 1996......................  $ 7,187
                                                       =======


  The accompanying notes are an integral part of these financial statements.

                              CHC LEASE PARTNERS

                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                     TWELVE        INCEPTION
                                                     MONTHS       (OCTOBER 2,
                                                     ENDED          1995) TO
                                                   DECEMBER 31,   DECEMBER 31,
                                                      1996           1995
                                                   -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss).............................  $      (332)   $       509
   Adjustments to reconcile net income
     (loss) to net cash (used in)/provided by
     operating activities:
       Recognition of lease inducement...........         (116)           (23)
       Provision for losses on accounts
         receivable..............................           17            142
   Changes in assets and liabilities:
   (Increase) decrease in:
       Accounts receivable.......................          678         (3,282)
       Due from affiliates.......................         (295)           (46)
       Inventories...............................          247           (101)
       Prepaid expenses and other assets.........         (949)          (178)
   Increase (decrease) in:
       Accounts payable..........................       (1,918)         1,306
       Accrued lease payments due to Patriot
         American Hospitality Partnership, L.P...        1,569          2,260
       Due to affiliates.........................         (127)           184
       Accrued payroll...........................          703          1,219
       Taxes payable.............................         (104)         1,265
       Guest deposits............................           41           (182)
       Accrued expenses and other liabilities....          452          1,517
                                                   -----------    -----------
Net cash (used in)/provided by operating
 activities......................................         (134)         4,590
                                                   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Cash acquired at inception................           --            795
       Acquired cash from new operating leases...        3,935             --
                                                   -----------    -----------
Net cash provided by investing activities........        3,935            795
                                                   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Initial capitalization........................           --          4,000
   Partnership distributions.....................       (2,090)            --
                                                   -----------    -----------
Net cash (used in)/provided by financing
 activities......................................       (2,090)         4,000
                                                   -----------    -----------
Net increase in cash and cash equivalents........        1,711          9,385
Cash and cash equivalents at beginning
 of period.......................................        9,385             --
                                                   -----------    -----------
Cash and cash equivalents at end of period.......  $    11,096    $     9,385
                                                   ===========    ===========

  The accompanying notes are an integral part of these financial statements.

                              CHC LEASE PARTNERS

                                (IN THOUSANDS)

                                                      TWELVE       INCEPTION
                                                      MONTHS      (OCTOBER 2,
                                                      ENDED         1995) TO
                                                    DECEMBER 31,  DECEMBER 31,
                                                       1996           1995
                                                   -----------    -----------

SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES:
   Capitalization in units of limited
     partnership interest........................  $        --    $     5,100
                                                   ===========    ===========
   Assumption of assets and liabilities
     upon consummation of participating
     lease agreements with Patriot American
     Hospitality Partnership, L.P.:
   Acquired cash.................................  $     3,935    $       795
   Inventories...................................          699          2,035
   Accounts receivable...........................        1,757          2,693
   Prepaid expenses and other assets.............           --            334
   Lease inducement..............................         (685)        (1,000)
   Due to Patriot American Hospitality
    Partnership, L.P.............................           79         (1,035)
   Accounts payable..............................       (4,372)          (896)
   Accrued payroll...............................           --         (1,000)
   Taxes payable.................................           --           (291)
   Accrued expenses and other liabilities........           --           (495)
   Guest deposits................................       (1,413)        (1,140)
                                                   -----------    -----------
     Net assets..................................  $        --    $        --
                                                   ===========    ============

  The accompanying notes are an integral part of these financial statements.

                              CHC LEASE PARTNERS

                         NOTES TO FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION

     CHC Lease Partners was formed as the initial lessee to lease and operate certain hotels owned by Patriot American Hospitality Partnership, L.P. (the "Realty Partnership"). At December 31, 1996, Patriot American Hospitality, Inc. ("Patriot"), through its subsidiaries, owns approximately 87.3% of the Realty Partnership. CHC Lease Partners, a general partnership, is owned jointly by CHC REIT Lessee Corp., a wholly owned subsidiary of CHC International, Inc. ("CHC") and by Gencom Lessee, L.P., an affiliate of a principal of the Gencom group of companies.

     CHC Lease Partners began operating the twenty initial hotels on October 2, 1995. During 1996, CHC Lease Partners and the Realty Partnership entered into additional operating leases for four hotels acquired by the Realty Partnership. The leases are substantially similar to the other lease agreements between CHC Lease Partners and the Realty Partnership. At December 31, 1996, CHC Lease Partners leases twenty-four hotels.

     The hotels are leased by the Realty Partnership to CHC Lease Partners under separate participating operating lease agreements which contain cross-default provisions. These leases, which require CHC Lease Partners to maintain minimum levels of net worth and working capital, have an average term of eleven years and require payment of the greater of (1) minimum base rent or (2) participating rent based upon certain percentages of room revenue, food and beverage revenue, conference center revenue and telephone and other revenues of each of the hotels.

     The hotels leased by CHC Lease Partners consist of eighteen full service hotels, four limited service hotels, one executive conference center and one resort. Twenty of the twenty-four hotels are operated under franchise licenses with nationally recognized hotel companies. The cost of obtaining the franchise licenses is paid by the Realty Partnership while continuing franchise fees are paid by CHC Lease Partners. Franchise and related fees generally range from 3.5% to 8.0% of room revenues for the hotels under franchise licenses.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with generally accepted accounting principles. Significant accounting policies are summarized below.

Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year

     CHC Lease Partners' fiscal year ends on November 30, however, these financial statements have been prepared as of and for the twelve months ended December 31, 1996 and as of December 31, 1995 and for the period inception (October 2, 1995) to December 31, 1995.

Cash and Cash Equivalents

     All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

Inventories

     Inventories, consisting of food, beverages, china, linens, silverware and glassware, are stated at the lower of cost (first-in, first-out) or market.

                              CHC LEASE PARTNERS

                            (DOLLARS IN THOUSANDS)



Investments

     Investments consist of 250,001 units of limited partnership interest in the Realty Partnership ("OP Units"). The OP Units are subject to redemption rights which became exercisable, subject to certain restrictions, on October 2, 1996. The redemption rights require the Realty Partnership to redeem each OP Unit for cash equal to the value of two shares of Patriot common stock or, at Patriot's election, for two shares of Patriot common stock. The OP Units are also subject to restrictions as to transfer until October 2, 1997. Under the participating lease agreements CHC Lease Partners has collaterally assigned 166,668 OP Units to the Realty Partnership. The OP Units are stated at cost which is based upon the fair market value of Patriot common stock at the date of issue with an appropriate discount for restrictions imposed on the OP Units.

Revenue Recognition

     Revenue is recognized upon performance of hotel-related services and delivery of food and beverages. Credit evaluations are performed and an allowance for doubtful accounts is provided against accounts receivable which are estimated to be uncollectible.

Income Taxes

     Under the provisions of the Internal Revenue Code and applicable state income tax law, CHC Lease Partners is not subject to taxation on income. The federal and state income tax consequences of CHC Lease Partners' profits and losses accrue to the partners.

Concentration of Credit Risk

     Financial instruments which potentially subject CHC Lease Partners to concentrations of credit risk consist principally of cash balances with banks in excess of Federal Deposit Insurance Corporation ("FDIC") insured limits, accounts receivable from hotel customers and investments in OP Units. CHC Lease Partners places its cash with high quality financial institutions, however, at December 31, 1996 CHC Lease Partners has cash balances with banks in excess of FDIC insured limits. Management believes the credit risk related to these deposits is minimal.

     Concentrations of credit risk with respect to accounts receivable from hotel customers are limited due to the large number of customers and their dispersion across many hotels and geographies. Management believes the credit risk related to the OP Units is minimal.

Fair Value of Financial Instruments

     The following notes summarize the major methods and assumptions used in estimating fair values of financial instruments:

     Cash and Cash Equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

     Accounts Receivable.  The carrying amount approximates fair value.

     Investments. The fair value of the OP Units is estimated based upon the quoted market price of Patriot common stock less an appropriate discount for the restrictions imposed on the OP Units. The carrying amount of the OP Units at December 31, 1995 approximates fair value. The estimated fair value of the OP Units at December 31, 1996 is $9,970.

                              CHC LEASE PARTNERS

                            (DOLLARS IN THOUSANDS)



2.   COMMITMENTS AND RELATED PARTY TRANSACTIONS:

     CHC Lease Partners at December 31, 1996 has future lease commitments to the Realty Partnership under the participating lease agreements through the year 2008. Minimum future rental payments under these noncancellable operating leases are as follows:

                      Year Ending December 31,   Amount
                      ------------------------  --------
                      1997....................  $ 44,437
                      1998....................    44,771
                      1999....................    45,106
                      2000....................    45,445
                      2001....................    45,786
                      Thereafter..............   237,100
                                                --------
                                                $462,645
                                                ========

     Under the participating lease agreements for the twenty initial hotels, CHC Lease Partners is obligated to return the inventory to the Realty Partnership at the end of each lease term less a total of $1,000, which is accounted for as a lease inducement. Additionally, a lease inducement of $685 was received in 1996 related to leasing one resort property. These lease inducements are recorded as reductions on a straight-line basis to participating lease payments over the lives of the participating lease agreements. Exclusive of the lease inducements, CHC Lease Partners incurred base rents of $35,470 and $6,801 and participating rents of $18,832 and $3,654 for the twelve months ending
December 31, 1996 and for the period inception (October 2, 1995) to December 31, 1995, respectively. CHC Lease Partners owed the Realty Partnership $3,829 and $2,260 at December 31, 1996 and 1995, respectively, for rents due under the terms of the participating leases. Lease inducements were $1,546 and $977 and inventory due to the Realty Partnership was $809 and $1,035 at December 31, 1996 and 1995, respectively.

     CHC Lease Partners entered into management agreements with hotel management subsidiaries of CHC and GAH-II, L.P. ("GAH"), an affiliate of CHC and the Gencom group of companies, to perform all management functions necessary to operate 23 of the 24 hotels leased by CHC Lease Partners. The terms of these agreements range from ten to twelve years with management fees due based upon a percentage of gross revenue of each of the hotels. The fees under these management agreements are subordinate to CHC Lease Partners' obligations to the Realty Partnership under the participating lease agreements. If, after payment of management fees at the contract rate, CHC Lease Partners would incur an operating loss under any of the participating lease agreements in any year, CHC and GAH would be required to refund and forego management fees for each of the hotels which are deficient in participating lease payments up to the amount of the operating loss. If after the management fees are refunded and foregone, CHC Lease Partners would still incur an operating loss under any of the participating lease agreements, CHC and GAH would be required to pay CHC Lease Partners up to 50% of the management fees earned by CHC and GAH, respectively. Management fees incurred under these management agreements were $2,274 and $460 for the twelve months ended December 31, 1996, and the period inception
(October 2, 1995) to December 31, 1995, respectively. These management fees are net of management fees refunded and foregone by CHC and GAH of $1,784 and $274 for the twelve months ended December 31, 1996 and the period inception (October 2, 1995) to December 31, 1995, respectively. Included in due to (from) affiliates were amounts for management fees under these management agreements due (from) CHC of $(300) and $(46) and due to (from) GAH of $(41) and $43 at December 31, 1996 and 1995, respectively.

     CHC Lease Partners fully reimburses CHC for office space it occupies within the corporate offices of CHC and for payroll and related costs CHC and GAH incur on behalf of CHC Lease Partners. These costs amounted to $615 and $141 for the twelve months ended December 31, 1996 and for the period inception (October 2, 1995) to December 31, 1995, respectively. At December 31, 1996 and 1995, CHC Lease Partners owed CHC and GAH in the aggregate $57 and $141, respectively, which is included in due to affiliates.

                              CHC LEASE PARTNERS

                            (DOLLARS IN THOUSANDS)



3.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

     The unaudited pro forma statements of operations are presented as if the leases and the operation of the twenty-four hotels had commenced on January 1, 1995. The unaudited pro forma statements of operations are not necessarily indicative of what the actual results of operations of CHC Lease Partners would have been assuming such operations had commenced as of January 1, 1995, nor do they purport to represent the results of operations for future periods. Pro forma lessee expenses represent management fees and estimated lessee overhead expenses and exclude pro forma distribution income on 250,001 OP Units and interest income associated with working capital balances.

                                                   YEAR ENDED DECEMBER 31,
                                                   -----------------------
                                                      1996         1995
                                                   ----------   ----------
                                                         (IN THOUSANDS)
Revenue:
   Rooms.........................................  $  118,652   $  113,022
   Food and beverage.............................      41,835       43,185
   Conference center.............................       2,354        2,434
   Telephone and other...........................      12,361       12,016
                                                   ----------   ----------
       Total revenue.............................     175,202      170,657
                                                   ----------   ----------
Expenses:
   Departmental costs and expenses...............      66,606       66,888
   Participating lease payments..................      57,381       52,760
   General and administrative....................      15,944       14,614
   Repairs and maintenance.......................       8,285        8,695
   Utilities.....................................       8,174        7,737
   Marketing.....................................      16,668       16,405
   Insurance.....................................       1,015        1,325
                                                   ----------   ----------
       Total expenses............................     174,073      168,424
                                                   ----------   ----------
Income before lessee expenses....................       1,129        2,233
Lessee expenses..................................      (2,234)      (2,278)
                                                   ----------   ----------
   Net loss......................................  $   (1,105)  $      (45)
                                                   ==========   ==========

4.  SUBSEQUENT EVENTS:

     In January 1997, CHC Lease Partners and the Realty Partnership entered into an operating lease for a hotel acquired by the Realty Partnership. The lease is substantially similar to the other participating lease agreements between CHC Lease Partners and the Realty Partnership except the lease may be terminated due to the sale of the hotel with the Realty Partnership not being obligated to CHC Lease Partners to replace the operating lease. The base rent for the hotel is anticipated to be approximately $1,350 for the twelve months ended December 31, 1997, subject to completion of planned renovations and other activities.

     On January 30, 1997, the Board of Directors of Patriot declared a 2-for-1 stock split on Patriot's common stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997. Coincident with the 2-for-1 stock split, the OP Unit conversion factor has changed such that each OP Unit subject to redemption will now be redeemed for cash equal to the value of two shares of Patriot's common stock (or, at Patriot's election, Patriot may purchase each OP Unit offered for redemption for two shares of Patriot's common stock). All references in the financial statements to the OP Unit conversion factor have been restated to reflect the impact of Patriot's stock split.

                               CHC LEASE PARTNERS

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                    MARCH 31, 1997   DECEMBER 31, 1996
                                                                    ---------------  -----------------
                                                                      (UNAUDITED)
                                                ASSETS
Current assets:
     Cash and cash equivalents....................................         $10,368             $11,096
     Accounts receivable, net of allowance for doubtful accounts of $138 and $159 at March 31, 1997 and
       December 31, 1996, respectively............................          11,092               6,895
     Due from affiliates..........................................             537                 341
     Inventories..................................................           2,666               2,588
     Prepaid expenses.............................................           1,801               1,189
                                                                           -------             -------
          Total current assets....................................          26,464              22,109
Investments.......................................................           5,100               5,100
Deposits..........................................................             321                 272
                                                                           -------             -------
       Total assets...............................................         $31,885             $27,481
                                                                           =======             =======

                                   LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Accounts payable.............................................         $ 5,207             $ 4,656
     Accrued lease payments due to Patriot American
       Hospitality Partnership, L.P...............................           5,841               3,829
     Due to affiliates............................................             126                  57
     Accrued payroll..............................................           3,305               2,922
     Taxes payable................................................           1,974               1,452
     Guest deposits...............................................           2,218               2,412
     Accrued expenses and other liabilities.......................           3,363               2,611
                                                                           -------             -------
          Total current liabilities...............................          22,034              17,939
Due to Patriot American Hospitality Partnership, L.P..............             799                 809
Lease inducement..................................................           1,509               1,546
                                                                           -------             -------
          Total liabilities.......................................          24,342              20,294
Commitments and contingencies (Note 2)............................              --                  --
Partners' capital.................................................           7,543               7,187
                                                                           -------             -------
          Total liabilities and partners' capital.................         $31,885             $27,481
                                                                           =======             =======

   The accompanying notes are an integral part of these financial statements.

                               CHC LEASE PARTNERS

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                    THREE MONTHS ENDED
                                                        MARCH 31,
                                                   --------------------
                                                     1997       1996
                                                   ---------  ---------
Revenue:
  Rooms.............................................   $32,216      $24,260
  Food and beverage.................................    11,665        7,998
  Conference center.................................       748          645
  Telephone and other...............................     3,122        2,295
                                                       -------      -------
    Total revenue...................................    47,751       35,198
                                                       -------      -------
Expenses:
  Departmental costs and expenses...................    17,417       12,765
  Participating lease payments......................    15,514       11,918
  General and administrative........................     4,167        2,883
  Repairs and maintenance...........................     2,160        1,544
  Utilities.........................................     1,997        1,496
  Marketing.........................................     4,544        3,174
  Insurance.........................................       254          220
                                                       -------      -------
    Total expenses..................................    46,053       34,000
                                                       -------      -------
    Income before lessee income (expense)...........     1,698        1,198
                                                       -------      -------
  Limited partnership distributions, interest and
     income miscellaneous...........................       345          210
  Management fees...................................      (520)        (597)
  Lessee general and administrative expenses........      (167)        (178)
                                                       -------      -------
     Total lessee expense...........................      (342)        (565)
                                                       -------      -------
     Net income.....................................   $ 1,356      $   633
                                                       =======      =======

The accompanying notes are an integral part of these financial statements.

                              CHC LEASE PARTNERS

                           STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                (IN THOUSANDS)

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                          ------------------
                                                                            1997       1996
                                                                          -------    -------
Cash flows from operating activities:
   Net income...........................................................  $ 1,356    $   633
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Recognition of lease inducement..................................      (37)       (23)
       Provision for losses on accounts receivable......................       17         46
  Changes in assets and liabilities:
  (Increase) decrease in:
       Accounts receivable..............................................   (4,208)      (897)
       Due from affiliates..............................................     (196)        --
       Inventories......................................................      (15)       255
       Prepaid expenses.................................................     (648)      (500)
       Deposits.........................................................       --        (44)
  Increase (decrease) in:
       Accounts payable.................................................      551         51
       Accrued lease payments due to Patriot American
          Hospitality Partnership, L.P..................................    2,012         19
       Due to affiliates................................................       69        373
       Accrued payroll..................................................      383         52
       Taxes payable....................................................      522        239
       Guest deposits...................................................     (205)       871
       Accrued expenses and other liabilities...........................      664       (674)
                                                                          -------    -------
Net cash provided by operating activities...............................      265        401
                                                                          -------    -------

Cash flows from investing activities:
  Acquired cash from new operating leases...............................        7        736
                                                                          -------    -------
Net cash provided by investing activities...............................        7        736
                                                                          -------    -------

Cash flows from financing activities:
  Partnership distribution..............................................   (1,000)      (340)
                                                                          -------    -------
Net cash used by financing activities...................................   (1,000)      (340)
                                                                          -------    -------

Net (decrease) increase in cash and cash equivalents....................     (728)       797
Cash and cash equivalents at beginning of period........................   11,096      9,385
                                                                          -------    -------
Cash and cash equivalents at end of period..............................  $10,368    $10,182
                                                                          =======    =======

Supplemental Schedule of Non-Cash Investing and Financing Activities:

Assumption of assets and liabilities upon consummation of
   participating lease agreements with Patriot American
   Hospitality Partnership, L.P.:
     Acquired cash......................................................  $     7    $   736
     Accounts receivable................................................        5         --
     Inventories........................................................       63        336
     Prepaid expenses...................................................       13         68
     Due to Patriot American Hospitality Partnership, L.P...............      (63)      (320)
     Guest deposits.....................................................      (11)      (820)
     Accrued expenses and other liabilities.............................      (14)        --
                                                                          -------    -------
     Net assets.........................................................  $  --      $   --
                                                                          =======    =======

   The accompanying notes are an integral part of these financial statements.

                               CHC LEASE PARTNERS

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     CHC Lease Partners was formed as the initial lessee to lease and operate certain hotels owned by Patriot American Hospitality Partnership, L.P. (the
"Realty Partnership").   CHC Lease Partners, a general partnership, is owned
jointly by CHC REIT Lessee Corp., a wholly owned subsidiary of CHC International, Inc. ("CHC") and by Gencom Lessee, L.P., an affiliate of a principal of the Gencom group of companies.

     CHC Lease Partners began operating the twenty initial hotels on October 2, 1995. During 1996 and 1997, CHC Lease Partners and the Realty Partnership entered into additional operating leases for five hotels acquired by the Realty Partnership. The leases are substantially similar to the other lease agreements between CHC Lease Partners and the Realty Partnership. At March 31, 1997, CHC Lease Partners leases twenty-five hotels.

     The hotels are leased by the Realty Partnership to CHC Lease Partners under separate participating operating lease agreements which contain cross-default provisions. These leases, which require CHC Lease Partners to maintain minimum levels of net worth and working capital, have terms ranging from ten to twelve years and require payment of the greater of (1) minimum base rent or (2) participating rent based upon certain percentages of room revenue, food and beverage revenue, conference center revenue and telephone and other revenues of each of the hotels.

     The hotels leased by CHC Lease Partners consist of nineteen full service hotels, four limited service hotels, one executive conference center and one resort. Twenty-one of the twenty-five hotels are operated under franchise licenses with nationally recognized hotel companies. The cost of obtaining the franchise licenses is paid by the Realty Partnership while continuing franchise fees are paid by CHC Lease Partners. Franchise and related fees generally range from 3.5% to 8.0% of room revenues for hotels under franchise licenses.

     These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 1997 and 1996 are not necessarily indicative of the results that may be expected for the years ended December 31, 1997 and 1996, respectively. For further information, refer to the CHC Lease Partners financial statements and footnotes thereto included in the Annual Report on Form 10-K of Patriot American Hospitality, Inc. for the year ended December 31, 1996.

2.  COMMITMENTS AND RELATED PARTY TRANSACTIONS:

     Under the participating lease agreements for the twenty intial hotels, CHC Lease Partners is obligated to return the inventory to the Realty Partnership at the end of each lease term less a total of $1,000, which is accounted for as a lease inducement. Additionally, a lease inducement of $685 was received in 1996 related to leasing one resort property. These lease inducements are recorded as reductions on a straight-line basis to participating lease payments over the lives of the participating lease agreements. Exclusive of the lease inducements, CHC Lease Partners incurred base rents of $9,515 and $7,321 and participating rents of $6,036 and $4,620 for the three months ended March 31, 1997 and 1996, respectively. CHC Lease Partners owed the Realty Partnership $5,841 and $3,829 at March 31, 1997 and December 31, 1996, respectively, for lease payments due under the terms of the participating leases. Lease inducements were $1,509 and $1,546 and inventory due to the Realty Partnership was $799 and $809 at March 31, 1997 and December 31, 1996, respectively.

     CHC Lease Partners entered into management agreements with hotel management subsidiaries of CHC and GAH-II, L.P. ("GAH"), an affiliate of CHC and the Gencom group of companies, to perform all management functions necessary to operate 24 of the 25 hotels leased by CHC Lease Partners. The terms of these agreements range from ten to twelve years with management fees due based upon a percentage of gross revenue of each of the hotels. The fees under these management agreements are subordinate to CHC Lease Partners' obligations to the Realty Partnership under the participating lease agreements. If, after payment of management fees at the contract rate, CHC Lease Partners would incur an operating loss under any of the participating lease agreements in any year, CHC and GAH would be required to refund and forego management fees for each of the hotels which are deficient in participating lease payments up to the amount of the operating loss. If after the management fees are refunded and foregone, CHC Lease Partners would still incur an operating loss under any of the participating lease agreements, CHC and GAH would be required to pay CHC Lease Partners up to 50% of the management fees earned by CHC and GAH, respectively. Management fees incurred under these management agreements were $441 and $516 for the three months ended March 31, 1997 and 1996, respectively. These management fees are net of management fees refunded and foregone by CHC and GAH of $782 and $297 for the three months ended March 31, 1997 and 1996, respectively. Included in due to (from) affiliates

                              CHC LEASE PARTNERS

                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

were amounts for management fees under these management agreements due from CHC of $305 and $300 and due from GAH of $232 and $41 at March 31, 1997 and December 31, 1996, respectively.

     CHC Lease Partners fully reimburses CHC for office space it occupies within the corporate offices of CHC and for the payroll and related costs CHC and GAH incur on behalf of CHC Lease Partners. These costs amounted to $239 and $149 for the three months ended March 31, 1997 and 1996, respectively. At March 31, 1997 and December 31, 1996, CHC Lease Partners owed CHC and GAH in the aggregate $126 and $57, respectively, which is included in due to affiliates.

     During the three months ended March 31, 1997 and 1996, CHC Lease Partners made distributions to its partners of $1,000 and $340, respectively.

3.  PRO FORMA FINANCIAL INFORMATION:

     The unaudited pro forma statements of operations are presented as if the leases and the operation of the twenty-five hotels had commenced on January 1, 1996. The unaudited pro forma statements of operations are not necessarily indicative of what the actual results of operations of CHC Lease Partners would have been assuming such operations had commenced as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Pro forma lessee expenses include management fees, estimated lessee overhead expenses, distribution income on 250,001 units of limited partnership interest in the Realty Partnership and interest income associated with working capital balances. No pro forma interest income associated with working capital balances has been included.

                                    THREE MONTHS ENDED MARCH 31,
                                    ----------------------------
                                        1997           1996
                                    -------------  -------------
                                           (IN THOUSANDS)
Revenue:
 Rooms............................        $32,318        $31,528
 Food and beverage................         11,704         11,457
 Conference center................            748            645
 Telephone and other..............          3,126          3,658
                                          -------        -------
  Total revenue...................         47,896         47,288
                                          -------        -------
Expenses:
 Departmental costs and expenses..         17,480         17,783
 Participating lease payments.....         15,596         15,409
 General and administrative.......          4,181          4,021
 Repairs and maintenance..........          2,167          2,118
 Utilities........................          2,006          2,025
 Marketing........................          4,557          4,240
 Insurance........................            255            317
                                          -------        -------
  Total expenses..................         46,242         45,913
                                          -------        -------
Income before lessee expenses.....          1,654          1,375
Lessee expenses...................            305            624
                                          -------        -------
 Net income.......................        $ 1,349        $   751
                                          =======        =======


                        REPORT OF INDEPENDENT AUDITORS

To the Members of NorthCoast Hotels, L.L.C.:

     We have audited the accompanying balance sheet of NorthCoast Hotels, L.L.C. as of December 31, 1996, and the related statements of operations, members' equity, and cash flows for the period April 2, 1996 (inception of operations) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NorthCoast Hotels, L.L.C. as of December 31, 1996, and the results of its operations and its cash flows for the period April 2, 1996 (inception of operations) through December 31 1996, in conformity with generally accepted accounting principles.




                                               /s/ Ernst & Young LLP

Seattle, Washington
March 5, 1997

                           NORTHCOAST HOTELS, L.L.C.

                                 BALANCE SHEET
                                (IN THOUSANDS)

                                                       December 31,
                                                           1996
                                                       -----------

                                    ASSETS
Current assets:
 Cash and cash equivalents..........................   $     1,756
 Accounts receivable, net of allowance
  for doubtful accounts of $43......................         4,224
 Receivable from Patriot American
  Hospitality Partnership, L.P......................           245
 Inventories........................................           320
 Prepaid expenses...................................           387
 Other assets.......................................           792
                                                       -----------
Total current assets................................         7,724
 Deferred assets, net of accumulated
  amortization of $33...............................           500
 Investments........................................           825
                                                       -----------
  Total assets......................................   $     9,049
                                                       ===========

                     LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
 Accounts payable...................................   $     2,064
 Accrued rent due to Patriot American
  Hospitality Partnership, L.P......................           943
 Due to affiliates..................................           113
 Accrued payroll and benefits.......................         2,088
 Guest deposits.....................................           155
 Accrued expenses and other liabilities.............           986
 FF&E reserve due to Patriot American
  Hospitality Partnership, L.P......................           415
                                                       -----------
Total current liabilities...........................         6,764
                                                       -----------
Due to Patriot American Hospitality
 Partnership, L.P...................................           242
                                                       -----------
  Total liabilities.................................         7,006
Commitments and contingencies.......................            --
Members' equity.....................................         2,043
                                                       -----------
Total liabilities and members' equity...............        $9,049
                                                       ===========

                            See accompanying notes.

                           NORTHCOAST HOTELS, L.L.C.

                            STATEMENT OF OPERATIONS
                                (IN THOUSANDS)


                                                            April 2, 1996
                                                            (inception of
                                                             operations)
                                                               through
                                                             December 31,
                                                                 1996
                                                            -------------
Revenue:
 Rooms....................................................  $      27,402
 Food and beverage........................................         12,900
 Telephone and other......................................          2,518
                                                            -------------
   Total revenue..........................................         42,820
                                                            -------------
Expenses:
 Departmental costs and other expenses....................         17,547
 Participating rent.......................................         12,553
 General and administrative...............................          3,734
 Ground lease expense.....................................            818
 Repairs and maintenance..................................          2,319
 Utilities................................................          1,516
 Marketing................................................          3,078
                                                            -------------
   Total expenses.........................................         41,565
                                                            -------------
   Income before lessee income (expense)..................          1,255
                                                            -------------
 Dividend and interest income.............................            132
 Management fees..........................................         (1,103)
 Depreciation and amortization............................            (33)
 Lessee general and administrative expenses...............           (343)
                                                            -------------
   Total lessee expenses..................................         (1,347)
                                                            -------------
   Net loss...............................................            (92)
                                                            =============

                            See accompanying notes.

                           NORTHCOAST HOTELS, L.L.C.

                         STATEMENT OF MEMBERS' EQUITY
                      FOR THE PERIOD FROM APRIL 2, 1996
              (INCEPTION OF OPERATIONS) THROUGH DECEMBER 31, 1996
                                (IN THOUSANDS)

                                                 Notes      Retained
                                     Capital   Receivable   Earnings    Total
                                   ---------   ----------   --------   --------

Contributions on April 2, 1996.... $   3,300   $  (1,050)   $     --   $  2,250
Distributions to members..........      (165)         --          --       (165)
Payments on notes receivable......        --          50          --         50
Net loss..........................        --          --         (92)       (92)
                                   ---------   ---------    --------   --------
Balance at December 31, 1996...... $   3,135   $  (1,000)   $    (92)  $  2,043
                                   =========   =========    ========   ========


                            See accompanying notes.

                           NORTHCOAST HOTELS, L.L.C.

                            STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)

                                                            April 2, 1996
                                                            (inception of
                                                             operations)
                                                               through
                                                             December 31,
                                                                1996
                                                            -------------
Cash flows from operating activities:
   Net loss...............................................  $         (92)
   Adjustments to reconcile net loss to
    net cash provided by operating activities:
       Provision for losses on accounts receivable.........            43
       Depreciation and amortization.......................            33
   Increase in assets and liabilities:
       Accounts receivable.................................        (4,268)
       Receivable from Patriot American
        Hospitality Partnership, L.P.......................           (44)
       Inventories.........................................           (78)
       Prepaid expenses and other assets...................          (387)
       Accounts payable....................................         1,968
       Accrued rent due to Patriot American
        Hospitality Partnership, L.P.......................           943
       Due to affiliates...................................           113
       Accrued payroll and benefits........................         1,187
       Guest deposits......................................           155
       Accrued expenses and other liabilities..............           903
       FF&E reserve due to Patriot American
        Hospitality Partnership, L.P.......................           415
                                                            -------------
Net cash provided by operating activities..................           891
                                                            -------------
Cash flows from investing activities:
   Purchase of equipment...................................            (7)
   Payments for capital improvements on
    behalf of owner........................................          (104)
   Payment of organization costs and
    capitalized lease costs................................          (533)
   Payment for deferred purchase consideration.............          (785)
                                                            -------------
Net cash used in investing activities......................        (1,429)
                                                            -------------
Cash flows from financing activities:
   Cash received from assumption of
    operating liabilities..................................           901
   Proceeds from repayment of member note..................            50
   Capital contributions...................................         1,425
   Distributions...........................................           (82)
                                                            -------------
Net cash provided by financing activities..................         2,294
                                                            -------------
Net increase in cash and cash equivalents..................         1,756
                                                            -------------
Cash and cash equivalents at end of period................. $       1,756
                                                            =============
Supplemental Disclosure of Non-Cash
 Investing and Financing Activities:
   Contribution of Patriot Partnership Units............... $         825
                                                            =============
   Inventory received in exchange for a
    liability to Patriot American Hospitality
    Partnership, L.P....................................... $         242
                                                            =============
   Operating liabilities assumed in
    exchange for receivables from Patriot American
    Hospitality Partnership, L.P........................... $          96
                                                            =============
   Distributions declared and unpaid....................... $          83
                                                            =============

                            See accompanying notes.

                           NORTHCOAST HOTELS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION

     NorthCoast Hotels, L.L.C. ("NorthCoast Lessee"), a Washington limited liability company, was formed January 10, 1996 to lease and operate certain hotels owned by Patriot American Hospitality Partnership, L.P. (the "Realty Partnership"). At December 31, 1996, Patriot American Hospitality, Inc. ("Patriot"), through its subsidiaries, owns approximately 87.3% of the Realty Partnership. NorthCoast Lessee will continue for a term of fifty years unless terminated earlier pursuant to the terms of the limited liability company agreement. In general, members are not individually liable for any debts or losses of NorthCoast Lessee that exceed their respective capital contribution, except as discussed in Note 2, and losses are generally allocated to the members in proportion to their capital contributions.

     NorthCoast Lessee began leasing five hotels on April 2, 1996. On April 5, 1996, May 22, 1996, August 29,1996, and November 26, 1996, NorthCoast Lessee and the Realty Partnership entered into four additional operating leases for four hotels which were acquired by the Realty Partnership. At December 31, 1996, NorthCoast leased nine hotels as follows:

               Property Name                          Location              Guest Rooms
     -------------------------------------    -------------------------     -----------
     Hyatt Regency Lexington                  Lexington, Kentucky           365 rooms
     Hyatt Newporter                          Newport Beach, California     410 rooms
     Plaza Park Suites                        Seattle, Washington           193 rooms
     The Pickwick                             San Francisco, California     192 rooms
     The Roosevelt Hotel                      Seattle, Washington           151 rooms
     Valley River Inn                         Eugene, Oregon                257 rooms
     WestCoast Gateway Hotel                  Seattle, Washington           145 rooms
     WestCoast Long Beach Hotel and Marina    Long Beach, California        192 rooms
     WestCoast Wenatchee Center Hotel         Wenatchee, Washington         147 rooms


     Each hotel is leased by the Realty Partnership to NorthCoast Lessee under separate participating operating lease agreements. Eight of the nine hotel leases contain cross-default provisions. These leases, which have an average term of eleven years, require NorthCoast Lessee to maintain a minimum net worth, a minimum level of cash, and adequate working capital, (as those terms are defined) and require payment of the greater of (1) minimum base rent or (2) participating rent based upon certain percentages of room revenue, food and beverage revenue, and telephone and other revenues of each of the hotels, plus certain additional charges, as applicable.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

     All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

Inventories

     Inventories, consisting of food, beverages, china, linens, silverware and glassware, are stated at the lower of cost (generally first-in, first-out) or market.

Deferred Assets

     Deferred assets consist of organization costs and capitalized lease costs. Amortization of organization costs is computed using the straight-line method over five years. Capitalized lease costs are amortized over the average lease term of eleven years.

                           NORTHCOAST HOTELS, L.L.C.

                            (DOLLARS IN THOUSANDS)


Investments

     Investments consist of 31,074 restricted units of limited partnership interest in the Realty Partnership ("OP Units") and are stated at cost. The OP Units may be redeemed, subject to certain restrictions, at NorthCoast's election after April 2, 1997, for cash equal to the market value (as defined) of two shares of Patriot common stock or, at Patriot's election, two shares of Patriot common stock. Under the participating lease agreements, NorthCoast has assigned certain of the OP Units to the Realty Partnership as collateral for certain deferred rents. Such deferred rents were paid by NorthCoast Lessee in January 1997, and the assignment was released. Dividends are included in dividend and interest income.

Other Assets

     Other assets consist primarily of additional purchase consideration due from the Realty Partnership related to two of the hotels. Receipt of the additional purchase consideration is dependent upon the respective hotels achieving certain operating performance goals in 1997. Management believes this additional purchase consideration will be collected.

Revenue Recognition

     Revenue is recognized upon performance of hotel-related services and delivery of food and beverages. Credit evaluations are performed and an allowance for doubtful accounts is provided against accounts receivable which are estimated to be uncollectible.

Income Taxes

     Under the provisions of the Internal Revenue Code and applicable state income tax law, NorthCoast Lessee has elected to be taxed as a partnership for federal and state purposes. Therefore, federal and state income tax consequences of NorthCoast Lessee's profits and losses pass through to the limited liability company members.

Concentration of Credit Risk

     Financial instruments which potentially subject NorthCoast Lessee to concentrations of credit risk consist principally of cash balances with banks in excess of Federal Deposit Insurance Corporation ("FDIC") insured limits, accounts receivable from hotel customers. NorthCoast Lessee places its cash with high quality financial institutions, however, at December 31, 1996, NorthCoast Lessee has cash balances with banks in excess of FDIC insured limits. Management believes the credit risk related to these deposits is minimal. Concentrations of credit risk with respect to accounts receivable from hotel customers are limited due to the large number of customers and their dispersion across many hotels and geographies.

2.   MEMBERS' EQUITY:

Initial Capitalization

     Each of the four members is required to contribute $825 to NorthCoast Lessee. Contributions can be in the form of cash or other property. At December 31, 1996, cash contributions of $1,475 and OP Units of $825 have been received.

     Two members contributed notes receivable totaling $1,050, which bear interest at 7% per annum. One note, which is unsecured, is due in two installments with $50 paid July 31, 1996 and the balance due March 31, 1997. The other note is due October 31, 1998, and can be paid with either cash or OP Units. This note is secured by an approximate 12.6% interest in LeParc
Investment Group, LLC (the "LeParc Entity").   These notes receivable from
members have been offset against members' equity in the accompanying financial statements.

     At December 31, 1996, NorthCoast Lessee had $83 accrued for distributions which were declared and unpaid.

Minimum Net Worth

     Under the terms of the participating lease agreements, NorthCoast Lessee is required to maintain minimum net worth, as defined, equal to 20% of the projected annual lease payments for all hotels leased. The minimum net worth must be composed of certain components in specified minimum amounts, including at least 15% in cash or certain cash equivalents. No more than 25% of the minimum net worth can be composed of a promissory note secured by an interest in the LeParc Entity. NorthCoast Lessee is also required to maintain ownership of shares of common stock of Patriot or OP Units. NorthCoast Lessee was in compliance with these covenants as of December 31, 1996.

                           NORTHCOAST HOTELS, L.L.C.

                            (DOLLARS IN THOUSANDS)


3.   COMMITMENTS AND RELATED PARTY TRANSACTIONS:

Participating Lease Commitments

     At December 31, 1996, NorthCoast Lessee has future lease commitments to the Realty Partnership under the participating lease agreements through the year 2008. Minimum future rental payments under these noncancellable operating leases are as follows:

                Year Ending December 31,               Amount
                ------------------------              -------
                1997...............................  $ 17,597
                1998...............................    18,247
                1999...............................    18,280
                2000...............................    18,307
                2001...............................    18,328
                Thereafter.........................    93,221
                                                     --------
                                                     $183,980
                                                     ========

     NorthCoast Lessee incurred rents of $12,553 during the period April 2, 1996 through December 31, 1996, consisting of $10,453 in base rents, $1,171 in participating rents, and $929 in additional rent. At December 31, 1996, NorthCoast Lessee owed the Realty Partnership $943 for rents under the terms of the participating leases.

     Under the participating lease agreements, NorthCoast Lessee is obligated to return to the Realty Partnership the inventory at each of the hotels at the end of the related lease term. As of December 31, 1996, the balance of the inventory due to the Realty Partnership was $242. In addition, two of the hotels are managed by Hyatt Corporation ("Hyatt"). Under the terms of the hotel management agreements, Hyatt funds a percentage of the hotel gross revenues to a reserve account for furniture, fixtures and equipment (the "FF&E Reserve"), which is payable to the Realty Partnership to make improvements to the hotels. At December 31, 1996, the FF&E Reserve payable to the Realty Partnership was $415.

Management and Franchise Agreements

     Seven of the nine hotels leased by NorthCoast Lessee are managed by WestCoast Hotels, Inc. ("WestCoast Hotels"), an affiliate of a member, and are marketed under a franchise agreement with WestCoast Marketing, Inc., an affiliate of WestCoast Hotels. WestCoast Hotels receives a hotel management fee per hotel of $2 per month for four of the seven hotels and 1% of gross room revenue, as defined, for the WestCoast Long Beach Hotel and Marina, the Valley River Inn and The Pickwick. All management fees payable to WestCoast Hotels greater than 1% of hotel revenues are subordinate to NorthCoast Lessee's obligations to the Realty Partnership under the terms of the participating lease agreements. WestCoast Marketing, Inc. receives a franchise fee of 2.5% of gross room revenues, as well as certain reservation fees in connection with the use of the WestCoast brand. Two of the nine hotels are managed by Hyatt and include an asset management agreement with WestCoast Hotels. WestCoast Hotels received an asset management fee in 1996 on the Hyatt Regency Lexington of $6 per month and on the Hyatt Newporter of $2 per month. In 1997, the asset management fees will be $6 per month and $5 per month on the Hyatt Regency Lexington and Hyatt Newporter, respectively. The asset management fees are subject to escalation based on increases in the Consumer Price Index beginning in 1998.

     Hyatt receives management fees ranging from 3.5% to 5% of gross revenues plus incentive fees if certain operating results based on cash flow and profits (as defined) are achieved by the hotels. In addition, the management agreement with Hyatt provides for the allocation of certain advertising, marketing and reservation related expenses incurred by Hyatt to all hotels in the Hyatt chain based upon the number of total rooms available during the year.

Management Contract for Convention Center

     The WestCoast Wenatchee Center Hotel has entered into an agreement with the City of Wenatchee (the "City") to provide management services for the Wenatchee Center, including marketing and space rental for meetings, conferences and banquets. The agreement, which commenced in October 1980, provides for an initial term of seven years and the option to extend the agreement for three consecutive periods of seven years each. The WestCoast Wenatchee Center Hotel pays the City fees based on the greater of $50 annually, adjusted for the increase in the Consumer Price Index, or a percentage of gross revenues from operation of the hotel.

                           NORTHCOAST HOTELS, L.L.C.

                            (DOLLARS IN THOUSANDS)


Ground Lease

     NorthCoast Lessee has commitments under two ground lease agreements. The term of the lease for the Hyatt Newporter is through December 31, 2048 and the lease is subject to an escalation clause for each five-year period based on the Consumer Price Index, not to exceed 8% per year compounded annually for the five years then ending. In addition, the lease requires the hotel to pay a percentage of its annual sales, as defined, as additional rent. During 1996, NorthCoast Lessee paid $569 in base rent and $187 in additional rent. Minimum annual lease payments of $831 are due under the lease through 2001, at which time the base rent will be adjusted.

     The term of the lease for the WestCoast Long Beach Hotel and Marina is through March 31, 2052. Annual minimum rent payments are approximately $173 through September 30, 1999, at which time the rent will be negotiated for the next five-year period. Half of the minimum rent payments through March 1998 are deferred and accrue interest at 7% per annum. Percentage rent is payable, if in excess of the minimum rent, based upon certain percentages of room revenue, food and beverage revenue, and telephone and other revenues of the hotel.

Employment and Other Agreements

     NorthCoast Lessee has entered into an agreement with an individual affiliated with one of the members. Pursuant to that agreement, this individual serves as President of NorthCoast Lessee for a term of five years.

     NorthCoast Lessee pays WestCoast Hotels for office space it occupies within the corporate offices of WestCoast Hotels and for the payroll and related costs WestCoast Hotels administers on behalf of NorthCoast Lessee. The amount paid to WestCoast Hotels for these costs was $18 during the period from April 2, 1996 through December 31, 1996.

                           NORTHCOAST HOTELS, L.L.C.

                            (DOLLARS IN THOUSANDS)


4.   PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

     The following unaudited pro forma statements of operations are presented as if the leases and the operation of the nine hotels leased by NorthCoast Lessee had commenced on January 1, 1995. The unaudited pro forma statements of operations are not necessarily indicative of what the actual results of operations of NorthCoast Lessee would have been assuming such operations had commenced as of January 1, 1995, nor do they purport to represent the results of operations for future periods. Pro forma lessee expenses represent management fees and estimated lessee overhead expenses and exclude pro forma dividend income on 31,074 OP Units and interest income associated with working capital balances.

                                                 YEAR ENDED DECEMBER 31,
                                                 -----------------------
                                                    1996         1995
                                                 ----------   ----------
                                                     (IN THOUSANDS)
Revenue:
   Rooms.......................................  $   42,797   $   40,750
   Food and beverage...........................      19,575       19,525
   Telephone and other.........................       3,878        3,705
                                                 ----------   ----------
       Total revenue...........................      66,250       63,980
                                                 ----------   ----------
Expenses:
   Departmental costs and expenses.............      27,818       27,067
   Participating rent..........................      20,293       18,996
   General and administrative..................       5,752        5,461
   Ground lease expense........................       1,114        1,147
   Repairs and maintenance.....................       3,673        3,570
   Utilities...................................       2,473        2,387
   Marketing...................................       4,898        4,863
   Insurance...................................         501          306
                                                 ----------   ----------
       Total expenses..........................      66,522       63,797
                                                 ----------   ----------
Income before lessee expenses..................        (272)         183
Lessee expenses................................       1,918        2,088
                                                 ----------   ----------
   Net loss....................................     $(2,190)  $   (1,905)
                                                 ==========   ==========

5.   SUBSEQUENT EVENT:

     On January 30, 1997, the Board of Directors of Patriot declared a 2-for-1 stock split on Patriot's common stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997. Coincident with the 2-for-1 stock split, the OP Unit conversion factor has been changed such that each OP Unit subject to redemption will now be redeemed for cash equal to the value of two shares of Patriot's common stock (or, at Patriot's election, Patriot may purchase each OP Unit offered for redemption for two shares of Patriot's common stock). All references in the financial statements to the OP Unit conversion factor have been restated to reflect the impact of Patriot's stock split.

                            NORTHCOAST HOTELS, L.L.C.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                        MARCH 31,       DECEMBER 31,
                                                                                          1997             1996
                                                                                       -----------      ------------
                                                                                       (UNAUDITED)
                                     ASSETS
Current assets:
   Cash and cash equivalents............................................................. $1,817        $1,756
   Accounts receivable, net of allowance for doubtful accounts of $38 and
       $43 at March 31, 1997 and December 31, 1996, respectively.........................  3,967         4,224
   Receivable from Patriot American Hospitality Partnership, L.P.........................    182           245
   Inventories...........................................................................    309           320
   Prepaid expenses......................................................................    460           387
   Other assets..........................................................................    812           792
                                                                                          ------        ------
          Total current assets...........................................................  7,547         7,724
Deferred assets, net of accumulated amortization of $47 and $33 at
       March 31, 1997 and December 31, 1996, respectively................................    518           500
Investments..............................................................................    825           825
Cash held in trust.......................................................................    172            --
Construction in progress.................................................................    330            --
                                                                                          ------        ------
          Total assets................................................................... $9,392        $9,049
                                                                                          ======        ======

                    LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
   Accounts payable...................................................................... $2,269        $2,064
   Accrued rent due to Patriot American Hospitality Partnership, L.P.....................  1,622           943
   Due to affiliates.....................................................................    199           113
   Accrued payroll and benefits..........................................................  1,683         2,088
   Guest deposits........................................................................    203           155
   Accrued expenses and other liabilities................................................  1,030           986
   FF&E reserve due to Patriot American Hospitality Partnership, L.P.....................     13           415
                                                                                          ------        ------
          Total current liabilities......................................................  7,019         6,764
Note payable to Patriot American Hospitality Partnership, L.P............................    500            --
Due to Patriot American Hospitality Partnership, L.P.....................................    242           242
                                                                                          ------        ------
          Total liabilities..............................................................  7,761         7,006
Commitments and contingencies............................................................     --            --
Members' equity..........................................................................  1,631         2,043
                                                                                          ------        ------
          Total liabilities and members' equity.......................................... $9,392        $9,049
                                                                                          ======        ======

                            See accompanying notes.

                           NORTHCOAST HOTELS, L.L.C.

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                   THREE
                                                   MONTHS
                                                   ENDED
                                                 MARCH 31,
                                                    1997
                                                 ----------
Revenue:
   Rooms.......................................... $ 9,912
   Food and beverage..............................   4,792
   Telephone and other............................     944
                                                   -------
       Total revenue..............................  15,648
                                                   -------

Expenses:
   Departmental costs and other expenses..........   6,806
   Participating lease payments...................   4,683
   General and administrative.....................   1,408
   Ground lease expense...........................     320
   Repairs and maintenance........................     911
   Utilities......................................     586
   Marketing......................................   1,248
                                                   -------
       Total expenses.............................  15,962
                                                   -------
       Loss before lessee income (expense)........    (314)
                                                   -------
   Dividend and interest income...................      56
   Service fee income.............................     422
   Management fees................................    (471)
   Depreciation and amortization..................     (14)
   Lessee general and administrative expenses.....     (91)
                                                   -------
       Total lessee income (expense)..............     (98)
                                                   -------
       Net loss................................... $  (412)
                                                   =======

                            See accompanying notes.

                           NORTHCOAST HOTELS, L.L.C.

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                      THREE MONTHS
                                                                                          ENDED
                                                                                        MARCH 31,
                                                                                          1997
                                                                                      -------------
Cash flows from operating activities:
   Net loss................................................................................ $ (412)
   Adjustments to reconcile net loss to net cash provided by operating activities:
       Depreciation and amortization.......................................................     14
   Changes in assets and liabilities:
       Accounts receivable.................................................................    257
       Inventories.........................................................................     11
       Prepaid expenses and other assets...................................................    (74)
       Accounts payable....................................................................    300
       Accrued rent due to Patriot American Hospitality Partnership, L.P...................    679
       Due to affiliates...................................................................     86
       Accrued payroll and benefits........................................................   (405)
       Guest deposits......................................................................     48
       Accrued expenses and other liabilities..............................................    127
       FF&E Reserve due to Patriot American Hospitality Partnership, L.P...................   (402)
                                                                                            ------
Net cash provided by operating activities..................................................    229
                                                                                            ------

Cash flows from investing activities:
   Purchases of equipment and leasehold improvements.......................................   (334)
   Cash held in trust......................................................................   (172)
   Payment for capital improvements on behalf of owner.....................................    (31)
   Payment of organization costs and capitalized lease costs...............................    (32)
   Payment for deferred purchase consideration.............................................    (16)
                                                                                            ------
Net cash used in investing activities......................................................   (585)
                                                                                            ------

Cash flows from financing activities:
   Proceeds from issuance of note..........................................................    500
   Distributions...........................................................................    (83)
                                                                                            ------
Net cash provided by financing activities..................................................    417
                                                                                            ------
Net increase in cash and cash equivalents..................................................     61
Cash and cash equivalents at beginning of period...........................................  1,756
                                                                                            ------
Cash and cash equivalents at end of period................................................. $1,817
                                                                                            ======

                            See accompanying notes.

                           NORTHCOAST HOTELS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     NorthCoast Hotels, L.L.C. ("NorthCoast Lessee"), a Washington limited liability company, was formed January 10, 1996 to lease and operate certain hotels owned by Patriot American Hospitality Partnership, L.P. (the "Realty
Partnership").   NorthCoast Lessee will continue for a term of fifty years
unless terminated earlier pursuant to the terms of the limited liability company agreement. In general, members are not individually liable for any debts or losses of NorthCoast Lessee that exceed their respective capital contribution, and losses are generally allocated to the members in proportion to their capital contributions.

     NorthCoast Lessee began leasing five hotels on April 2, 1996. During 1996, NorthCoast Lessee and the Realty Partnership entered into additional operating leases for four hotels which were acquired by the Realty Partnership. At March 31, 1997, NorthCoast Lessee leased nine hotels.

     Each hotel is leased by the Realty Partnership to NorthCoast Lessee under separate participating operating lease agreements. Eight of the nine hotel leases contain cross-default provisions. These leases, which have an average term of eleven years, require NorthCoast Lessee to maintain a minimum net worth, a minimum level of cash, and adequate working capital, (as those terms are defined) and require payment of the greater of (1) minimum base rent or (2) participating rent based upon certain percentages of room revenue, food and beverage revenue, and telephone and other revenues of each of the hotels, plus certain additional charges, as applicable.

  These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the NorthCoast Hotels, L.L.C. financial statements and footnotes thereto included in the Annual Report on Form 10-K of Patriot American Hospitality, Inc. for the year ended December 31, 1996.

2.  MEMBERS' EQUITY:

Initial Capitalization

     Each of the four members is required to contribute $825 to NorthCoast Lessee. Contributions can be in the form of cash or other property. At March 31, 1997, cash contributions of $1,475 and OP Units of $825 have been received.

     Two members contributed notes receivable totaling $1,050 which bear interest at 7% per annum. One note, which is unsecured, is due in two installments, with $50 paid July 31, 1996 and the balance due May 31, 1997. The other note is due October 31, 1998, and can be paid with either cash or OP Units. This note is secured by an approximate 12.6% interest in LeParc Investment Group, LLC. These notes receivable from members have been offset against members' equity in the accompanying financial statements.

Minimum Net Worth

     Under the terms of the participating lease agreements, NorthCoast Lessee is required to maintain minimum net worth, as defined, equal to 20% of the projected annual lease payments for all hotels leased, subject to certain agreed upon adjustments. The minimum net worth must be composed of certain components in specified minimum amounts, including at least 15% in cash or certain cash equivalents. No more than 25% of the minimum net worth can be composed of a promissory note secured by an interest in LeParc Investment Group, LLC. NorthCoast Lessee is also required to maintain ownership of shares of common stock of Patriot or units of limited partnership interest of the Realty Partnership.

3.  COMMITMENTS AND RELATED PARTY TRANSACTIONS:

     NorthCoast Lessee incurred rents of $4,683 during the three months ended March 31, 1997, consisting of $3,902 in base rents, $490 in participating rents, and $291 in additional rent. At March 31, 1997 and December 31, 1996, NorthCoast Lessee owed the Realty Partnership $1,622 and $943, respectively, for rents under the terms of the participating leases.

                           NORTHCOAST HOTELS, L.L.C.

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


  Under the participating lease agreements, NorthCoast Lessee is obligated to return to the Realty Partnership the inventory at each of the hotels at the end of the related lease term. As of March 31, 1997, the balance of the inventory due to the Realty Partnership was $242. In addition, two of the hotels are managed by Hyatt Corporation ("Hyatt"). Under the terms of the hotel management agreements, Hyatt funds a percentage of the hotel gross revenues to a reserve account for furniture, fixtures and equipment (the "FF&E Reserve"), which is payable to the Realty Partnership to make improvements to the hotels. At March 31, 1997 and December 31, 1996, the FF&E Reserve payable to the Realty Partnership was $13 and $415, respectively.

  NorthCoast Lessee pays WestCoast Hotels for office space it occupies within the corporate offices of WestCoast Hotels and for the payroll and related costs WestCoast Hotels administers on behalf of NorthCoast Lessee. The amount paid to WestCoast Hotels for these costs was $6 for the three months ended March 31, 1997.

  NorthCoast Lessee borrowed $500 from the Realty Partnership on March 13, 1997 (the "Note") for the construction of a laundry facility at the Hyatt Regency Lexington. The Note bears interest at 9.6% per annum, requires monthly payments of principal and interest commencing June 1, 1997 and is due March 13, 1999.

  Construction in progress consists of direct costs and capitalized interest and are recorded at cost. As of March 31, 1997, NorthCoast Lessee had capitalized $330 related to this project and held $172 in cash restricted to expenditures related to the project.

  Service fee income consists of fees received for acquisition, project development and renovation services provided to the Realty Partnership net of reimbursed expenses of $53. NorthCoast Lessee received $475 for such services during the three months ended March 31, 1997.

                           NORTHCOAST HOTELS, L.L.C.

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


4.  PRO FORMA FINANCIAL INFORMATION:

     The following unaudited pro forma statement of operations for the three months ended March 31, 1996 is presented as if the leases and the operation of the nine hotels leased by NorthCoast Lessee had commenced on January 1, 1996. The unaudited pro forma statement of operations is not necessarily indicative of what the actual results of operations of NorthCoast Lessee would have been assuming such operations had commenced as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Pro forma lessee expenses represent management fees and estimated lessee overhead expenses and exclude pro forma dividend income on 31,074 units of limited partnership interest of the Realty Partnership and pro forma interest income associated with working capital balances.

                                       THREE MONTHS
                                          ENDED
                                        MARCH 31,
                                           1996
                                      --------------
                                      (IN THOUSANDS)
Revenue:
   Rooms............................        $ 9,390
   Food and beverage................          4,374
   Telephone and other..............            900
                                            -------
       Total revenue................         14,664
                                            -------
Expenses:
   Departmental costs and expenses..          6,505
   Participating lease payments.....          4,232
   General and administrative.......          1,552
   Ground lease expense.............            289
   Repairs and maintenance..........            898
   Utilities........................            597
   Marketing........................          1,196
   Insurance........................             93
                                            -------
       Total expenses...............         15,362
                                            -------
Loss before lessee expenses.........           (698)
Lessee expenses.....................            417
                                            -------
   Net loss.........................        $(1,115)
                                            =======

                                PAH RSI, L.L.C.

                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                             MARCH 31,
                                                                               1997
                                                                             ---------
                                                                             (Restated)
                                 ASSETS
Current assets:
  Cash and cash equivalents................................................... $16,637
  Accounts receivable, net of allowance for doubtful accounts of $1...........   3,485
  Due from Patriot American Hospitality Partnership, L.P and affiliates.......   2,655
  Due from Resorts Services, Inc..............................................     382
  Inventories.................................................................   1,833
  Prepaid expenses and other assets...........................................   1,770
                                                                               -------
    Total current assets......................................................  26,762
Organizational costs, net of accumulated amortization of $1...................      34
Tradenames, net of accumulated amortization of $62............................   8,937
Deposits......................................................................     332
                                                                               -------
    Total assets.............................................................. $36,065
                                                                               =======

                     LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
  Accounts payable............................................................ $ 1,213
  Accrued rent due to Patriot American Hospitality Partnership, L.P...........   5,879
  Accrued expenses and other liabilities......................................   6,163
  Accrued interest............................................................     237
  Guest and other deposits....................................................   6,498
                                                                               -------
    Total current liabilities.................................................  19,990
Due to selling entities.......................................................   5,276
Note payable to Patriot American Hospitality Partnership, L.P.................   9,000
                                                                               -------
    Total liabilities.........................................................  34,266
Commitments and contingencies.................................................      --
Members' equity...............................................................   1,799
                                                                               -------
    Total liabilities and members' equity..................................... $36,065
                                                                               =======

                            See accompanying notes.

                                PAH RSI, L.L.C.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                    JANUARY 16,
                                                 1997 (INCEPTION
                                                  OF OPERATIONS)
                                                     THROUGH
                                                     MARCH 31,
                                                       1997
                                                 -----------------
                                                    (Restated)
Revenue:
   Rooms................................................. $11,129
   Food and beverage.....................................   4,981
   Telephone and other revenue...........................   3,175
   Club, club membership and spa revenue.................   8,013
   Shopping center revenue...............................     363
   Royalty revenues......................................     382
                                                          -------
       Total revenue.....................................  28,043
                                                          -------

Expenses:
   Departmental costs and other expenses.................  11,199
   Participating lease payments..........................   8,015
   General and administrative............................   1,611
   Repairs and maintenance...............................   1,812
   Utilities.............................................     706
   Marketing.............................................   1,055
   Interest expense......................................     237
   Insurance.............................................     104
                                                          -------
       Total expenses....................................  24,739
                                                          -------
       Income before lessee expenses.....................   3,304
                                                          -------
   Management fees.......................................  (1,342)
   Amortization..........................................     (63)
   Lessee general and administrative expenses............    (100)
                                                          -------
       Total lessee expenses.............................  (1,505)
                                                          -------
       Net income........................................ $ 1,799
                                                          =======

                            See accompanying notes.

                                PAH RSI, L.L.C.

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                           JANUARY 16, 1997
                                             (INCEPTION OF
                                              OPERATIONS)
                                                THROUGH
                                               MARCH 31,
                                                 1997
                                           ---------------
                                              (Restated)

Initial capitalization at inception..           $ 4,110
Notes receivable from members........            (4,110)
Net income...........................             1,799
                                                -------
Balance, March 31, 1997..............           $ 1,799
                                                =======

                            See accompanying notes.

                                PAH RSI, L.L.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                           JANUARY 16,
                                                                                        1997 (INCEPTION
                                                                                         OF OPERATIONS)
                                                                                             THROUGH
                                                                                            MARCH 31,
                                                                                              1997
                                                                                        -----------------
                                                                                           (Restated)
Cash flows from operating activities:
   Net income................................................................................... $ 1,799
   Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for losses on accounts receivable..............................................       1
       Amortization.............................................................................      63
   Increase in assets and liabilities:
       Accounts receivable......................................................................  (2,733)
       Due from Patriot American Hospitality Partnership, L.P...................................   1,058
       Due from Resorts Services, Inc...........................................................    (382)
       Inventories..............................................................................     (76)
       Prepaid expenses and other assets........................................................      19
       Other assets.............................................................................    (332)
       Accounts payable.........................................................................   1,112
       Accrued lease payments due to Patriot American Hospitality Partnership, L.P..............   5,879
       Accrued expenses and other liabilities...................................................    (573)
       Accrued interest.........................................................................     237
       Guest and other deposits.................................................................     988
       Due to selling entities..................................................................   5,276
                                                                                                 -------
Net cash provided by operating activities                                                         12,336
                                                                                                 -------
Cash flows from investing activities:
   Payment for organizational costs.............................................................     (35)
   Cash acquired at inception...................................................................   4,336
                                                                                                 -------
Net cash provided by investing activities.......................................................   4,301
                                                                                                 -------

Net increase in cash and cash equivalents.......................................................  16,637
                                                                                                 -------
Cash and cash equivalents at end of period...................................................... $16,637
                                                                                                 =======

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
   Contribution of member notes receivable...................................................... $ 4,110
                                                                                                 =======
   Issuance of note payable to Patriot American Hospitality Partnership,
       L.P. for purchase of tradenames.......................................................... $ 9,000
                                                                                                 =======
   Operating liabilities assumed in exchange for receivables from Patriot American
       Hospitality Partnership, L.P............................................................. $ 3,712
                                                                                                 =======

                            See accompanying notes.

                                PAH RSI, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION

  PAH RSI, L.L.C. (the "PAH RSI Lessee"), a Delaware limited liability company, was formed on January 16, 1997 to lease and operate certain hotels owned by Patriot American Hospitality Partnership, L.P. (the "Realty Partnership"). At March 31, 1997, Patriot American Hospitality, Inc. ("Patriot"), through its subsidiaries, owns approximately 83.1% of the Realty Partnership. PAH RSI Lessee, is owned jointly by Messrs. Thomas W. Lattin, Rex E. Stewart and Michael Murphy, each of whom is an executive officer of Patriot. PAH RSI Lessee will continue for a term of 49 years unless terminated earlier pursuant to the terms of the limited liability company agreement. In general, members are not personally liable for any debts or losses of PAH RSI Lessee that exceed their respective capital contribution, except as discussed in Note 5, and losses are generally allocated to the members in proportion to their capital contributions.

  PAH RSI Lessee commenced operations and began leasing two resort properties from the Realty Partnership on January 16, 1997. On January 17, 1997, January 29, 1997 and March 14, 1997, PAH RSI Lessee and the Realty Partnership entered into four additional operating leases for two additional resort properties and two hotels which were acquired by the Realty Partnership. At March 31, 1997, PAH RSI Lessee leased six hotels as follows:

             Property Name                 Location          Guest Rooms
-----------------------------------  ----------------------  -----------
     Resorts:
      Carmel Valley Ranch            Carmel, California              100
      The Boulders                   Scottsdale, Arizona             160
      The Lodge at Ventana Canyon    Tucson, Arizona                  49
      The Peaks Resort and Spa       Telluride, Colorado             177
     Full-service hotels:
      Radisson Hotel                 Northbrook, Illinois            313
      Luxeford Suites Hotel          Minneapolis, Minnesota          230


  Each hotel is leased by the Realty Partnership to PAH RSI Lessee for one-year terms under separate participating operating lease agreements. These leases, which require PAH RSI Lessee to maintain a minimum net worth and adequate working capital, require payment of the greater of (1) minimum base rent or (2) participating rent based upon certain percentages of room revenue, food and beverage revenue, and telephone and other revenues of each of the hotels, plus certain additional charges, as applicable.

  These financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period January 16, 1997 (inception of operations) through March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. Significant accounting policies are summarized below.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

  The consolidated financial statements include the accounts of PAH RSI Lessee and its wholly-owned subsidiaries, Boulders Carefree Sewer Corporation, BJV Realty, Inc., and The Peaks Real Estate Services, Inc. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

  All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

                                PAH RSI, L.L.C.

                                  (UNAUDITED)
                     (in thousands, except per share data)

Inventories

  Inventories, consisting of food, beverages, china, linens, silverware, glassware, and gift and golf shop merchandise, are principally stated at the lower of cost (generally first-in, first-out) or market.

Tradenames

  Tradenames are stated at cost and are amortized using the straight-line method over a 40-year estimated useful life.

Organization costs

  Organization costs are being amortized using the straight-line method over five years.

Revenue Recognition

  Revenue is recognized upon performance of hotel-related services and delivery of food and beverages. Credit evaluations are performed and an allowance for doubtful accounts is provided against accounts receivable which are estimated to be uncollectible.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the actual results will not differ materially from the estimates used in preparing the financial statements.

Income Taxes

  Under the provisions of the Internal Revenue Code and applicable state income tax law, PAH RSI Lessee is taxed as a limited liability company, an entity which is taxed in the same manner as a partnership and, therefore, is not subject to taxation on income. The federal and state income tax consequences of PAH RSI Lessee's profits and losses accrue to the limited liability company members.

Basis of Restatement

  The accompanying financial statements have been restated to reflect the correction of an error in departmental costs and other expenses and inventory from amounts previously reported.

2.  TRADENAMES:

  PAH RSI Lessee acquired certain tradenames or licensing rights to certain tradenames, including the Carefree(R) and Boulders(R) trademarks, simultaneously with the Realty Partnership's acquisition of the four Carefree Resort properties. The acquisition of the tradenames and licensing rights was financed by a promissory note in the amount of $9,000 payable to a subsidiary of the Realty Partnership (see Note 3). PAH RSI Lessee has assigned certain of these licensing rights to Resorts Services, Inc. ("RSI"), an Arizona corporation. Substantially all of the economic interests in RSI are owned individually by the members of PAH RSI Lessee (see Note 4).

3.  NOTES PAYABLE:

  In connection with the acquisition of certain tradenames and licensing rights, on January 17, 1997, PAH RSI Lessee issued a promissory note in the amount of $9,000 payable to a subsidiary of the Realty Partnership. The principal amount of the note is due January 17, 2002. Interest at an annual rate of 13% is payable semi-annually commencing July 1, 1997.

4.  COMMITMENTS AND RELATED PARTY TRANSACTIONS:

Participating Lease Commitments

  At March 31, 1997, PAH RSI Lessee has future lease commitments to the Realty Partnership under the participating lease agreements through March 1998.
Minimum future rental payments under these operating leases for the remainder of the lease terms aggregate approximately $12,241. PAH RSI Lessee incurred base rents of $2,840 and participating rents of $5,175 for the period January 16, 1997 through March 31, 1997. At March 31, 1997, PAH RSI Lessee owed the Realty Partnership $5,879 for rents under the terms of the participating leases.

                                PAH RSI, L.L.C.

                                  (UNAUDITED)
                     (in thousands, except per share data)

  The Realty Partnership has the right to terminate all participating lease agreements with PAH RSI Lessee. In the event such termination occurs, Patriot will be obligated to pay PAH RSI Lessee the fair market value of the leasehold interests. In addition, in the event of such termination, Patriot intends to acquire the assets, including inventory, tradenames and right to receive certain royalty fees, of PAH RSI Lessee.

Management and Franchise Agreements

  The four resort properties leased by PAH RSI Lessee are managed by RSI. RSI receives management fees per resort ranging from 2% to 3% of gross room revenue, as defined. In addition, certain executive officers and employees of RSI are entitled to receive an annual incentive fee equal to 10% of the excess recurring cash flow of the resorts, as defined. All management fees payable to RSI are subordinate to PAH RSI Lessee's obligations to the Realty Partnership under the terms of the participating lease agreements.

  The Luxeford Suites Hotel is managed by Doubletree Hotels Corporation which receives a management fee of 3% of gross revenues, plus incentive fees if certain operating results based on cash flow and profits (as defined) are achieved by the hotel. The Radisson Hotel in Northbrook, Illinois is managed by a hotel management entity affiliated with CHC International, Inc. and the Gencom group of companies which receives a management fee of 1.5% of gross revenues, as defined.

  RSI is subject to an exclusive license agreement with PAH RSI Lessee for the use of certain tradenames. Certain royalties may be paid to PAH RSI Lessee by RSI if adjusted gross receipts, as defined, of RSI exceed certain thresholds. Royalties earned in conjuction with this agreement were approximately $382 for the three months ended March 31, 1997.

Stock Purchase Option

  Pursuant to a stock option agreement dated January 17, 1997, PAH RSI Lessee's members were granted an exclusive option to purchase all of the outstanding voting common stock (an aggregate 625 shares of common stock, no par value per share) of RSI for $1.00 per share. The option expires January 17, 2007.

Expense Reimbursements

  PAH RSI Lessee fully reimburses the Realty Partnership for office space it occupies within the corporate offices of Patriot and for payroll and related costs the Realty Partnership incurs on behalf of PAH RSI Lessee. These costs amounted to $100 for the period ended March 31, 1997. At March 31, 1997, PAH RSI Lessee owed the Realty Partnership $100 for such reimbursements.

Payables to Selling Entities

  At March 31, 1997, PAH RSI Lessee has aggregate payables of $5,276 due to certain of the former owners of the four resort properties leased from the Realty Partnership. These payables to selling entities are related to the final proration of net current assets of the resort properties and are to be repaid from the collection of such net assets.

5.  MEMBERS' EQUITY:

Initial Capitalization

  Each of the three members has executed a non-interest bearing demand note in the principal amount of $1,370 in consideration of their required capital contributions. These notes receivable from members have been offset against members' equity in the accompanying financial statements.

Minimum Net Worth

  Under the terms of the participating lease agreements, PAH RSI Lessee is required to maintain minimum net worth, as defined, equal to 20% of the projected annual lease payments for all resorts or hotels leased. The minimum net worth must be composed of certain components which generally exclude

                                PAH RSI, L.L.C.

                                  (UNAUDITED)
                     (in thousands, except per share data)

intangible assets as defined by generally accepting accounting principles. In addition, PAH RSI Lessee is required to maintain at all times during the participating lease term a debt to members' equity ratio of no more than four to one.

6.  LEASES:

  The El Pedregal Shopping Center leases have remaining terms that range from 1 to 4 years. The leases generally provide for minimum annual rental amounts that may be subject to cost of living increases, and for reimbursement by tenants for common area environmental costs. Minimum future rental income under these noncancelable operating leases for the next four years is as follows:

                          Year                   Rent Amount
                          ----                   -----------
                          1997...............       $1,087
                          1998...............          666
                          1999...............          448
                          2000...............          165
                                                    ------
                                                    $2,366
                                                    ======

                                PAH RSI, L.L.C.

                                  (UNAUDITED)
                     (in thousands, except per share data)

7.  PRO FORMA FINANCIAL INFORMATION:

     The following unaudited pro forma statements of operations are presented as if the leases and the operation of the six hotels leased by PAH RSI Lessee had commenced on January 1, 1996. The unaudited pro forma statements of operations are not necessarily indicative of what the actual results of operations of PAH RSI Lessee would have been assuming such operations had commenced as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Pro forma lessee expenses represent management fees and estimated lessee overhead expenses and exclude pro forma interest income associated with working capital balances.

                                          THREE MONTHS ENDED MARCH 31,
                                          ----------------------------
                                              1997           1996
                                          -------------  -------------
                                                 (IN THOUSANDS)
Revenue:
 Rooms..................................        $13,177        $12,152
 Food and beverage......................          5,891          5,958
 Telephone and other revenue............          3,770          3,067
 Club, club membership and spa revenue..          9,054          8,729
 Shopping center revenue................            474            437
 Royalty revenue........................            458            377
                                                -------        -------
  Total revenue.........................         32,824         30,720
                                                -------        -------
Expenses:
 Departmental costs and expenses........         13,827         12,897
 Participating lease payments...........          9,428          8,863
 General and administrative.............          1,927          1,916
 Repairs and maintenance................          2,247          2,148
 Utilities..............................            949            950
 Marketing..............................          1,405          1,442
 Interest expense.......................            293            293
 Insurance..............................            130            157
                                                -------        -------
  Total expenses........................         30,206         28,666
                                                -------        -------
Income before lessee expenses...........          2,618          2,054
Lessee expenses.........................          1,602          1,450
                                                -------        -------
 Net income.............................        $ 1,016        $   604
                                                =======        =======

8. SUBSEQUENT EVENTS:

     On April 14, 1997. PAH RSI Lessee and the Realty Partnership entered into an operating lease for a hotel acquired by the Realty Partnership. The lease is substantially similar to the other participating lease agreements between PAH RSI Lessee and the Realty Partnership. The base rent for the hotel is anticipated to be approximately $1,864 for the year ended December 31, 1997.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                                INTRODUCTION TO

                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On October 31, 1996, Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Realty Partnership"), California Jockey Club, a Delaware corporation ("Cal Jockey") and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows") entered into an agreement pursuant to which the parties agreed to engage in a business combination. Cal Jockey and Bay Meadows are collectively referred to herein as "CJC/BMOC". On July 1, 1997, pursuant to an Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement") by and among, Patriot, Realty Partnership, Cal Jockey and Bay Meadows, Patriot was merged with the into Cal Jockey (the "Merger") with Cal Jockey as the surviving corporation in the Merger. The Merger and the Merger Agreement were approved by the stockholders of Patriot, Cal Jockey and Bay Meadows at their respective Special Meetings of Stockholders held on July 1, 1997. In connection with the Merger, Cal Jockey's name was changed to "Patriot American Hospitality, Inc." (hereinafter, "New Patriot REIT") and Bay Meadows' name was changed to "Patriot American Hospitality Operating Company" (hereinafter, "New Patriot Operating Company").

  Pursuant to the Merger Agreement, each issued and outstanding share of common stock, no par value, of Patriot (the "Patriot Common Stock"), was converted, at the effective time, into 0.51895 shares of common stock, $.01 par value, of New Patriot REIT (the "New Patriot REIT Common Stock") and 0.51895 shares of common stock, $.01 par value, of New Patriot Operating Company (the "New Patriot Operating Company Common Stock"), which shares are paired and transferable only as a single unit (as so paired, the "Paired Shares"). In lieu of issuing fractional Paired Shares, the Merger Agreement provided that a holder of Patriot Common Stock otherwise entitled to such fractional Paired Shares became entitled to receive an amount in cash (without interest), rounded to the nearest cent. As a result of the exchange, Patriot stockholders received approximately 22,964,173 Paired Shares in connection with the Merger.

  The following unaudited Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the Bay Meadows Racecourse facility and related leasehold improvements owned by CJC/BMOC are adjusted to estimated fair market value. Although CJC/BMOC issued their Paired Shares to Patriot stockholders and are the surviving legal entities following the Merger, CJC/BMOC are considered the acquired companies for accounting purposes as the current Patriot stockholders hold the majority of the combined paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock subsequent to the Merger. The fair market values of the assets and liabilities of CJC/BMOC have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management of Patriot does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of CJC/BMOC will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the date of the Merger. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In the first quarter of 1997, Patriot acquired ownership interests in four hotel properties (the "Recent Acquisitions") which include the Radisson Overland Park Hotel in Overland Park, Kansas, the Radisson Hotel in Northbrook, Illinois, the Luxeford Suites Hotel in Minneapolis, Minnesota and the Holiday Inn Redmont Hotel in Birmingham, Alabama. Additionally, in April 1997, Patriot acquired the Sheraton Park Place Hotel in Minneapolis, Minnesota and in May 1997, Patriot acquired the Myrtle Beach Hilton Oceanfront Golf Resort. The acquisitions were financed primarily with funds drawn on Patriot's Line of Credit.

   In January 1997, Patriot acquired the Carefree Resorts for a total purchase price of approximately $264 million. This acquisition was primarily financed with funds drawn on Patriot's Line of Credit and the issuance of 1,295,077 units of limited partnership interest of the Realty Partnership ("OP Units").

   Patriot leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel (which are separately owned through two special purpose non-controlled entities), to lesses who are responsible for operating the hotels (the "Lessees"). Patriot's investments in these two special purpose entities are accounted for using the equity method of accounting and Patriot's share of their net income is reflected in Equity in Earnings of Unconsolidated Subsidiaries in the accompanying unaudited Pro Forma Financial Statements. The Lessees, in turn, have entered into separate agreements with hotel management entities (the "Operators") to manage the hotels. Following the Merger, New Patriot REIT expects to terminate its leases with PAH RSI, L.L.C., a limited liability company owned by certain executive officers of Patriot ("PAH RSI Lessee") relating to the Carefree Resorts, the Radisson Northbrook Hotel, the Luxeford Suites Hotel, the Sheraton Park Place Hotel and the Myrtle Beach Hilton Oceanfront Golf Resort and re-lease such hotel properties to New Patriot Operating Company. In addition, it is anticipated that New Patriot Operating Company will offer to acquire certain assets of PAH RSI Lessee including inventories, trade names and the right to receive certain royalty fees subsequent to the Merger and the Related Transactions.

  As of March 31, 1997 Patriot owned interests in 54 hotels and resorts and had an approximate 83.1% interest in the Realty Partnership. This ownership interest in the Realty Partnership is also reflected for unaudited Pro Forma Financial Statement presentation purposes.

  Patriot and PaineWebber Incorporated ("PaineWebber") have entered into an agreement pursuant to which following the close of the Merger an affiliate of PaineWebber will purchase substantially all of the land of Cal Jockey excluding the land subject to a certain lease (the "Borders Lease"), for a purchase price of $78.05 million (the "PaineWebber Land Sale"). New Patriot REIT will retain ownership of the improvements located on the land. Simultaneously with the consummation of such purchase, the PaineWebber affiliate and New Patriot REIT have entered into a ground lease covering that portion of the land on which the Bay Meadows Racecourse (sometimes referred to herein as the "Racecourse") is situated. New Patriot REIT has subleased the Racecourse land and related improvements to New Patriot Operating Company.

  In addition, Patriot has agreed in principle to loan an aggregate of $103 million to partnerships affiliated with the members of CHC Lease Partners to enable such partnerships to refinance existing indebtedness relating to four hotels, the Sheraton Grand Hotel in Tampa, the Sheraton Gateway Hotel in Miami (also known as the River House Hotel), the Grand Bay Hotel in Miami, and the Doubletree Hotel in Glenview, Illinois. The loans would mature in two years, bear interest at a rate per annum equal to 30-day LIBOR plus 2.75%, and would be secured by first priority liens on the assets of the respective partnerships, including first mortgages on the hotels.

  The following unaudited Pro Forma Condensed Combined Statements of Operations assume the following transactions have occurred at the beginning of the periods presented: (i) the Merger and the related transactions have been consummated on terms set forth in the Merger Agreement; (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to New Patriot REIT, and New Patriot REIT has subleased this land to New Patriot Operating Company; (iii) New Patriot REIT has leased certain land to Borders, Inc. ("Borders"); (iv) Patriot has acquired the Recent Acquisitions and the Carefree Resorts and (v) the mortgage notes to affiliates of CHC Lease Partners have been funded. In addition, the unaudited Pro Forma Combined Balance Sheet data is presented as if the transactions discussed above had occurred on March 31, 1997.

  The following unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 of New Patriot REIT and New Patriot Operating Company are derived from the individual unaudited Pro Forma Condensed Consolidated Statements of Operations of New Patriot REIT and New Patriot Operating Company included in this report on pages F-88 through F-93. These Pro Forma Condensed Combined Statements of Operations are also derived from the unaudited Pro Forma Condensed Consolidated Statements of Operations of Patriot (Pre-Merger) which have been included in this report on pages F-99 through F-102. Such pro forma information is based in part upon the Separate and Combined Statements of Income of CJC/BMOC filed with CJC/BMOC's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the three months ended March 31, 1997, as amended; the Consolidated Statements of Operations of Patriot filed with Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the three months ended March 31, 1997; the historical financial statements of certain hotels acquired by Patriot filed in Patriot's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended; and the Pro Forma Condensed Combined Statements of Operations of the Lessees which have been included in this report on pages F-95 and F-96. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Condensed Combined Statements of Operations do not include the results of operations of the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of New Patriot REIT and New Patriot Operating Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                       NEW PATRIOT
                           NEW PATRIOT  OPERATING
                              REIT      COMPANY                     PRO FORMA
                            PRO FORMA   PRO FORMA    ELIMINATIONS     TOTAL
                           ----------- -----------   ------------   ----------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease rev-
  enue...................   $130,570    $    --        $(25,967)(A)  $104,603
 Hotel revenue...........        --       58,685(B)         --         58,685
 Club and spa revenue....        --       24,710            --         24,710
 Racecourse facility rev-
  enue...................      6,682      51,946         (6,348)(C)    52,280
 Club membership reve-
  nue....................        --        4,277            --          4,277
 Shopping center reve-
  nue....................        --        1,730            --          1,730
 Interest and other in-
  come...................     10,765      12,274         (1,204)(D)    21,835
                            --------    --------       --------      --------
 Total revenue...........    148,017     153,622        (33,519)      268,120
                            --------    --------       --------      --------
Expenses:
 Departmental costs--ho-
  tel operations.........        --       47,280            --         47,280
 Racing facility opera-
  tions..................        --       47,180         (6,348)(C)    40,832
 Ground lease expense....      5,354         --             --          5,354
 General and administra-
  tive...................      5,992      10,181            (34)(D)    16,139
 Repair and maintenance..        --        8,045            --          8,045
 Utilities...............        --        4,082            --          4,082
 Interest expense........     45,201       1,300         (1,170)(D)    45,331 (E)
 Real estate and personal
  property taxes and ca-
  sualty insurance.......     13,372         398            --         13,770
 Marketing...............        --        7,767            --          7,767
 Management fees.........        --        3,194            --          3,194
 Depreciation and amorti-
  zation.................     38,335       1,072            --         39,407
 Participating lease pay-
  ments..................        --       25,967        (25,967)(A)       --
 General liability insur-
  ance...................        --          656            --            656
                            --------    --------       --------      --------
 Total expenses..........    108,254     157,122        (33,519)      231,857
                            --------    --------       --------      --------
Income (loss) before eq-
 uity in earnings of un-
 consolidated subsidiar-
 ies, income tax provi-
 sion and minority inter-
 ests....................     39,763      (3,500)           --         36,263
 Equity in earnings of
  unconsolidated subsidi-
  aries..................      7,560         --             --          7,560
                            --------    --------       --------      --------
Income (loss) before in-
 come tax provision and
 minority interests......     47,323      (3,500)           --         43,823
 Income tax provision....        --          (62)           --            (62)
                            --------    --------       --------      --------
Income (loss) before mi-
 nority interests........     47,323      (3,562)           --         43,761
 Minority interest in the
  Realty Partnerships....     (6,548)        499            --         (6,049)
 Minority interest in
  other partnerships.....       (553)        --             --           (553)
                            --------    --------       --------      --------
Net income (loss) appli-
 cable to common share-
 holders.................   $ 40,222    $ (3,063)      $    --       $ 37,159 (E)
                            ========    ========       ========      ========
Net income (loss) per
 common paired share(F)..   $   1.40    $  (0.11)                    $   1.29 (E)
                            ========    ========                     ========
Weighted average number
 of common paired shares
 and common paired share
 equivalents
 outstanding.............     28,793      28,793                       28,793 (E)
                            ========    ========                     ========

--------
(A) Represents elimination of participating lease revenue and expense related to the six hotel properties leased by New Patriot REIT to New Patriot Operating Company.
(B) Hotel revenue includes revenue from rooms of $38,940 and food and beverage sales of $19,745.
(C) Represents elimination of rental income and expense related to the Racecourse facility and land leased by New Patriot REIT to New Patriot Operating Company.
(D) Represents the elimination of $1,170 of interest income and expense related to a note receivable issued to Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by New Patriot Operating Company, and the elimination of other intercompany income and expense items.
(E) The pro forma amounts presented assume an average interest rate of 7.2502% per annum (representing LIBOR plus 1.7%) on the outstanding debt obligations with a term of three years. An increase of 0.25% in the interest rate would increase pro forma interest expense to $46,652, decrease net income applicable to common shareholders to $36,244 and decrease net income per common share to $1.26.

    Patriot has entered into a commitment letter with PaineWebber Real Estate and The Chase Manhattan Bank ("Chase") which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000 (the "New Credit Facility"). The additional availability under this New Credit Facility will be primarily used to finance future acquisitions. In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal Credit Facility (of which approximately $10,150 relates to the modification and extension of the Line of Credit and has been reflected in the pro forma financial information).

(F) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 Earnings Per Share ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT and New Patriot Operating Company.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                       NEW PATRIOT
                           NEW PATRIOT OPERATING
                              REIT      COMPANY                    PRO FORMA
                            PRO FORMA   PRO FORMA   ELIMINATIONS     TOTAL
                           ----------- -----------  ------------   ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease rev-
  enue...................    $36,551     $   --       $ (9,428)(A)  $27,123
 Hotel revenue...........        --       19,068(B)        --        19,068
 Club and spa revenue....        --        8,706           --         8,706
 Racecourse facility rev-
  enue...................      1,760      20,269        (1,677)(C)   20,352
 Club membership reve-
  nue....................        --          348           --           348
 Shopping center reve-
  nue....................        --          474           --           474
 Interest and other in-
  come...................      2,669       4,459          (317)(D)    6,811
                             -------     -------      --------      -------
 Total revenue...........     40,980      53,324       (11,422)      82,882
                             -------     -------      --------      -------
Expenses:
 Departmental costs--ho-
  tel operations.........        --       13,828           --        13,828
 Racing facility opera-
  tions..................        --       16,949        (1,677)(C)   15,272
 Ground lease expense....      1,336         --            --         1,336
 General and administra-
  tive...................      3,502       2,591           --         6,093
 Repair and maintenance..        --        2,247           --         2,247
 Utilities...............        --          949           --           949
 Interest expense........     11,709         319          (317)(D)   11,711(E)
 Real estate and personal
  property taxes and ca-
  sualty insurance.......      3,404         129           --         3,533
 Marketing...............        --        1,870           --         1,870
 Management fees.........        --        1,482           --         1,482
 Depreciation and amorti-
  zation.................      9,862         268           --        10,130
 Participating lease pay-
  ments..................        --        9,428        (9,428)(A)      --
 General liability insur-
  ance...................        --          252           --           252
                             -------     -------      --------      -------
 Total expenses..........     29,813      50,312       (11,422)      68,703
                             -------     -------      --------      -------
Income (loss) before eq-
 uity in earnings of un-
 consolidated subsidiar-
 ies, income tax provi-
 sion and minority inter-
 ests....................     11,167       3,012           --        14,179
 Equity in earnings of
  unconsolidated subsidi-
  aries..................      1,021         --            --         1,021
                             -------     -------      --------      -------
Income (loss) before in-
 come tax provision and
 minority interests......     12,188       3,012           --        15,200
 Income tax provision....        --       (1,205)          --        (1,205)
                             -------     -------      --------      -------
Income (loss) before mi-
 nority interests........     12,188       1,807           --        13,995
 Minority interest in the
  Realty Partnerships....     (1,676)       (253)          --        (1,929)
 Minority interest in
  other partnerships.....       (219)        --            --          (219)
                             -------     -------      --------      -------
Net income (loss) appli-
 cable to common share-
 holders.................    $10,293     $ 1,554      $    --       $11,847 (E)
                             =======     =======      ========      =======
Net income (loss) per
 common paired share(F)..    $  0.35     $  0.05                    $  0.40 (E)
                             =======     =======                    =======
Weighted average number
 of common paired shares
 and common paired share
 equivalents
 outstanding.............     29,074      29,074                     29,074 (E)
                             =======     =======                    =======

--------
(A) Represents elimination of participating lease revenue and expense related to the six hotel properties leased by New Patriot REIT to New Patriot Operating Company.
(B) Hotel revenue includes revenue from rooms of $13,177 and food and beverage sales of $5,891.
(C) Represents elimination of rental income and expense related to the Racecourse facility and land leased by New Patriot REIT to New Patriot Operating Company.
(D) Represents the elimination of $293 of interest income and expense related to a note receivable issued to Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by New Patriot Operating Company, and the elimination of other intercompany income and expense items.
(E) The pro forma amounts presented assume an average interest rate of 7.2012% per annum (representing LIBOR plus 1.7%) on the outstanding debt obligations with a term of three years. An increase of 0.25% in the interest rate would increase pro forma interest expense to $12,073 and decrease net income applicable to common shareholders to $11,590. Net income per common share would be unchanged.

    Patriot has entered into a Commitment Letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions. In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with the New Credit Facility (of which approximately $10,150 relates to the modification and extension of the Line of Credit and has been reflected in the pro forma financial information).

(F) In February 1997, the Financial Accounting Standards Board issued Statement No. 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT and New Patriot Operating Company.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Merger and the related transactions, as well as (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber, (ii) the subsequent leaseback of certain land by New Patriot REIT on which the Racecourse is situated, (iii) the sub-lease of the Racecourse land and related improvements from New Patriot REIT to New Patriot Operating Company, and (iv) the lease of certain land of New Patriot REIT to Borders, had occurred as of March 31, 1997. The following unaudited Pro Forma Condensed Combined Balance Sheet is also derived from Patriot's Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 included elsewhere in this Report on Form 8-K which is presented as if the funding of the mortgage notes to affiliates of CHC Lease Partners had occurred as of March 31, 1997. Such pro forma information is based in part upon CJC/BMOC's Combined Balance Sheet as of March 31, 1997 and Patriot's Consolidated Balance Sheet as of March 31, 1997 and should be read in conjunction with the financial statements filed with CJC/BMOC's and Patriot's respective Quarterly Reports on Form 10-Q for the three months ended March 31, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made. The following unaudited Pro Forma Condensed Combined Balance Sheet does not include the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997.

  Although Cal Jockey and Bay Meadows issued their Paired Shares to Patriot stockholders and are the surviving legal entities following the Merger, CJC/BMOC are considered the acquired companies for accounting purposes as the current Patriot stockholders hold the majority of paired shares of the combined companies subsequent to the Merger. Accordingly, the accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of CJC/BMOC at their estimated fair market values and the elimination of CJC/BMOC's historical shareholders' equity. The fair market values of the assets and liabilities of CJC/BMOC have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management of Patriot does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of CJC/BMOC will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the date of the Merger. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1997, nor does it purport to represent the future financial position of New Patriot REIT and New Patriot Operating Company.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                            CJC/
                               PATRIOT      BMOC                    PRO FORMA
                              PRO FORMA   HISTORICAL ADJUSTMENTS      TOTAL
                              ----------  ---------- -----------    ----------
           ASSETS
Net investment in hotel and
 resort properties and land
 held for sale..............  $  947,722   $   --     $    --       $  947,722
Net investment in Racecourse
 facility and related im-
 provements.................         --     18,800       5,465 (A)      24,265
Mortgage notes and other re-
 ceivables from unconsoli-
 dated subsidiaries.........      73,622       --          --           73,622
Notes receivable............     113,189       --       (9,237)(B)     103,952
Investment in unconsolidated
 subsidiaries...............      12,140       --          --           12,140
Cash and equivalents........       6,271     7,708         --           13,979
Restricted cash.............         --        --       78,050 (C)      78,050
Securities available for
 sale.......................         --      5,609         --            5,609
Accounts receivable.........      15,648     1,269         --           16,917
Goodwill....................         --        --       97,216 (D)      97,216
Deferred expenses, net......      14,447       --          --           14,447
Prepaid expenses and other
 assets.....................      12,009       733       6,337 (B)      19,079
Deferred income taxes.......         --        227         --              227
                              ----------   -------    --------      ----------
 Total assets...............  $1,195,048   $34,346    $177,831      $1,407,225
                              ==========   =======    ========      ==========
 LIABILITIES AND SHAREHOLD-
         ERS' EQUITY
Borrowings under a line of
 credit and mortgage notes..  $  579,862   $   --     $    --  (G)  $  579,862
Dividends and distributions
 payable....................      13,938       --          --           13,938
Accounts payable and accrued
 expenses...................      13,498     7,738      14,252 (E)      35,488
Note payable................         --      2,900      (2,900)(B)         --
Due to unconsolidated sub-
 sidiaries..................       6,098       --          --            6,098
Minority interest in the
 Realty Partnership.........     127,262       --          --          127,262
Minority interest in other
 partnerships...............      13,774       --          --           13,774
Shareholders' equity:
 Preferred stock............         --        --          --              --
 Common stock...............         --        116         457 (F)         573
 Paid-in capital............     457,178    18,385     171,229 (G)     646,792
 Unearned stock compensa-
  tion, net.................     (16,261)      --          --          (16,261)
 Unrealized gain on securi-
  ties available for sale...         --      1,323      (1,323)(G)         --
 Retained earnings..........        (301)    3,884      (3,884)(G)        (301)
                              ----------   -------    --------      ----------
 Total shareholders' equi-
  ty........................     440,616    23,708     166,479         630,803
                              ----------   -------    --------      ----------
 Total liabilities and
  shareholders' equity......  $1,195,048   $34,346    $177,831      $1,407,225
                              ==========   =======    ========      ==========

--------
(A) Represents adjustment for the purchase method of accounting whereby the Racecourse facility and related leasehold improvements owned by CJC/BMOC are adjusted to estimated fair market value after the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber for $78,050.
(B) Represents the elimination of $9,237 notes receivable and accrued interest between New Patriot REIT and PAH RSI Lessee which relate to certain assets, trade names and the right to receive certain royalty fees which are to be acquired by New Patriot Operating Company. In addition, the $2,900 note payable between CJC/BMOC and Patriot issued in connection with the Merger has been eliminated.
(C) Represents the cash proceeds from the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber. It is assumed that the sale of the land will be structured as a tax-deferred exchange. In order to qualify as a tax-deferred exchange, suitable properties must be located and exchanged and the exchange must be effectuated within a relatively short time period allowed by applicable IRS regulations. Until such time that suitable properties are located, the proceeds from the sale of land will be maintained in a restricted trust account.
(D) Represents the purchase consideration in excess of the fair market value of the net assets of CJC/BMOC. Patriot primarily attributes this amount to the paired share structure that, subsequent to the Merger, will enable New Patriot REIT and New Patriot Operating Company to be a fully integrated owner and operator of hotels. The paired share tax treatment is no longer available under the Code; however, CJC/BMOC is one of only four publicly-held companies in existence for which this structure has been "grandfathered."
(E) Represents adjustment for accrued Merger costs including, legal and accounting fees, printing and various other professional fees anticipated in connection with the Merger and the related transactions.

(F) Represents the exchange of shares of Patriot Common Stock for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Pursuant to the Merger Agreement, Patriot stockholders received, for each share of Patriot Common Stock held by them at the time the Merger became effective, 0.51895 shares of New Patriot REIT Common Stock and
    0.51895 shares of New Patriot Operating Company Common Stock, which shares are paired and transferable only as a single unit. At March 31, 1997, Patriot had 44,093,496 shares of Patriot Common Stock outstanding which were exchanged for approximately 22,882,320 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, resulting in an increase in common stock of approximately $457, which has been offset by a corresponding adjustment to Paid-in Capital.
(G) Pursuant to the Merger Agreement, Patriot stockholders received 0.51895 shares of New Patriot REIT Common Stock and 0.51895 shares of New Patriot Operating Company Common Stock for each Patriot share. The estimated value of the CJC/BMOC shares, based on the closing price of Patriot shares on October 30, 1996, of $17.125 (adjusted for the 2-for-1 stock split), is $33.00 per paired share. Based on 5,763,257 CJC/BMOC Paired Shares outstanding, the total purchase consideration is approximately $190,187. The adjustments to shareholders' equity eliminate CJC/BMOC historical equity accounts totaling $23,708 and record equity based on the number of Paired Shares held by CJC/BMOC that remain outstanding after the Merger at $33.00 per Paired Share.

                               NEW PATRIOT REIT

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                    PATRIOT   CAL JOCKEY
                                   PRO FORMA   HISTORICAL   MERGER      PRO FORMA
                                      (A)         (B)     ADJUSTMENTS     TOTAL
                                   ---------  ----------- -----------   ---------
                                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease revenue.....  $130,570     $   --      $  --       $130,570
 Rental of Racecourse facility
  and land.......................       --        4,918      1,764 (C)     6,682
 Interest and other income.......    10,271         494        --         10,765
                                   --------     -------     ------      --------
 Total revenue...................   140,841       5,412      1,764       148,017
                                   --------     -------     ------      --------
Expenses:
 Ground lease expense............     1,390         --       3,964 (D)     5,354
 General and administrative......     5,342       5,696     (5,046)(E)     5,992
 Interest expense................    45,201         --         --         45,201
 Real estate and personal prop-
  erty taxes and casualty insur-
  ance...........................    13,372         --         --         13,372
 Depreciation and amortization...    35,123         932      2,280 (F)    38,335
                                   --------     -------     ------      --------
 Total expenses..................   100,428       6,628      1,198       108,254
                                   --------     -------     ------      --------
Income (loss) before equity in
 earnings of unconsolidated sub-
 sidiaries and minority inter-
 ests............................    40,413      (1,216)       566        39,763
 Equity in earnings of unconsoli-
  dated subsidiaries.............     7,560         --         --          7,560
                                   --------     -------     ------      --------
Income (loss) before minority in-
 terests.........................    47,973      (1,216)       566        47,323
 Minority interest in the Patriot
  Partnership....................    (8,014)        --       1,466 (G)    (6,548)
 Minority interest in other part-
  nerships.......................      (553)        --         --           (553)
                                   --------     -------     ------      --------
Net income (loss) applicable to
 common shareholders.............  $ 39,406     $(1,216)    $2,032      $ 40,222
                                   ========     =======     ======      ========
Net income (loss) per common
 share(H)........................  $   0.89     $ (0.21)                $   1.40
                                   ========     =======                 ========
Weighted average number of common
 shares and common share equiva-
 lents outstanding...............    44,378       5,763                   28,793
                                   ========     =======                 ========

--------
(A) Represents Patriot's pro forma results of operations for the year ended December 31, 1996. See page F-99.
(B) Represents the historical results of operations of Cal Jockey for the year ended December 31, 1996.
(C) Represents adjustments to Racecourse facility rental revenue as a result of (i) the lease agreement between New Patriot REIT and New Patriot Operating Company subsequent to the Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(D) Represents ground lease payments to be made with respect to the ground lease with an affiliate of PaineWebber.
(E) Represents adjustment for certain administrative salaries and other expenses not expected to be incurred by New Patriot REIT of $568 and approximately $1,194 of non-recurring legal fees and Merger related costs of $3,284.
(F) Represents adjustment to reduce depreciation related to the Racecourse facility by $93, offset by amortization of goodwill of $2,373 which results from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by CJC/BMOC are adjusted to estimated fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 20 years for the Racecourse facility and 5 to 7 years for F, F &
    E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, Patriot believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(G) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 14.0%.
(H) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT.

                               NEW PATRIOT REIT

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                     PATRIOT  CAL JOCKEY
                                    PRO FORMA  HISTORICAL   MERGER     PRO FORMA
                                       (A)        (B)     ADJUSTMENTS    TOTAL
                                    --------- ----------- -----------  ---------
                                     (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease revenue......   $36,551    $  --        $ --       $36,551
 Rental of Racecourse facility and
  land............................       --      1,660         100 (C)    1,760
 Interest and other income........     2,555       114         --         2,669
                                     -------    ------       -----      -------
 Total revenue....................    39,106     1,774         100       40,980
                                     -------    ------       -----      -------
Expenses:
 Ground lease expense.............       345       --          991 (D)    1,336
 General and administrative.......     3,461       456        (415)(E)    3,502
 Interest expense.................    11,709        36         (36)(F)   11,709
 Real estate and personal property
  taxes and casualty insurance....     3,380        24         --         3,404
 Depreciation and amortization....     9,064       239         559 (G)    9,862
                                     -------    ------       -----      -------
 Total expenses...................    27,959       755       1,099       29,813
                                     -------    ------       -----      -------
Income (loss) before equity in
 earnings of unconsolidated sub-
 sidiaries and minority inter-
 ests.............................    11,147     l,019        (999)      11,167
 Equity in earnings of unconsoli-
  dated subsidiaries..............     1,021       --          --         1,021
                                     -------    ------       -----      -------
Income (loss) before minority in-
 terests..........................    12,168     1,019        (999)      12,188
 Minority interest in the Patriot
  Partnership.....................    (2,019)      --          343 (H)   (1,676)
 Minority interest in other part-
  nerships........................      (219)      --          --          (219)
                                     -------    ------       -----      -------
Net income (loss) applicable to
 common shareholders..............   $ 9,930    $1,019       $(656)     $10,293
                                     =======    ======       =====      =======
Net income (loss) per common
 share(I).........................   $  0.22    $ 0.18                  $  0.35
                                     =======    ======                  =======
Weighted average number of common
 shares and common share equiva-
 lents outstanding................    44,919     5,763                   29,074
                                     =======    ======                  =======

--------
(A) Represents Patriot's pro forma results of operations for the three months ended March 31, 1997. See page F-101.
(B) Represents the historical results of operations of Cal Jockey for the three months ended March 31, 1997.
(C) Represents adjustments to Racecourse facility rental revenue as a result of
    (i) the lease agreement between New Patriot REIT and New Patriot Operating Company subsequent to the Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(D) Represents ground lease payments to be made with respect to the ground lease with an affiliate of PaineWebber.
(E) Represents adjustment for non-recurring legal fees and Merger-related costs not expected to be incurred by New Patriot REIT.
(F) Represents elimination of $36 of interest expense related to the $2,900 note payable between CJC/BMOC and Patriot.
(G) Represents adjustment to reduce depreciation related to the Racecourse facility by $30, offset by amortization of goodwill of $589 which results from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by CJC/BMOC are adjusted to estimated fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 20 years for the Racecourse facility and 5 to 7 years for F, F &
    E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, Patriot believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(H) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 14.0%.
(I) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT.

                         NEW PATRIOT OPERATING COMPANY

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           PRO FORMA ADJUSTMENTS
                                     ---------------------------------------
                             BAY
                           MEADOWS   CAREFREE        RECENT
                          HISTORICAL RESORTS      ACQUISITIONS                 PRO FORMA
                             (A)       (B)            (C)        ADJUSTMENTS     TOTAL
                          ---------- --------     ------------   -----------   ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Room revenue...........   $   --    $29,251        $ 9,689         $ --       $ 38,940
 Food and beverage......       --     17,356          2,389           --         19,745
 Club and spa revenue...       --     24,710            --            --         24,710
 Pari-mutuel revenue....    41,476       --             --            --         41,476
 Other racing income....    10,470       --             --            --         10,470
 Club membership reve-
  nue...................       --      4,277            --            --          4,277
 Shopping center reve-
  nue...................       --      1,730            --            --          1,730
 Telephone and other ho-
  tel revenue...........       --      9,569            769           --         10,338
 Interest and other in-
  come..................     1,526       410            --            --          1,936
                           -------   -------        -------         -----      --------
 Total revenue..........    53,472    87,303         12,847           --        153,622
                           -------   -------        -------         -----      --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............       --     42,175          5,105           --         47,280
 Direct operating costs
  of racing facility....    20,950       --             --            --         20,950
 Purses and incentive
  awards................    17,054       --             --            --         17,054
 Commissions, concession
  costs and Racecourse
  facility rental.......     8,483       --             --            693 (D)     9,176
 General and administra-
  tive..................     3,552     6,229            961          (561)(E)    10,181
 Repair and mainte-
  nance.................       --      7,386            659           --          8,045
 Utilities..............       --      3,480            602           --          4,082
 Marketing..............     1,436     5,589            742           --          7,767
 Management fees........       --      2,971            223           --          3,194
 Depreciation and amor-
  tization..............       754       --             --            318 (F)     1,072
 Participating lease
  payments..............       --     21,464 (G)      4,503 (G)       --         25,967
 Interest expense.......       130     1,170 (H)        --            --          1,300
 Real estate and per-
  sonal property taxes
  and insurance.........       398       --             --            --            398
 General liability
  insurance.............       --        492            164           --            656
                           -------   -------        -------         -----      --------
 Total expenses.........    52,757    90,956         12,959           450       157,122
                           -------   -------        -------         -----      --------
Income (loss) before
 income tax provision
 and minority interest..       715    (3,653)          (112)         (450)       (3,500)
 Income tax (provision)
  benefit...............      (260)      --             --            198 (I)       (62)
                           -------   -------        -------         -----      --------
Income (loss) before
 minority interest......       455    (3,653)          (112)         (252)       (3,562)
 Minority interest in
  the Patriot Operating
  Partnership...........       --        511 (J)         16 (J)       (28) (J)      499
                           -------   -------        -------         -----      --------
Net income (loss)
 applicable to common
 shareholders...........   $   455   $(3,142)       $   (96)        $(280)     $ (3,063)
                           =======   =======        =======         =====      ========
Net income (loss) per
 common share(K)........   $  0.08                                             $  (0.11)
                           =======                                             ========
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............     5,763                                               28,793
                           =======                                             ========

--------
(A) Represents the historical results of operations of Bay Meadows for the year ended December 31, 1996.
(B) Represents adjustments to New Patriot Operating Company's results of operations assuming the Carefree Resort properties had been leased to New Patriot Operating Company at the beginning of the period presented.
(C) Represents adjustments to New Patriot Operating Company's results of operations assuming the Radisson Northbrook Hotel and the Luxeford Suites Hotel had been leased to New Patriot Operating Company at the beginning of the period presented.
(D) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the lease agreement between New Patriot REIT and New Patriot Operating Company subsequent to the Merger and the related transactions and (ii) the PaineWebber Land Sale.

(E) Represents adjustment for estimated incremental general and administrative expenses of approximately $300 and certain expenses not expected to be incurred by New Patriot Operating Company of $861, including approximately $472 of non-recurring legal fees and approximately $389 of Merger-related costs.
(F) Represents an increase in depreciation of furniture and equipment of $245, and amortization of goodwill of $73 which results from the adjustment for purchase method of accounting whereby the furniture and equipment owned by Bay Meadows is adjusted to estimated fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, Patriot believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(G) Represents lease payments from New Patriot Operating Company to New Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(H) Represents interest expense incurred on promissory notes issued to the Realty Partnership by PAH RSI Lessee in connection with the acquisition of certain assets, which assets are assumed to be acquired by New Patriot Operating Company.
(I) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma operating loss of the Carefree Resorts and the pro forma adjustments to Bay Meadows for the year ended December 31, 1996.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 14.0%.
(K) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot Operating Company.

                         NEW PATRIOT OPERATING COMPANY

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                           PRO FORMA ADJUSTMENTS
                                     --------------------------------------
                             BAY
                           MEADOWS   CAREFREE        RECENT
                          HISTORICAL RESORTS      ACQUISITIONS               PRO FORMA
                             (A)       (B)            (C)       ADJUSTMENTS    TOTAL
                          ---------- --------     ------------  -----------  ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Room revenue...........   $   --    $11,059         $2,118        $ --       $13,177
 Food and beverage......       --      5,440            451          --         5,891
 Club and spa revenue...       --      8,706            --           --         8,706
 Pari-mutuel revenue....    17,099       --             --           --        17,099
 Other racing income....     3,170       --             --           --         3,170
 Club membership reve-
  nue...................       --        348            --           --           348
 Shopping center reve-
  nue...................       --        474            --           --           474
 Telephone and other ho-
  tel revenue...........       --      3,588            181          --         3,769
 Interest and other in-
  come..................       232       458            --           --           690
                           -------   -------         ------        -----      -------
 Total revenue..........    20,501    30,073          2,750          --        53,324
                           -------   -------         ------        -----      -------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............       --     12,670          1,158          --        13,828
 Direct operating costs
  of racing facility....     6,608       --             --           --         6,608
 Purses and incentive
  awards................     7,240       --             --           --         7,240
 Commissions, concession
  costs and Racecourse
  facility rental.......     3,084       --             --            17 (D)    3,101
 General and administra-
  tive..................       783     1,809            248         (249)(E)    2,591
 Repair and mainte-
  nance.................       --      2,105            142          --         2,247
 Utilities..............       --        759            190          --           949
 Marketing..............       465     1,185            220          --         1,870
 Management fees........       --      1,425             57          --         1,482
 Depreciation and amor-
  tization..............       181       --             --            87 (F)      268
 Participating lease
  payments..............       --      8,292 (G)      1,136 (G)      --         9,428
 Interest expense.......        26       293 (H)        --           --           319
 Real estate and per-
  sonal property taxes
  and insurance.........       129       --             --           --           129
 General liability
  insurance.............       122       108             22          --           252
                           -------   -------         ------        -----      -------
 Total expenses.........    18,638    28,646          3,173         (145)      50,312
                           -------   -------         ------        -----      -------
Income (loss) before
 income tax provision
 and minority interest..     1,863     1,427           (423)         145        3,012
 Income tax (provision)
  benefit...............      (748)      --             --          (457)(I)   (1,205)
                           -------   -------         ------        -----      -------
Income (loss) before
 minority interest......     1,115     1,427           (423)        (312)       1,807
 Minority interest in
  the Patriot Operating
  Partnership...........       --       (200)(J)         59 (J)     (112)(J)     (253)
                           -------   -------         ------        -----      -------
Net income (loss)
 applicable to common
 shareholders...........   $ 1,115   $ 1,227         $ (364)       $(424)     $ 1,554
                           =======   =======         ======        =====      =======
Net income (loss) per
 common share(K)........   $  0.19                                            $  0.05
                           =======                                            =======
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............     5,763                                             29,074
                           =======                                            =======

--------
(A) Represents the historical results of operations of Bay Meadows for the three months ended March 31, 1997.
(B) Represents adjustments to New Patriot Operating Company's results of operations assuming the Carefree Resort properties had been leased to New Patriot Operating Company at the beginning of the period presented.
(C) Represents adjustments to New Patriot Operating Company's results of operations assuming the Radisson Northbrook Hotel and the Luxeford Suites Hotel had been leased to New Patriot Operating Company at the beginning of the period presented.
(D) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the lease agreement between New Patriot REIT and New Patriot
    Operating Company subsequent to the Merger and the related transactions and (ii) the PaineWebber Land Sale.
(E) Represents adjustment for estimated incremental general and administrative expenses of approximately $75 and certain expenses not expected to be incurred by New Patriot Operating Company of $324, including approximately $257 of non-recurring legal fees and approximately $67 of Merger related costs.

(F) Represents an increase in depreciation of furniture and equipment of $69, and amortization of goodwill of $18 which results from the adjustment for purchase method of accounting whereby the furniture and equipment owned by Bay Meadows is adjusted to estimated fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, Patriot believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(G) Represents lease payments from New Patriot Operating Company to New Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(H) Represents interest expense incurred on promissory notes issued to the Realty Partnership by PAH RSI Lessee in connection with the acquisition of certain assets, which assets are assumed to be acquired by New Patriot Operating Company.
(I) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma operating income of the Carefree Resorts and the pro forma adjustments to Bay Meadows for the three months ended March 31, 1997.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 14.0%.
(K) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot Operating Company.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are separately owned through two special purpose non-controlled entities, to Lessees. The Combined Lessees subsequent to the Merger and the related transactions consist of CHC Lease Partners which leases 25 hotels, NorthCoast Hotel, L.L.C. ("NorthCoast Lessee"), which leases 9 hotels, DTR North Canton, Inc. (the "Doubletree Lessee") which leases 6 hotels, Crow Hotel Lessee, Inc. (the "Wyndham Lessee") which leases 2 hotels, Metro Hotels Leasing Corporation ("Metro Lease Partners") which leases 1 hotel and Grand Heritage Leasing L.L.C. (the "Grand Heritage Lessee") which leases 3 hotels. With respect to the hotels leased to PAH RSI Lessee, New Patriot REIT expects to terminate its leases with PAH RSI Lessee and release such hotels to New Patriot Operating Company. PAH RSI Lessee leased six hotels from Patriot as of March 31, 1997 which have been eliminated in the following unaudited Pro Forma Condensed Combined Statements of Operations. Patriot acquired the Sheraton Park Place Hotel in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort in May 1997 and then leased these hotels to PAH RSI Lessee. The operations of the Sheraton Park Place Hotel and the Myrtle Beach Hilton Oceanfront Golf Resort have not been included in the following pro forma financial data. The Participating Leases provide for staggered terms of ten to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 are presented as if 46 of the hotels that Patriot currently leases to the Combined Lessees pursuant to Participating Leases had been leased as of January 1, 1996. Six of the hotels leased to PAH RSI Lessee (excluding the Sheraton Park Place Hotel, which was acquired by Patriot in April 1997, and the Myrtle Beach Hilton Oceanfront Golf Resort, which was acquired by Patriot in May 1997) are assumed to have been leased to New Patriot Operating Company and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of CHC Lease Partners, and the Statement of Operations of NorthCoast Lessee filed with Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of CHC Lease Partners, the Statement of Operations of NorthCoast Lessee and the Statement of Operations of PAH RSI Lessee filed with Patriot's Quarterly Report on Form 10-Q for the three months ended March 31, 1997. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           LESSEES                   COMBINED
                                         PRE-MERGER        MERGER     LESSEES
                                          PRO FORMA     ADJUSTMENTS  PRO FORMA
                                             (A)            (G)        TOTAL
                                         -----------    ------------ ---------
                                                   (IN THOUSANDS)
Revenue:
 Room...................................   $260,991       $(38,940)  $222,051
 Food and beverage......................    105,234        (19,745)    85,489
 Conference center......................      2,354            --       2,354
 Club and spa revenue...................     24,710        (24,710)       --
 Club membership revenue................      4,277         (4,277)       --
 Shopping center revenue................      1,730         (1,730)       --
 Telephone and other....................     32,667        (10,748)    21,919
                                          ---------       --------   --------
    Total revenue.......................    431,963       (100,150)   331,813
                                          ---------       --------   --------
Expenses:
 Departmental costs and expenses........    177,861        (47,280)   130,581
 General and administrative.............     38,371         (6,822)    31,549
 Ground lease expense...................      2,064            --       2,064
 Repair and maintenance.................     24,460         (8,045)    16,415
 Utilities..............................     19,793         (4,082)    15,711
 Marketing..............................     35,646         (6,331)    29,315
 Interest expense.......................      1,173 (B)     (1,170)         3
 Insurance..............................      2,881           (656)     2,225
 Participating lease payments...........    130,570 (C)    (25,967)   104,603
                                          ---------       --------   --------
    Total expenses......................    432,819       (100,353)   332,466
                                          ---------       --------   --------
Income (loss) before lessee income (ex-
 pense).................................       (856)           203       (653)
                                          ---------       --------   --------
Dividend and interest income............      1,543 (D)        --       1,543
Management fees.........................    (10,265)(E)      3,195     (7,070)
Lessee general and administrative.......     (2,043)(F)        367     (1,676)
                                          ---------       --------   --------
                                            (10,765)         3,562     (7,203)
                                          ---------       --------   --------
Net loss................................  $ (11,621)      $  3,765   $ (7,856)
                                          =========       ========   ========

--------
(A) The Lessees pre-Merger pro forma results of operations represent the combined pro forma operating results of the Lessees. These Lessees' pro forma results of operations include (i) the combined historical results of operations of CHC Lease Partners and Metro Lease Partners for the year ended December 31, 1996 and NorthCoast Lessee, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the period from their respective inception of operations through December 31, 1996 and (ii) adjustments to the Lessees' combined results of operations assuming the 52 hotels currently leased by Patriot to the Lessees (including six of the hotel properties leased to PAH RSI Lessee as of March 31, 1997 and excluding the Sheraton Park Place Hotel acquired in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired in May 1997) had been leased at the beginning of the period presented.
(B) Represents pro forma interest expense on promissory notes issued in connection with the acquisition of certain assets by PAH RSI Lessee, assuming the notes were outstanding at the beginning of the period presented.
(C) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(D) Includes dividend income on OP Units in the Realty Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast Lessee, respectively. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(E) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(F) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.
(G) Represents the elimination of the pro forma results of operations for the four Carefree Resorts, the Radisson Northbrook Hotel and the Luxeford Suites Hotel which are expected to be leased to New Patriot Operating Company following the Merger.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                           LESSEES                   COMBINED
                                         PRE-MERGER        MERGER     LESSEES
                                          PRO FORMA     ADJUSTMENTS  PRO FORMA
                                             (A)            (G)        TOTAL
                                         -----------    ------------ ---------
                                                   (IN THOUSANDS)
Revenue:
 Room...................................  $ 69,862        $(13,177)   $56,685
 Food and beverage......................    27,891          (5,891)    22,000
 Conference center......................       748             --         748
 Club and spa revenue...................     8,706          (8,706)       --
 Club membership revenue................       348            (348)       --
 Shopping center........................       474            (474)       --
 Telephone and other....................     9,658          (4,227)     5,431
                                          --------        --------    -------
    Total revenue.......................   117,687         (32,823)    84,864
                                          --------        --------    -------
Expenses:
 Departmental costs.....................    46,332         (13,828)    32,504
 General and administrative.............     9,610          (1,927)     7,683
 Ground lease...........................       320             --         320
 Repairs and maintenance................     6,322          (2,247)     4,075
 Utilities..............................     4,622            (949)     3,673
 Marketing..............................     9,081          (1,405)     7,676
 Interest...............................       293 (B)        (293)       --
 Insurance..............................       631            (130)       501
 Participating lease payments...........    36,551 (C)      (9,428)    27,123
                                          --------        --------    -------
                                           113,762         (30,207)    83,555
                                          --------        --------    -------
Income (loss) before lessee income
 (expense)..............................     3,925          (2,616)     1,309
                                          --------        --------    -------
Dividend and interest income............       945 (D)         --         945
Management fees.........................    (3,117)(E)       1,482     (1,635)
Lessee general and administrative.......      (575)(F)         120       (455)
                                          --------        --------    -------
                                            (2,747)          1,602     (1,145)
                                          --------        --------    -------
Net income (loss).......................  $  1,178        $ (1,014)   $   164
                                          ========        ========    =======

--------
(A) The Lessees pre-Merger pro forma results of operations represent the combined pro forma operating results of the Lessees. These Lessees' pro forma results of operations include (i) the combined historical results of operations of CHC Lease Partners, Metro Lease Partners, NorthCoast Lessee, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the three months ended March 31, 1997 and, for PAH RSI Lessee, for the period from inception of operations through March 31, 1997 and (ii) adjustments to the Lessees' combined results of operations assuming the 52 hotels currently leased by Patriot to the Lessees (including six of the hotel properties currently leased to PAH RSI Lessee as of March 31, 1997 and excluding the Sheraton Park Place Hotel acquired in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired in May 1997) had been leased at the beginning of the period presented.
(B) Represents pro forma interest expense on promissory notes issued in connection with the acquisition of certain assets by PAH RSI Lessee, assuming the notes were outstanding at the beginning of the period presented.
(C) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(D) Includes dividend income on OP Units in the Realty Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast Lessee, respectively. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(E) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(F) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.
(G) Represents the elimination of the pro forma results of operations for the four Carefree Resorts, the Radisson Northbrook Hotel and the Luxeford Suites Hotel which are expected to be leased to New Patriot Operating Company following the Merger.

                             PATRIOT (PRE MERGER)

                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  Patriot completed the Initial Offering on October 2, 1995 and commenced operations. Upon completion of the Initial Offering, Patriot, through its wholly-owned subsidiary, PAH LP, contributed substantially all of the net proceeds of the Initial Offering to the Realty Partnership in exchange for an approximate 85.3% limited partnership interest in the Realty Partnership. Patriot, through its wholly-owned subsidiary, PAH GP, is the sole general partner and the holder of a 1.0% general partnership interest in the Realty Partnership.

  The Realty Partnership used approximately $263,600 of the net proceeds of the Initial Offering to acquire ownership interests in 20 hotels (the "Initial Hotels") from various entities (the "Selling Entities") and to repay existing mortgage and other indebtness of the Initial Hotels. In consideration for the sale of the Initial Hotels, certain owners in the Selling Entities, including affiliates of Patriot, elected to receive OP Units in the Realty Partnership. The 2,324,312 OP Units received by such owners represented an approximate 13.7% equity interest in the Realty Partnership as Patriot commenced operations. The balance of the proceeds from the Initial Offering, together with proceeds from the Line of Credit, were used to finance acquisitions of two additional hotel investments, to provide for renovations to existing hotels and for general working capital during 1995.

  During 1996, Patriot acquired 24 additional hotel properties, utilizing cash drawn on its Line of Credit and issuing 600,703 OP Units of the Realty Partnership in connection with the purchases. In May 1996, Patriot sold an aggregate of approximately $40,000 of equity securities in the Private Placement. The proceeds of the Private Placement were used primarily to reduce amounts outstanding under the Line of Credit.

  During the third quarter of 1996, Patriot completed the Follow-On Offering. The offering price of all shares sold in the Follow-On Offering was $14.125 per share, resulting in net proceeds (less the underwriters' discount and offering expenses) of approximately $160,222, of which approximately $151,963 was used to reduce amounts outstanding under the Line of Credit. As a result, at December 31, 1996, the Realty Partnership owned interests in 46 hotels in 18 states with an aggregate 11,340 guest rooms and Patriot owned an approximate 87.3% interest in the Realty Partnership.

  In the first quarter of 1997, Patriot acquired ownership interests in the Recent Acquisitions. Subsequent to March 31, 1997, Patriot acquired the Sheraton Park Place Hotel in Minneapolis, Minnesota and the Myrtle Beach Hilton Oceanfront Golf Resort. These acquisitions were financed primarily with funds drawn on the Line of Credit.

  In addition, in January 1997, Patriot acquired the Carefree Resorts for a total purchase price of approximately $264 million. The acquisition of the Carefree Resorts was primarily financed with funds drawn on the Line of Credit and the issuance of 1,295,077 OP Units of the Realty Partnership.

  As of March 31, 1997, Patriot owned interests in 54 hotels and resorts in 21 states with an aggregate of 12,671 guest rooms and had an approximate 83.1% interest in the Realty Partnership.

  The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 of Patriot are presented as if (i) the Private Placement and the Follow-On Offering, (ii) the acquisition of 24 additional hotel properties in 1996 including a hotel owned through a special-purpose, non-controlled subsidiary, (iii) the acquisition of the Carefree Resorts and the Recent Acquisitions (excluding the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997 and leased to PAH RSI Lessee) and (iv) the funding of the mortgage notes to affiliates of CHC Lease Partners had occurred on January 1, 1996. Such pro forma information is based in part upon the Consolidated Statements of Operations of Patriot filed with Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the three months ended March 31, 1997; the historical financial statements of certain hotels acquired by Patriot filed in Patriot's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended; and the Pro Forma Condensed Combined Statements of Operations of the Lessees. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Financial Statements do not reflect the Merger and the related transactions.

  The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what actual results of operations of Patriot would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Consolidated Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

                             PATRIOT (PRE MERGER)

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           PRO FORMA ADJUSTMENTS
                                     ------------------------------------
                           PATRIOT                    RECENT     CAREFREE
                          HISTORICAL ADJUSTMENTS   ACQUISITIONS  RESORTS      PRO FORMA
                             (A)         (B)           (C)         (D)          TOTAL
                          ---------- -----------   ------------  --------     ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............   $75,893     $27,111 (E)    $6,102 (E) $21,464 (E)  $130,570
 Interest and other in-
  come..................       600       8,501 (F)       --        1,170 (F)    10,271
                           -------     -------        ------     -------      --------
 Total revenue..........    76,493      35,612         6,102      22,634       140,841
                           -------     -------        ------     -------      --------
Expenses:
 Ground lease expense...     1,075         315 (G)       --          --          1,390
 General and administra-
  tive..................     4,500         742 (H)       --          100 (H)     5,342
 Interest expense.......     7,380      20,502 (I)     3,240 (I)  14,079 (I)    45,201
 Real estate and per-
  sonal property taxes
  and casualty
  insurance.............     7,150       3,703 (J)     1,076 (J)   1,443 (J)    13,372
 Depreciation and amor-
  tization..............    17,420       8,451 (K)     1,843 (K)   7,409 (K)    35,123
                           -------     -------        ------     -------      --------
 Total expenses.........    37,525      33,713         6,159      23,031       100,428
                           -------     -------        ------     -------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries and
 minority interests.....    38,968       1,899           (57)       (397)       40,413
 Equity in earnings of
  unconsolidated
  subsidiaries..........     5,845       1,372 (L)       --          343 (M)     7,560
                           -------     -------        ------     -------      --------
Income (loss) before
 minority interests.....    44,813       3,271           (57)        (54)       47,973
 Minority interest in
  the Patriot
  Partnership...........    (6,767)     (1,247)          --          --         (8,014)(N)
 Minority interest in
  other partnerships....       (55)       (650)(O)       152 (O)     --           (553)
                           -------     -------        ------     -------      --------
Net income (loss)
 applicable to common
 shareholders...........   $37,991     $ 1,374        $   95       $ (54)     $ 39,406
                           =======     =======        ======     =======      ========
Net income per common
 share (P)(Q)...........   $  1.06                                            $   0.89
                           =======                                            ========
Weighted average number
 of common shares and
 common share
 equivalents outstanding
 (P) ...................    35,938                                              44,378
                           =======                                            ========

--------
(A) Represents Patriot's historical results of operations for the year ended December 31, 1996.
(B) Represents adjustments to Patriot's results of operations assuming the Private Placement, the Follow-On Offering and the acquisition of the 24 hotels in 1996 had occurred as of the beginning of the period presented.
(C) Represents adjustments to Patriot's results of operations assuming the acquisition of the four Recent Acquisitions: the Luxeford Suites Hotel, the Holiday Inn Redmont Hotel, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel, had occurred at the beginning of the period presented.
(D) Represents adjustments to Patriot's results of operations assuming the acquisition of the Carefree Resort properties had occurred at the beginning of the period presented. Sales and cost of sales related to the residential real estate which was owned, developed and sold by the Carefree Resorts are excluded because Patriot anticipates selling the residential real estate to an affiliate at fair market value. Therefore, no gain or loss on the sale of the residential real estate is expected.
(E) Represents lease payments from the Lessees to the Realty Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(F) Pro forma interest and other income consists of historical interest and other income of approximately $600 related to the 46 hotels owned as of December 31, 1996, an adjustment for pro forma interest income of $21 earned on notes receivable issued to the Realty Partnership by certain special-purpose, non-controlled subsidiaries, and pro forma interest income of $1,170 earned on notes receivable issued to the Realty Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain royalty fees (assuming such notes were outstanding at the beginning of the period presented), resulting in pro forma interest and other income of $1,791. In addition, pro forma interest and other income has been adjusted to include $8,480 of interest income earned on $103,000 of mortgage notes receivable from certain affiliates of CHC Lease Partners which bear interest at an annual rate equal to LIBOR plus 2.75%.
(G) Represents ground lease payments to be made with respect to certain of the hotels.
(H) Represents increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public company and the continued growth of Patriot. Also includes annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.

(I) Pro forma interest expense consists of historical interest expense and amortization of deferred loan costs of $7,380, pro forma interest expense of approximately $8,966 related to the 46 hotels owned as of December 31, 1996, pro forma interest expense of approximately $3,240 related to the Recent Acquisitions, and pro forma interest expense of approximately
    $14,079 related to the acquisition of Carefree Resorts. Pro forma interest expense also includes an adjustment to reflect interest expense of approximately $7,391 incurred on net borrowings under the Line of Credit which will be used to fund $103,000 in mortgage notes receivable from certain affiliates of CHC Lease Partners. In addition, pro forma interest expense includes adjustments to reflect additional interest expense of approximately $762 related to borrowings under the Line of Credit used to fund deferred loan costs of approximately $10,150 associated with the modification and extension of the Line of Credit and amortization of such deferred loan costs of approximately $3,383. Deferred loan costs are amortized over the term of the related loan.
    Additionally, a 0.25% increase in the interest rate on the Line of Credit would increase interest expense to $46,522, decrease net income to $38,308 and decrease net income per common share to $0.86 per share. Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions.
    In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with New Credit Facility (of which approximately $10,150 relate to the modification and extension of the Line of Credit and have been reflected in the pro forma financial information).
(J) Represents real estate and personal property taxes, and casualty insurance to be paid by the Realty Partnership.
(K) Represents adjustments to depreciation on the Patriot hotels owned as of December 31, 1996 of $8,441 and amortization of $10. The adjustments related to the Recent Acquisitions and the Carefree Resorts acquisition represent depreciation. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Amortization of franchise fees is computed using the straight-line method over the terms of the related franchise agreement.
(L) Represents equity in income of the unconsolidated subsidiaries which own the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel.
(M) Represents equity in income of PAH Boulders, Inc.
(N) Represents the adjustments to minority interest assuming the acquisition of the 24 hotels by Patriot in 1996, including the hotels owned through the special-purpose non-controlled subsidiaries, the Private Placement and the Follow-On Offering of Patriot's common stock, the acquisition of the Recent Acquisitions, and the acquisition of the Carefree Resorts had occurred at the beginning of the period presented. Prior to the acquisition of the Recent Acquisitions and the Carefree Resorts, the minority interest percentage was approximately 12.7%. Subsequent to the acquisition of the Carefree Resorts, the minority interest percentage was approximately 16.9%.
(O) Represents the minority interest related to the partnerships with DTR PAH Holding, Inc., assuming such entities had been formed and the six hotels owned by such partnerships had been acquired at the beginning of the period presented.
(P) The net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the 2-for-1 stock split effected in the form of a stock dividend.
(Q) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Patriot.

                             PATRIOT (PRE MERGER)

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                           PRO FORMA ADJUSTMENTS
                                     -------------------------------------
                           PATRIOT                    RECENT      CAREFREE
                          HISTORICAL               ACQUISITIONS   RESORTS     PRO FORMA
                             (A)     ADJUSTMENTS       (B)          (C)         TOTAL
                          ---------- -----------   ------------   --------    ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............   $35,013     $   --         $ 618 (D)    $ 920 (D)   $36,551
 Interest and other
  income................       375       2,125 (E)      --            55 (E)     2,555
                           -------     -------        -----        -----       -------
 Total revenue..........    35,388       2,125          618          975        39,106
                           -------     -------        -----        -----       -------
Expenses:
 Ground lease expense...       345         --           --           --            345
 General and
  administrative........     2,782         679 (F)      --           --          3,461
 Interest expense.......     7,805       2,870 (G)      365 (G)      669 (G)    11,709
 Real estate and per-
  sonal property taxes
  and casualty
  insurance.............     3,201         --           120 (H)       59 (H)     3,380
 Depreciation and
  amortization..........     8,496         --           229 (I)      339 (I)     9,064
                           -------     -------        -----        -----       -------
 Total expenses.........    22,629       3,549          714        1,067        27,959
                           -------     -------        -----        -----       -------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries and
 minority interests.....    12,759      (1,424)         (96)         (92)       11,147
 Equity in earnings of
  unconsolidated
  subsidiaries..........     1,021         --           --           --          1,021
                           -------     -------        -----        -----       -------
Income (loss) before
 minority interests.....    13,780      (1,424)         (96)         (92)       12,168
 Minority interest in
  the Realty
  Partnership...........    (2,232)        213 (J)      --           --         (2,019)(J)
 Minority interest in
  other partnerships....      (200)        --           (19) (K)     --           (219)
                           -------     -------        -----        -----       -------
Net income (loss)
 applicable to common
 shareholders...........   $11,348     $(1,211)       $(115)       $ (92)      $ 9,930
                           =======     =======        =====        =====       =======
Net income per common
 share (L)(M)...........   $  0.25                                             $  0.22
                           =======                                             =======
Weighted average number
 of common shares and
 common share
 equivalents outstanding
 (L) ...................    44,552                                              44,919
                           =======                                             =======

--------
(A) Represents Patriot's historical results of operations for the three months ended March 31, 1997.
(B) Represents adjustments to Patriot's results of operations assuming the acquisition of the four Recent Acquisitions: the Luxeford Suites Hotel, the Holiday Inn Redmont Hotel, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel, had occurred at the beginning of the period presented.
(C) Represents adjustments to Patriot's results of operations assuming the acquisition of the Carefree Resort properties had occurred at the beginning of the period presented. Sales and cost of sales related to the residential real estate which was owned, developed and sold by the Carefree Resorts are excluded because Patriot anticipates selling the residential real estate to an affiliate at fair market value. Therefore, no gain or loss on the sale of the residential real estate is expected.
(D) Represents lease payments from the Lessees to the Realty Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(E) Pro forma interest and other income consists of historical interest and other income of $375 related to the 54 hotels owned as of March 31, 1997 and pro forma interest income of $55 earned on notes receivable issued to the Realty Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain royalty fees (assuming such notes were outstanding at the beginning of the period presented), resulting in pro forma interest and other income of $430. In addition, pro forma interest and other income has been adjusted to include $2,125 of interest income earned on $103,000 of mortgage notes receivable from certain affiliates of CHC Lease Partners which bear interest at an annual rate equal to LIBOR plus 2.75%, assuming such notes were outstanding at the beginning of the period presented.
(F) Represents amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.
(G) Pro forma interest expense consists of historical interest expense and amortization of deferred loan costs of $7,805, pro forma interest expense of approximately $365 incurred on the net borrowings under the Line of Credit related to the Recent Acquisitions and pro forma interest expense of approximately $669 incurred on the Carefree Resorts, resulting in pro forma interest expense of $8,839. Pro forma interest expense also includes an adjustment to reflect interest expense of approximately $1,835 incurred on net borrowings under the Line of Credit which will be used to fund $103,000 in mortgage notes receivable from certain affiliates of CHC Lease Partners. In addition, pro forma interest expense includes adjustments to reflect additional interest expense of approximately $189 related to borrowings under the Line of Credit used to fund deferred loan costs of approximately $10,150 associated with the expansion and modification of the Line of Credit and the amortization of such deferred loan costs of approximately $846. Deferred loan costs are amortized over the term of the related loan. Additionally, a 0.25% increase in the interest rate on the Line of Credit would increase interest expense to $12,071, decrease net income to $9,628 and decrease net income per common share to $0.21 per share. Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions.
    In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with the New Credit Facility (of which approximately $10,150 relate to the modification and extension of the Line of Credit and have been reflected in the pro forma financial information).
(H) Represents real estate and personal property taxes, and casualty insurance to be paid by the Realty Partnership.
(I) Represents adjustments to depreciation on the Recent Acquisitions and the Carefree Resorts. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(J) Represents the adjustments to minority interest assuming the acquisition of the Recent Acquisitions and the acquisition of the Carefree Resorts had occurred at the beginning of the period presented. Prior to the acquisition of the Recent Acquisitions and the Carefree Resorts, the minority interest percentage was approximately 12.7%. Subsequent to the acquisition of the Carefree Resorts, the minority interest percentage was approximately 16.9%.
(K) Represents the minority interest related to the partnerships with DTR PAH Holding, Inc., assuming such entities had been formed and the six hotels owned by such partnerships had been acquired at the beginning of the period presented.
(L) The net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the 2-for-1 stock split effected in the form of a stock dividend.
(M) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Patriot.

                             PATRIOT (PRE MERGER)

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1997
                                  (UNAUDITED)

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the funding of the mortgage notes to certain affiliates of CHC Lease Partners had occurred on March 31, 1997. Such pro forma information is based in part upon Patriot's Consolidated Balance Sheet as of March 31, 1997 and should be read in conjunction with the financial statements filed with Patriot's Quarterly Report on Form 10-Q for the period ended March 31, 1997. In management's opinion, all adjustments necessary to reflect the effect of this transaction have been made.

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above described transaction had been completed as of March 31, 1997, nor does it purport to represent the future financial position of Patriot.

                                           PATRIOT     PRO FORMA    PRO FORMA
                                          HISTORICAL  ADJUSTMENTS     TOTAL
                                          ----------  -----------   ----------
                                            (IN THOUSANDS, EXCEPT SHARE DATA)
                 ASSETS
Net investment in hotel and resort prop-
 erties and land held for sale..........    $947,722   $    --      $  947,722
Mortgage notes and other receivables
 from unconsolidated subsidiaries.......      73,622        --          73,622
Notes receivable........................      10,189    103,000(A)     113,189
Investment in unconsolidated subsidiar-
 ies....................................      12,140        --          12,140
Cash and cash equivalents...............       6,271        --           6,271
Accounts receivable.....................      15,648        --          15,648
Deferred expenses, net..................       4,297     10,150(B)      14,447
Prepaid expenses and other assets.......      12,009        --          12,009
                                          ----------   --------     ----------
 Total assets...........................  $1,081,898   $113,150     $1,195,048
                                          ==========   ========     ==========
  LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings under line of credit and
 mortgage notes.........................    $466,712   $113,150(C)  $  579,862
Dividends and distributions payable.....      13,938        --          13,938
Accounts payable and accrued expenses...      13,498        --          13,498
Due to unconsolidated subsidiaries......       6,098        --           6,098
Minority interest in the Realty Part-
 nership................................     127,262        --         127,262
Minority interest in other partner-
 ships..................................      13,774        --          13,774
Shareholders' equity:
 Preferred stock........................         --         --             --
 Common stock...........................         --         --             --
 Paid-in capital........................     457,178        --         457,178
 Unearned stock compensation, net.......     (16,261)       --         (16,261)
 Retained earnings......................        (301)       --            (301)
                                          ----------   --------     ----------
 Total shareholders' equity.............     440,616        --         440,616
                                          ----------   --------     ----------
 Total liabilities and shareholders' eq-
  uity..................................  $1,081,898   $113,150     $1,195,048
                                          ==========   ========     ==========

--------
(A) Represents mortgage notes issued to the Realty Partnership by certain affiliates of CHC Lease Partners.
(B) Represents deferred loan costs to be incurred in connection with modification and extension of the Line of Credit.

(C) Represents draws on the Line of Credit related to the funding of mortgage notes receivable from certain affiliates of CHC Lease Partners. Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions. In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with the New Credit Facility (of which approximately $10,150 relate to the modification and extension of the Line of Credit and have been reflected in the pro forma financial information).